Exhibit 1.1

Execution Version

First AMENDMENT TO
AGREEMENT AND PLAN OF MERGER

This First Amendment (this “Amendment”) to that certain Agreement and Plan of Merger, dated as of September 8, 2021, by and among Highland Transcend Partners I Corp., a Cayman Islands exempted Company (NYSE: HTPA.U) (“HTP”), Picasso Merger Sub I, Inc., a Delaware corporation and wholly owned direct subsidiary of HTP (“Blocker Merger Sub I”), Picasso Merger Sub II, Inc., a Delaware limited liability company and wholly owned direct subsidiary of HTP (“Blocker Merger Sub II” and together with Blocker Merger Sub I, the “Blocker Merger Subs”), Picasso Merger Sub III, LLC, a Delaware limited liability company and a wholly owned direct subsidiary of HTP (“Company Merger Sub”), Carlyle Partners VII Pacer Holdings, L.P., a Delaware limited partnership (“Pacer Holdings”), CP VII Pacer Corp., a Delaware corporation (“Pacer Corp. Blocker”), CP VII Pacer EU L.P., a Delaware limited partnership (“Pacer L.P. Blocker”, and together with Pacer Holdings and Pacer Corp. Blocker, the “Blocker Parties”), Packable Holdings, LLC, a Delaware limited liability company (formerly known as Entourage Commerce, LLC, the “Company”) and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative, agent and attorney-in-fact of the Holders (the “Holder Representative”) (such agreement, the “Merger Agreement”), is made and entered into as of October 21, 2021 by and among HTP, the Blocker Merger Subs, Company Merger Sub, the Blocker Parties, the Company and the Holder Representative (collectively referred to herein as the “Parties”). Capitalized terms in this Amendment that are used but not otherwise defined herein shall have the respective meanings given to them in the Merger Agreement.

RECITALS

WHEREAS, the Parties desire to amend the Merger Agreement; and

WHEREAS, Section 14.10 of the Merger Agreement provides that the Merger Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by each of the Parties.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained in this Amendment and the Merger Agreement, for other good and valuable consideration, the value, receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

AMENDMENTS

1.            Exhibit I to the Merger Agreement is hereby deleted and replaced in its entirety with the Exhibit A attached hereto.

2.            Exhibit J to the Merger Agreement is hereby deleted and replaced in its entirety with the Exhibit B attached hereto.

3.            Exhibit K to the Merger Agreement is hereby deleted and replaced in its entirety with the Exhibit C attached hereto.

4.            Schedule A to the Merger Agreement is hereby deleted and replaced in its entirety with the Exhibit D attached hereto.

5.            Except as expressly amended, modified and/or supplemented by this Amendment, all terms, conditions and provisions of the Merger Agreement are and will remain in full force and effect and, as hereby amended, are hereby ratified and confirmed by the parties to the Merger Agreement and this Amendment in all respects. Without limiting the generality of the foregoing, the amendments, modifications and/or supplements contained herein will not be construed as an amendment to or waiver of any other provision of the Merger Agreement or as a waiver of or consent to any further or future action on the part of any party to the Merger Agreement that would require the waiver or consent of any other party to the Merger Agreement. On and after the date hereof, each reference in the Merger Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference the Merger Agreement in any other agreements, documents or instruments executed and delivered pursuant to, or in connection with, the Merger Agreement and the other Ancillary Agreements will mean and be a reference to the Merger Agreement, as amended, modified and/or supplemented by this Amendment.

6.            In the event of any inconsistency or conflict between the terms and provisions of the Merger Agreement, on the one hand, and this Amendment, on the other hand, the terms and provisions of this Amendment shall govern and control.

7.            The provisions contained in Sections 12.01 (Termination), 12.02 (Effect of Termination), 14.02 (Waiver), 14.03 (Notices), 14.04 (Assignment), 14.05 (Rights of Third Parties), 14.06 (Expenses), 14.07 (Governing Law), 14.08 (Captions; Counterparts), 14.10 (Amendments), 14.12 (Severability), 14.13 (Jurisdiction; WAIVER OF TRIAL BY JURY), 14.14 (Enforcement), 14.15 (Non-Recourse) and 14.16 (Legal Representation) of the Merger Agreement are hereby incorporated by reference into this Amendment, mutatis mutandis, and made a part of this Amendment as if set forth fully herein.

8.            A signed copy of this Amendment delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Amendment to be duly executed as of the date hereof.

HIGHLAND TRANSCEND PARTNERS I CORP.

By:
Name:
Title:

PICASSO MERGER SUB I, INC.

By:
Name:
Title:

PICASSO MERGER SUB II, LLC

By:
Name:
Title:

PICASSO MERGER SUB III, LLC

By:
Name:
Title:

[Signature Page to Amendment to the Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Amendment to be duly executed as of the date hereof.

CARLYLE PARTNERS VII PACER HOLDINGS, L.P.

By:
Name:
Title:

CP VII PACER CORP.

By:
Name:
Title:

CP VII PACER EU L.P.

By:
Name:
Title:

[Signature Page to Amendment to the Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Amendment to be duly executed as of the date hereof.

PACKABLE HOLDINGS, LLC

By:
Name:
Title:

[Signature Page to Amendment to the Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Amendment to be duly executed as of the date hereof.

SHAREHOLDER REPRESENTATIVE SERVICES LLC

By:
Name:
Title:

[Signature Page to Amendment to the Agreement and Plan of Merger]

Exhibit A

Form of Surviving Company A&R LLCA

FINAL FORM

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
PACKABLE HOLDINGS, LLC

a Delaware limited liability company

Dated as of [•], 2021

THE LIMITED LIABILITY COMPANY UNITS OF PACKABLE HOLDINGS, LLC HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OR ANY OTHER APPLICABLE SECURITIES LAWS AND ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH UNITS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND ANY OTHER APPLICABLE SECURITIES LAWS; (II) THE TERMS AND CONDITIONS OF THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT; AND (III) ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BETWEEN THE Company AND THE APPLICABLE MEMBER. THE UNITS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS, THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, AND ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BY THE Company AND THE APPLICABLE MEMBER. THEREFORE, MEMBERS AND OTHER TRANSFEREES OF SUCH UNITS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT OR ACQUISITION FOR AN INDEFINITE PERIOD OF TIME.

Page

Article I DEFINITIONS	2

1.01	Definitions	2

Article II FORMATION, TERM, PURPOSE AND POWERS	12

2.01	Formation	12

2.02	Name	12

2.03	Term	13

2.04	Offices	13

2.05	Agent for Service of Process; Existence and Good Standing; Foreign Qualification	13

2.06	Business Purpose	13

2.07	Powers of the Company	13

2.08	Members; Reclassification; Admission of New Members	13

2.09	Resignation	14

2.10	Representations of Members	14

2.11	Amendment and Restatement of Existing LLC Agreement	15

Article III MANAGEMENT	15

3.01	OpCo Board	15

3.02	Election of the OpCo Board	17

3.03	Meetings of the OpCo Board	18

3.04	Compensation	18

3.05	Expenses	18

3.06	Officers	19

3.07	Authority of Members	19

3.08	Meetings of the Members	20

3.09	Action by Written Consent or Ratification	20

3.10	Investment Company Act Restrictions	21

3.11	Transactions Between the Company and PubCo	21

Article IV DISTRIBUTIONS	21

4.01	Distributions	21

4.02	Liquidation Distribution	23

4.03	Limitations on Distribution	23

4.04	Use of Distribution Funds	23

-i-

(continued)

Page

4.05	Earnout Company Unit Distributions	24

Article V CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS; TAX ALLOCATIONS; TAX MATTERS	24

5.01	Initial Capital Contributions	24

5.02	No Additional Capital Contributions	24

5.03	Capital Accounts	24

5.04	Allocations of Profits and Losses	24

5.05	Special Allocations	25

5.06	Tax Allocations	27

5.07	Tax Advances	27

5.08	Partnership Representative	28

5.09	Other Allocation Provisions	29

5.10	Survival	29

Article VI BOOKS AND RECORDS; REPORTS	29

6.01	Books and Records	30

6.02	Confidentiality	31

Article VII COMPANY UNITS	32

7.01	Units	32

7.02	Register	33

7.03	Registered Members	33

7.04	Issuances, Repurchases and Redemptions, Recapitalizations	33

7.05	Restricted Common Units	36

7.06	Forfeiture of Earnout Company Units	37

Article VIII TRANSFER RESTRICTIONS	37

8.01	Member Transfers	37

8.02	Mandatory Exchanges and Approved Qualified Transaction	39

8.03	Encumbrances	41

8.04	Further Restrictions	41

8.05	Rights of Assignees	42

8.06	Admissions, Resignations and Removals	43

8.07	Admission of Assignees as Substitute Members	43

8.08	Resignation and Removal of Members	43

8.09	Withholding	44

-ii-

(continued)

Page

8.10	Allocations in Respect of Transferred Units	44

Article IX DISSOLUTION, LIQUIDATION AND TERMINATION	44

9.01	No Dissolution	44

9.02	Events Causing Dissolution	44

9.03	Distribution upon Dissolution	45

9.04	Time for Liquidation	45

9.05	Termination	45

9.06	Claims of the Members	46

9.07	Survival of Certain Provisions	46

Article X LIABILITY AND INDEMNIFICATION	46

10.01	Liability of Members	46

10.02	Indemnification	48

Article XI VALUATION	49

11.01	Fair Market Value	49

11.02	Determination	50

Article XII MISCELLANEOUS	50

12.01	Severability	50

12.02	Notices	50

12.03	Cumulative Remedies	50

12.04	Binding Effect	51

12.05	Interpretation	51

12.06	Counterparts	51

12.07	Further Assurances	51

12.08	Entire Agreement	51

12.09	Governing Law	51

12.10	Submission to Jurisdiction; Waiver of Jury Trial	51

12.11	Expenses	52

12.12	Amendments and Waivers	53

12.13	No Third Party Beneficiaries	53

12.14	Headings	54

12.15	Power of Attorney	54

12.16	Separate Agreements; Schedules	54

-iii-

(continued)

Page

12.17	Partnership Status	54

12.18	Delivery by Facsimile or Email	55

12.19	Competitively Sensitive Information	55

-iv-

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT OF
PACKABLE HOLDINGS, LLC

This Amended and Restated Limited Liability Company Agreement (this “Agreement”) of Packable Holdings, LLC, a Delaware limited liability company (the “Company”), is made as of [•], 2021 (the “Effective Date”) by and among the Company, the Members set forth on Schedule I hereto and each other person who is or at any time becomes a Member in accordance with the terms of this Agreement and the Act (as defined below).

RECITALS

Whereas, on July 15, 2014, the Company was organized as a Delaware limited liability company by the filing of a certificate of formation in the office of the Secretary of State of the State of Delaware (the “Certificate”);

Whereas, in connection with the contribution of certain equity interests by members of Pharmapacks, LLC and other certain commercial agreements, the Company and the Persons (as defined below) party thereto entered into that certain Amended and Restated Limited Liability Company Agreement, dated as of August 18, 2014 (the “Original LLC Agreement”) governing the organization and management of the Company;

Whereas, on June 11, 2018, the Original LLC Agreement was amended and restated in its entirety by that certain Amended and Restated Limited Liability Company Agreement of the Company (the “First A&R LLC Agreement”);

Whereas, on November 6, 2020, the First A&R LLC Agreement was amended and restated in its entirety by that certain Amended and Restated Limited Liability Company Agreement of the Company (the “Second A&R LLC Agreement”);

Whereas, concurrently with the execution of the Merger Agreement (as defined below), the Second A&R LLC Agreement was amended and restated in its entirety by that certain Amended and Restated Limited Liability Company Agreement of the Company (the “Existing LLC Agreement”);

Whereas, concurrently with the effectiveness of this Agreement, in accordance with the Agreement and Plan of Merger, dated as of September 8, 2021 (the “Merger Agreement”), by and among Highland Transcend Partners I Corp. (“HTP”), Picasso Merger Sub I, Inc. (“Blocker Merger Sub I”), Picasso Merger Sub II, LLC, (“Blocker Merger Sub II”), Picasso Merger Sub III, LLC (“Company Merger Sub”), Carlyle Partners VII Pacer Holdings, L.P., CP VII Pacer Corp. (“Pacer Corp. Blocker”), CP VII Pacer EU L.P. (“Pacer L.P. Blocker”), the Company, and Shareholder Representative Services LLC, solely in its capacity as the representative, agent and attorney-in-fact of the Holders under the Merger Agreement: (i) prior to the consummation of the transactions contemplated by the Merger Agreement, HTP converted to a Delaware corporation pursuant to a certificate of incorporation filed with the Secretary of State of the State of Delaware, incorporating as Packable Commerce, Inc., a Delaware corporation (“PubCo”), (ii) Blocker Merger Sub I merged with and into Pacer Corp. Blocker, whereupon the separate corporate existence of Blocker Merger Sub I ceased and Pacer Corp. Blocker became the surviving company and wholly owned Subsidiary of PubCo (the “First Blocker Merger”); (iii) Blocker Merger Sub II merged with and into Pacer L.P. Blocker, whereupon the separate limited liability company existence of Blocker Merger Sub II ceased and Pacer L.P. Blocker became the surviving company and a wholly owned Subsidiary of PubCo (the “Second Blocker Merger”, and together with the First Blocker Merger, the “Blocker Mergers”); (iv) and immediately thereafter, simultaneously (x) Pacer Corp. Blocker merged with and into PubCo, whereupon the separate corporate existence of Pacer Corp. Blocker ceased and PubCo became the surviving company (the “First HTP Merger”), and (y) Pacer L.P. Blocker merged with and into PubCo, whereupon the separate limited partnership existence of Pacer L.P. Blocker ceased and PubCo became the surviving company (the “Second HTP Merger” and together with the First HTP Merger, the “HTP Mergers”); and (v) following the HTP Mergers, Company Merger Sub merged with and into the Company, whereupon the separate limited liability company existence of Company Merger Sub ceased and the Company became the surviving company (the “Company Merger” and together with the Blocker Mergers and the HTP Mergers, the “Mergers”) and continued its existence under the Act and in accordance with this Agreement;

Whereas, pursuant to the Company Merger, each of the Company Units, Series A Preferred Units, Series B Preferred Units and Series B-1 Preferred Units (as each is defined in the Existing LLC Agreement) outstanding prior to the effectiveness of this Agreement were exchanged for the number of Units set forth opposite such Member’s name on Schedule I hereto; and

Whereas, pursuant to the Merger Agreement, (i) the Members have agreed to amend and restate the Existing LLC Agreement in its entirety as set forth herein and (ii) PubCo, by its execution and delivery of this Agreement, is hereby admitted to the Company as a Member and shall have the rights and obligations as provided in this Agreement.

Now, Therefore, in consideration of the premises and agreements of the parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree to amend and restate the Existing LLC Agreement to read in its entirety as follows:

Article I

DEFINITIONS

1.01      Definitions. Capitalized terms used herein without definition have the following meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

“Act” means, the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as it may be amended from time to time.

“Adjusted Capital Account Balance” means, with respect to each Member, the balance in such Member’s Capital Account adjusted (i) by taking into account the adjustments, allocations and distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6); and (ii) by adding to such balance such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, determined pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5), and any amounts such Member is obligated to restore pursuant to any provision of this Agreement or by applicable Law. The foregoing definition of Adjusted Capital Account Balance is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Assignee” has the meaning set forth in Section 8.05.

“Assumed Tax Rate” means the highest effective marginal combined U.S. federal, state and local income tax rate (including the tax imposed under Section 1411 of the Code on net investment income) for a taxable year prescribed for an individual or corporate resident in New York, New York (whichever results in the application of the highest state and local tax rate for a given type of income), and taking into account (a) the limitations imposed on the deductibility of expenses and other items, (b) the character (e.g., long-term or short-term capital gain or ordinary or exempt income) of the applicable income, and (c) the deductibility of state and local income taxes, to the extent applicable (and with any dollar limitation on state and local income tax deductibility assumed to be exceeded), but not taking into account any deduction under Section 199A of the Code or any similar state or local Law, as determined in good faith by the OpCo Board. For the avoidance of doubt, the Assumed Tax Rate shall be the same for all Members.

“Available Cash” means, as of a particular date, the amount of cash on hand which the OpCo Board, in its reasonable discretion, deems available for Distribution to the Members, taking into account all debts, liabilities and obligations of the Company then due and amounts that the OpCo Board, in its reasonable discretion, deems necessary to expend or retain for working capital or to place into reserves for customary and usual claims with respect to the Company’s operations.

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in the State of New York.

“Capital Account” means the separate capital account maintained for each Member in accordance with Section 5.03 hereof.

“Capital Contribution” means, with respect to any Member, the aggregate amount of money contributed to the Company and the initial Carrying Value of any property (other than money), net of any liabilities assumed by the Company upon contribution or to which such property is subject, contributed to the Company pursuant to Article V. Any reference to the Capital Contribution of a Member will include any Capital Contributions made by a predecessor holder of such Member’s Units to the extent that such Capital Contribution was made in respect of Units Transferred to such Member. As of the Effective Time, each Member shall be deemed to have made Capital Contributions equal to the Closing Date Capital Account Balance of such Continuing Member set forth next to such Member’s name on Schedule I hereto.

“Carlyle” means Carlyle Partners VII Pacer Holdings, L.P., Pacer Corp. Blocker, Pacer L.P. Blocker, in each case, together with any affiliated investment funds and investment vehicles.

“Carrying Value” means, with respect to any Company asset, the asset’s adjusted basis for U.S. federal income tax purposes, except that the initial carrying value of assets contributed to the Company shall be their respective gross Fair Market Values on the date of contribution as determined by the OpCo Board, in its reasonable discretion, and the Carrying Values of all Company assets shall be adjusted to equal their respective Fair Market Values, in accordance with the rules set forth in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), except as otherwise provided herein, as of: (a) the date of the acquisition of any additional limited liability company interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the date of the Distribution of more than a de minimis amount of Company assets to a Member as consideration for an interest in the Company; (c) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); (d) in connection with the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing member acting in a partner capacity, or by a new Member acting in a partner capacity in anticipation of being a Member, (e) the acquisition of an interest in the Company upon the exercise of a noncompensatory option in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(s); (f) on the Effective Date in connection with the closing of the transactions contemplated by the Merger Agreement, (g) the conversion of any Restricted Common Units into Common Units upon the occurrence of a Vesting Event, if any, in accordance with principles similar to those set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(s); or (h) any other date specified in the Treasury Regulations; provided, however, that adjustments pursuant to clauses (a), (b), (d) and (g) above shall be made only if such adjustments are deemed necessary or appropriate by the OpCo Board, in its reasonable discretion to reflect the relative economic interests of the Members; and provided, further, if any noncompensatory option or Restricted Common Unit is outstanding upon the occurrence of an event described in this sentence (other than, if applicable, the noncompensatory options being exercised or the Restricted Common Units being converted that give rise to the occurrence of such event), Carrying Values shall be adjusted in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2) (or, in the case of outstanding Restricted Common Units, in accordance with principles similar to those set forth in such Sections). The Carrying Value of any Company asset distributed to any Member shall be adjusted immediately before such Distribution to equal its Fair Market Value. In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation calculated for purposes of the definition of “Profits” and “Losses” rather than the amount of depreciation determined for U.S. federal income tax purposes, and depreciation shall be calculated by reference to Carrying Value rather than tax basis once Carrying Value differs from tax basis. The Carrying Value of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Carrying Values shall not be adjusted pursuant to this sentence to the extent that the OpCo Board reasonably determines that an adjustment pursuant to clauses (a) through (g) of the first sentence of this definition is necessary or appropriate in connection with the transaction that would otherwise result in an adjustment pursuant to this sentence.

“Change of Control” has the meaning given to such term in the Tax Receivable Agreement; provided that, for the avoidance of doubt, any event that constitutes both a PubCo Offer and a Change of Control of PubCo shall be considered a PubCo Offer for purposes of this Agreement.

“Class” means the classes of Units into which the limited liability company interests in the Company may be classified or divided from time to time by the OpCo Board pursuant to the provisions of this Agreement. As of the date of this Agreement, the only Classes are Common Units, which includes the Earnout Company Units, and Restricted Common Units. Subclasses within a Class shall not be separate Classes for purposes of this Agreement. For all purposes hereunder and under the Act, only such Classes expressly established under this Agreement, including by the OpCo Board in accordance with this Agreement, shall be deemed to be a class of limited liability company interests in the Company.

“Class A Common Shares” means the shares of Class A Common Stock of PubCo, par value $0.0001 per share.

“Class B Common Shares” means the shares of Class B Common Stock of PubCo, par value $0.0001 per share.

“Closing” means the closing of the Mergers pursuant to the Merger Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Percentage Interest” means, with respect to any Member, the quotient obtained by dividing the aggregate number of Common Units then owned by such Member by the aggregate number of Common Units then owned by all Members.

“Common Units” means the Units of limited liability company interest in the Company designated as the “Common Units” herein (which, for the avoidance of doubt, includes the Earnout Company Units) and having the rights pertaining thereto as are set forth in this Agreement, but shall exclude any Restricted Common Units prior to their conversion into Common Units upon the occurrence of a Vesting Event, if any.

“Company” has the meaning set forth in the preamble of this Agreement.

“Company Minimum Gain” has the meaning ascribed to the term “partnership minimum gain” set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Company Voting and Support Agreement” means that certain Voting and Support Agreement by and among the Company, PubCo and the Members party thereto, dated as of September 8, 2021.

“Competitively Sensitive Information” means, as it relates to any Member, (i) information that contains details regarding the activities of the Company and its Affiliates which are competitive with the business of, or present a conflict of interest with, such Member and/or its Affiliates, (ii) cost, pricing, vendor and supplier terms and information (including margin and profitability) regarding the products and services that the Company provides or may provide a Member and/or its Affiliates pursuant to the Company’s commercial relationship with such Member and/or its Affiliates or (iii) details, discussions or the existence of (or offers, proposals or inquiries for) any agreements with, business relationships with or work performed for, specific customers and other business partners who could be competitors of, or present a conflict of interest with, such Member and/or its Affiliates, in each case as determined by the OpCo Board; provided that, this definition shall exclude any information filed with the U.S. Securities and Exchange Commission (the “Commission”) or otherwise made publicly available.

“Contingencies” has the meaning set forth in Section 9.03(a).

“Continuing Members” means the Members of the Company as of immediately prior to the Effective Time (as defined in the Merger Agreement) of the Company Merger.

“Continuing Member Representative” means PubCo or such other Person as may be appointed from time to time by holders of a majority of Units held by Continuing Members who hold Units at the time of determination.

“Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Conversion Date” means, with respect to any Restricted Common Unit, the date on which a Vesting Event occurs for such Restricted Common Unit or such later date determined pursuant to Section 7.05(b).

“Covered Transaction” means any liquidation, dissolution or winding up of the Company (whether occurring through one transaction or a series of related transactions, and whether voluntary or involuntary) and any other sale, redemption or Transfer of Units.

“Designated Individual” has the meaning set forth in Section 5.08.

“Disinterested Majority” means (a) with respect to the PubCo Board, a majority of the directors of the PubCo Board who are disinterested as determined by the PubCo Board in accordance with the DGCL and other applicable Delaware Law with respect to the matter being considered by the PubCo Board; provided that, to the extent a matter being considered by the PubCo Board is required to be considered by disinterested directors under the rules of the national securities exchange on which the Class A Common Shares are then listed, the Securities Act or the Exchange Act, such rules with respect to the definition of disinterested director shall apply solely with respect to such matter and (b) with respect to the OpCo Board, a majority of the Managers who are disinterested as determined by the OpCo Board in accordance with applicable Delaware Law with respect to the matter being considered by the OpCo Board.

“Distribution” means the transfer of any money or other property to a Member or its Assignee in respect of its Units or other Equity Interests in the Company.

“Distribution Catch-Up Payment” has the meaning set forth in Section 4.01(c).

“Distribution Catch-Up Period” means, with respect to any Restricted Common Unit, the period beginning at the Effective Time and ending on the Conversion Date with respect to such Restricted Common Unit.

“DGCL” means the Delaware General Corporation Law, as amended.

“Earnout Company Units” has the meaning set forth in the Sponsor Letter Agreement. The Earnout Company Units outstanding as of the Closing Date (as defined in the Merger Agreement) are held by PubCo and are designated as such as set forth in Schedule I attached hereto.

“Effective Date” has the meaning set forth in the preamble of this Agreement.

“Encumbrance” means any mortgage, hypothecation, claim, lien, encumbrance, conditional sales or other title retention agreement, right of first refusal, preemptive right, pledge, option, charge, security interest or other similar interest, easement, judgment or imperfection of title of any nature whatsoever, other than encumbrances arising under applicable securities Laws.

“Equity Interests” means (a) capital stock, membership interests, partnership interests, other equity interests, rights to profits or revenue and any other similar interest in any corporation, partnership, limited liability company or other business entity, (b) any security or other interest convertible into or exchangeable or exercisable for any of the foregoing, whether at the time of issuance or upon the passage of time or the occurrence of some future event and (c) any warrant, option or other right (contingent or otherwise) to acquire any of the foregoing.

“ERISA” means The Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agreement” means the Exchange Agreement dated as of or about the date hereof by and among the Company, PubCo, the other Members of the Company from time to time party thereto, and the other parties thereto, as amended from time to time.

“Exchange Transaction” means an exchange of Common Units and Class B Common Shares for Class A Common Shares of PubCo pursuant to, and in accordance with, the Exchange Agreement (including pursuant to a Direct Exchange (as defined in the Exchange Agreement)).

“Existing LLC Agreement” has the meaning set forth in the recitals of this Agreement.

“Family Group” means, with respect to a Person who is an individual, (a) such Person’s spouse and direct descendants (whether natural or adopted) (collectively, for purposes of this definition, “relatives”), and (b) any trust, the trustee of which is such Person and which at all times is and remains solely for the benefit of such Person and/or such Person’s relatives.

“First A&R LLC Agreement” has the meaning set forth in the recitals of this Agreement.

“Fiscal Year” means, unless otherwise determined by the OpCo Board in its sole discretion in accordance with Section 12.12, any twelve-month period commencing on January 1 and ending on December 31.

“GAAP” means accounting principles generally accepted in the United States of America as in effect from time to time.

“HTP” has the meaning set forth in the recitals of this Agreement.

“Incapacity” means, with respect to any Person, the bankruptcy, dissolution, termination of such Person.

“Income Amount” has the meaning set forth in Section 4.01(d)(i).

“Indemnitee” means (a) each Manager, (b) any additional or substitute Manager, (c) any Person who is or was a Partnership Representative, (d) any Person that is required to be indemnified by PubCo as an “indemnitee” in accordance with the certificate of incorporation and/or bylaws of PubCo as in effect from time to time, (e) any Person or any additional or substitute Person who is or was serving, in each case of the following, at the request of PubCo as an officer, director, employee, member, Member, Partnership Representative, agent, fiduciary or trustee of another Person; provided that, a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, (f) any Officer, (g) any other Person the OpCo Board in its sole discretion designates as an “Indemnitee” for purposes of this Agreement, (h) any former officer or manager of the Company pursuant to Section 10.02 of the Merger Agreement and (i) any heir, executor or administrator with respect to Persons named in clauses (a) through (h).

“Law” means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order issued or promulgated by any national, supranational, state, federal, provincial, local or municipal government or any administrative or regulatory body with authority therefrom with jurisdiction over the Company or any Member, as the case may be.

“Liquidation Agent” has the meaning set forth in Section 9.03.

“Liquidity Event” means, whether occurring through one transaction or a series of related transactions, any liquidation, dissolution or winding up, voluntary or involuntary, of the Company.

“Lock-Up Period” means the period from the date of the Closing and ending on the first to occur of (i) the date that is one-hundred and eighty (180) days following the date of the Closing and (ii) the date on which PubCo completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of PubCo’s stockholders having the right to exchange their Class A Common Shares for cash, securities or other property.

“Manager” has the meaning set forth in Section 3.01(a).

“Managing Member” means the Person designated by the Company as the “managing member” in accordance with the terms of this Agreement (if any), in its capacity as the managing member of the Company. For the avoidance of doubt, as of the date of this Agreement, the Company does not have a Managing Member.

“Mandatory Exchange” has the meaning set forth in Section 8.02(a).

“Member” means, at any time, each person listed as a Member (including PubCo) on the books and records of the Company, in each case for so long as he, she or it remains a Member of the Company as provided hereunder.

“Member Nonrecourse Debt Minimum Gain” means an amount with respect to each partner nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) equal to the Company Minimum Gain that would result if such partner nonrecourse debt were treated as a nonrecourse liability (as defined in Treasury Regulations Section 1.704-2(b)(3)) determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

“Member Nonrecourse Deductions” has the meaning ascribed to the term “partner nonrecourse deductions” set forth in Treasury Regulations Section 1.704-2(i)(2).

“Member’s Required Tax Distribution” has the meaning set forth in Section 4.01(d)(i).

“Mergers” has the meaning set forth in the recitals of this Agreement.

“Merger Agreement” has the meaning set forth in the recitals of this Agreement.

“MV” means McKesson Ventures LLC or its Affiliates.

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(1). The amount of Nonrecourse Deductions of the Company for a Fiscal Year equals the net increase, if any, in the amount of Company Minimum Gain of the Company during that fiscal year, determined according to the provisions of Treasury Regulations Section 1.704-2(c).

“Officer” means each Person designated as an officer of the Company by the OpCo Board pursuant to and in accordance with the provisions of Section 3.06, subject to any resolutions of the OpCo Board appointing such Person as an officer of the Company or relating to such appointment.

“OpCo Board” means the board of managers of the Company.

“Original LLC Agreement” has the meaning set forth in the recitals of this Agreement.

“Original Units” means the Units outstanding under the Existing LLC Agreement prior to the Effective Time.

“Participating Unit” means, with respect to any Distribution (or other allocation of proceeds) pursuant to Section 4.01(a) or Section 4.02, any outstanding Unit (which includes, for the avoidance of doubt, the Earnout Company Units), but shall exclude any Restricted Common Units prior to their conversion into Common Units upon the occurrence of a Vesting Event, if any.

“Partnership Representative” means any Person acting as “tax matters partner” or the “partnership representative” pursuant to Section 5.08.

“Permitted Transferee” means any transferee in an Exempt Transfer.

“Person” means any individual, estate, corporation, partnership, limited partnership, limited liability company, limited company, joint venture, trust, unincorporated or governmental organization or any agency or political subdivision thereof.

“Primary Indemnification” has the meaning set forth in Section 10.02(a).

“Proceeding” has the meaning set forth in Section 10.02(a).

“Profits” and “Losses” means, for each Fiscal Year or other period, the taxable income or loss of the Company, or particular items thereof, determined in accordance with the accounting method used by the Company for U.S. federal income tax purposes with the following adjustments: (a) all items of income, gain, loss or deduction allocated pursuant to Section 5.05 shall not be taken into account in computing such taxable income or loss (but the amounts of items to be specially allocated pursuant to Section 5.05 shall be determined by applying rules analogous to those set forth in the remainder of this definition of “Profits” and “Losses”); (b) any income of the Company that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss; (c) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any gain or loss resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (d) upon an adjustment to the Carrying Value (other than an adjustment in respect of depreciation) of any asset, pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; (e) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, the amount of depreciation, amortization or cost recovery deductions with respect to such asset for purposes of determining Profits and Losses, if any, shall be an amount which bears the same ratio to such Carrying Value as the U.S. federal income tax depreciation, amortization or other cost recovery deductions bears to such adjusted tax basis (provided that, if the U.S. federal income tax depreciation, amortization or other cost recovery deduction is zero, the OpCo Board may use any reasonable method for purposes of determining depreciation, amortization or other cost recovery deductions in calculating Profits and Losses); (f) to the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a Distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing such taxable income or loss and (g) except for items in (a) above, any expenditures of the Company not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Profits and Losses pursuant to this definition shall be treated as deductible items.

“PubCo Board” means the board of directors of PubCo.

“PubCo Offer” has the meaning set forth in Section 8.02(a).

“Quality King” means Quality King Distributors, Inc. and its Affiliates.

“Qualified Transaction” shall mean a Change of Control.

“RB” means RB Health (US) LLC or its Affiliates.

“Requisite Continuing Members” means the Members that collectively hold a majority of the Units that are collectively held by the Continuing Members at the time of determination.

“Restricted Common Unit” means the Units which are restricted and subject to vesting, with the rights and privileges as set forth in this Agreement, including the Series 1 RCUs, the Series 2 RCUs, the Series 3 RCUs and the Series 4 RCUs.

“Revised Partnership Audit Provisions” means Code Sections 6221 through 6241, as in effect for taxable years of the Company beginning after 2017 together with any subsequent amendments thereto, Treasury Regulations promulgated thereunder, and published administrative interpretations thereof, and any comparable provisions of state or local tax Law.

“SA” means Sealed Air Corporation (US) or its Affiliates.

“Second A&R LLC Agreement” has the meaning set forth in the recitals of this Agreement.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series 1 RCU” means a Restricted Common Unit which is restricted subject to vesting and will vest upon the occurrence of a Series 1 Vesting Event, with the rights and privileges as set forth in this Agreement.

“Series 2 RCU” means a Restricted Common Unit which is restricted subject to vesting and will vest upon the occurrence of a Series 2 Vesting Event, with the rights and privileges as set forth in this Agreement.

“Series 3 RCU” means a Restricted Common Unit which is restricted subject to vesting and will vest upon the occurrence of a Series 3 Vesting Event, with the rights and privileges as set forth in this Agreement.

“Series 4 RCU” means a Restricted Common Unit which is restricted subject to vesting and will vest upon the occurrence of a Series 4 Vesting Event, with the rights and privileges as set forth in this Agreement.

“Series 1 Vesting Event” means the occurrence of (a) the $12.00 Share Price Milestone (as defined in the Merger Agreement) or (b) an Earnout Strategic Transaction $12.00 Vesting Event (as defined in the Merger Agreement).

“Series 2 Vesting Event” means the occurrence of (a) the $14.00 Share Price Milestone (as defined in the Merger Agreement) or (b) an Earnout Strategic Transaction $14.00 Vesting Event (as defined in the Merger Agreement).

“Series 3 Vesting Event” means the occurrence of (a) the $16.00 Share Price Milestone (as defined in the Merger Agreement) or (b) an Earnout Strategic Transaction $16.00 Vesting Event (as defined in the Merger Agreement).

“Series 4 Vesting Event” means the occurrence of (a) the $18.00 Share Price Milestone (as defined in the Merger Agreement) or (b) an Earnout Strategic Transaction $18.00 Vesting Event (as defined in the Merger Agreement).

“Similar Law” means any law or regulation that could cause the underlying assets of the Company to be treated as assets of the Member by virtue of its limited liability company interest in the Company and thereby subject the Company and PubCo (or other persons responsible for the investment and operation of the Company’s assets) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code.

“Sponsor Letter Agreement” means the Letter Agreement dated as of September 8, 2021 by and between HTP and Highland Transcend Partners, LLC, a Cayman Islands limited liability company, as amended from time to time.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity. For purposes hereof, references to a “Subsidiary” of the Company shall be given effect only at such times that the Company has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Surviving Pubco Board” has the meaning set forth in the Merger Agreement.

“Tax Advances” has the meaning set forth in Section 5.07.

“Tax Distributions” has the meaning set forth in Section 4.01(d)(ii).

“Tax Estimation Period” shall mean each period from January 1 through March 31, from April 1 through May 31, from June 1 through August 31, and from September 1 through December 31 of each taxable year.

“Tax Receivable Agreement” means the Tax Receivable Agreement dated as of or about the date hereof among the Company, PubCo and the other parties from time to time party thereto, as amended from time to time.

“Transfer” means, in respect of any Unit, property or other asset, any sale, assignment, transfer, distribution, exchange, mortgage, pledge, hypothecation or other disposition thereof, whether voluntarily or by operation of Law, directly or indirectly, in whole or in part, including the exchange of any Unit for any other security or the entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Unit, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise. The term “Transferred” shall have a meaning correlative to the foregoing.

“Transferee” means any Person that is a permitted transferee of a Member’s interest in the Company, or part thereof.

“Treasury Regulations” means the income tax regulations, including temporary and proposed regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Units” means the Common Units, which includes the Earnout Company Units, the Restricted Common Units and any other Class of Units that is established in accordance with this Agreement, which shall constitute limited liability company interests in the Company as provided in this Agreement and under the Act, entitling the holders thereof to the relative rights, title and interests in the profits, losses, deductions and credits of the Company at any particular time as set forth in this Agreement, and any and all other benefits to which a holder thereof may be entitled as a Member as provided in this Agreement, together with the obligations of such Member to comply with all terms and provisions of this Agreement.

“Vesting Event” means (a) with respect to each Series 1 RCU, a Series 1 Vesting Event, (b) with respect to each Series 2 RCU, a Series 2 Vesting Event, (c) with respect to each Series 3 RCU, a Series 3 Vesting Event and (d) with respect to each Series 4 RCU, a Series 4 Vesting Event.

“Voting Members” means each of the Members other than PubCo and its respective Subsidiaries.

Article II

FORMATION, TERM, PURPOSE AND POWERS

2.01             Formation. The Company was formed as a limited liability company under the provisions of the Act by the filing of the Certificate on July 15, 2014. If requested by the OpCo Board, the Members shall promptly execute all certificates and other documents consistent with the terms of this Agreement necessary for the OpCo Board to accomplish all filing, recording, publishing and other acts as may be appropriate to comply with all requirements for (a) the formation and operation of a limited liability company under the Laws of the State of Delaware, (b) if the OpCo Board in its sole discretion deems it advisable, the operation of the Company as a limited liability company, or entity in which the Members have limited liability, in all jurisdictions where the Company proposes to operate and (c) all other filings required to be made by the Company. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control. The execution, delivery and filing of the Certificate and each amendment thereto is hereby ratified, approved and confirmed by the Members.

2.02             Name. The name of the Company shall be, and the business of the Company shall be conducted under the name of “Packable Holdings, LLC” and all Company business shall be conducted in that name or in such other names that comply with applicable Law as the OpCo Board in its sole discretion may select from time to time. Subject to the Act, the OpCo Board in its sole discretion may change the name of the Company (and amend this Agreement to reflect such change) at any time and from time to time without the consent of any other Person. Prompt notification of any such change shall be given to all Members.

2.03         Term. The term of the Company commenced on the date of the filing of the Certificate, and the term shall continue until the dissolution of the Company in accordance with Article IX. The existence of the Company shall continue until cancellation of the Certificate in the manner required by the Act.

2.04         Offices. The Company may have offices at such places either within or outside the State of Delaware as the OpCo Board from time to time may select in its sole discretion. As of the date hereof, the principal place of business and office of the Company is located at 1985 Marcus Ave, Suite 207, Lake Success, NY 11042.

2.05         Agent for Service of Process; Existence and Good Standing; Foreign Qualification.

(a)             The registered office of the Company in the State of Delaware shall be located at c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of the registered agent of the Company for service of process on the Company in the State of Delaware at such address shall be Corporation Service Company.

(b)             The OpCo Board in its sole discretion may take all action which may be necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the Laws of the State of Delaware (and of each other jurisdiction in which such existence is necessary to enable the Company to conduct the business in which it is engaged) and (ii) for the maintenance, preservation and operation of the business of the Company in accordance with the provisions of this Agreement and applicable Laws and regulations. The OpCo Board in its sole discretion may file or cause to be filed for recordation in the proper office or offices in each other jurisdiction in which the Company is formed or qualified, such certificates (including certificates of formation and fictitious name certificates) and other documents as are required by the applicable statutes, rules or regulations of any such jurisdiction or as are required to reflect the identity of the Members. The OpCo Board in its sole discretion may cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Officers, with all requirements necessary to qualify the Company to do business in any jurisdiction other than the State of Delaware.

2.06         Business Purpose. The Company was formed for the object and purpose of, and the nature and character of the business to be conducted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act.

2.07         Powers of the Company. Subject to the limitations set forth in this Agreement, the Company will possess and may exercise all of the powers and privileges granted to it by the Act including the ownership and operation of the assets and other property contributed to the Company by the Members, by any other Law or this Agreement, together with all powers incidental thereto, so far as such powers are necessary or convenient to the conduct, promotion or attainment of the purpose of the Company set forth in Section 2.06.

2.08          Members; Reclassification; Admission of New Members. Each of the Persons listed on Schedule I hereto, as the same may be amended from time to time in accordance with this Agreement, by virtue of its execution of this Agreement, are admitted as Members of the Company. The rights, duties and liabilities of the Members shall be as provided in the Act, except as is otherwise expressly provided herein, and the Members consent to the variation of such rights, duties and liabilities as provided herein. Subject to Section 8.07 with respect to substitute Members, a Person may be admitted from time to time as a new Member with the written consent of the OpCo Board in its sole discretion. Each new Member shall execute and deliver to the OpCo Board an appropriate supplement to this Agreement pursuant to which the new Member agrees to be bound by the terms and conditions of this Agreement, as it may be amended from time to time.

2.09         Resignation. No Member shall have the right to resign as a member of the Company other than following the Transfer of all Units owned by such Member in accordance with Article VIII.

2.10         Representations of Members. Each Member severally (and not jointly) represents and warrants to the Company and each other Member as of the date of such Member’s admittance to the Company (or as of the date hereof for any Member as of the date hereof) and as of each subsequent date that such Member acquires any additional Units that:

(a)            Organization; Authority.

(i)             To the extent it is not a natural person, (x) it is duly formed, validly existing and in good standing (if applicable) under the Laws of the jurisdiction of its formation, and if required by Law is duly qualified to conduct business and is in good standing in the jurisdiction of its principal place of business (if not formed in such jurisdiction), and (y) has full corporate, limited liability company, partnership, trust or other applicable power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries or other Persons necessary for the due authorization, execution, delivery and performance of this Agreement by that Member have been duly taken.

(ii)            It has duly executed and delivered this Agreement, and this Agreement is enforceable against such Member in accordance with its terms, subject to bankruptcy, moratorium, insolvency and other Laws generally affecting creditors’ rights and general principles of equity (whether applied in a proceeding in a court of law or equity).

(b)             Non-Contravention. Its authorization, execution, delivery, and performance of this Agreement does not breach or conflict with or constitute a default under (x) such Member’s charter or other governing documents to the extent it is not a natural person, (y) any material obligation under any other material agreement to which that Member is a party or by which it is bound or (z) applicable Law.

(c)             Due Inquiry. It has had, prior to the execution and delivery of this Agreement, the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained, and received all such information about the Company and the Units as it has requested.

(d)             Purpose of Investment. It is acquiring and holding its Units solely for investment purposes, for its own account and not for the account or benefit of any other Person and not with a view towards the distribution or dissemination thereof, did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act, and acknowledges and understands that no United States federal or state agency has passed upon or made any recommendation or endorsement of the offering of any Units.

(e)             Transfer Restrictions. It understands that the Units and the Class B Common Shares are each being Transferred in a transaction not involving a public offering within the meaning of the Securities Act, and the Units and Class B Common Shares will comprise “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act which shall not be sold, pledged, hypothecated or otherwise transferred except in accordance with the terms of this Agreement, the Company Voting and Support Agreement and applicable Law. It understands and agrees that each of the Units and Class B Common Shares received or retained by it as consideration under the Merger Agreement, including any Units or Class B Common Shares issued or delivered to it after the Closing pursuant to the Merger Agreement, may not be Transferred during the Lock-Up Period except in accordance with the terms hereof. It agrees that, if in the future it decides to offer, resell, pledge or otherwise Transfer any portion of its Units or Class B Common Shares, such Units and/or Class B Common Shares may be offered, resold or otherwise Transferred only pursuant to an effective registration statement under the Securities Act or an applicable exemption from registration and/or qualification under the Securities Act and applicable state securities Laws, and as a condition precedent to any such Transfer, it may be required to deliver to the Company an opinion of counsel satisfactory to the Company, and agrees, absent registration or an exemption with respect to its Units, not to resell any such Units and/or Class B Common Shares.

(f)             Investor Status. It (i) has adequate means of providing for its current needs and possible contingencies, is able to bear the economic risks of its investment for an indefinite period of time and has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such loss should occur, (ii) is sophisticated in financial matters and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company, (iii) is, or is controlled by, an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D, promulgated under the Securities Act, and acknowledges the issuance of Units under this Agreement is being made in reliance on a private placement exemption to “accredited investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under federal and state Law, and (iv) is treated as a single partner within the meaning of Treasury Regulations Section 1.7704-1(h) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)).

2.11         Amendment and Restatement of Existing LLC Agreement. Each of the Members agrees and acknowledges that this Agreement amends and restates the Existing LLC Agreement, which is no longer in effect.

Article III

MANAGEMENT

3.01         OpCo Board.

(a)             Except for situations in which the approval of one or more of the Members is specifically required by the express terms of this Agreement, and subject to the provisions of this Article III, the business, property and affairs of the Company shall be managed under the sole, absolute and exclusive direction of the OpCo Board comprised of managers appointed, removed and replaced in accordance with this Article III (each, a “Manager” and collectively, the “Managers”), and the OpCo Board shall have the sole power to bind or take any action on behalf of the Company, or to exercise any rights and powers (including the rights and powers to take certain actions, give or withhold certain consents or approvals, or make certain determinations, opinions, judgments or other decisions) granted to the Company under this Agreement or any other agreement, instrument or other document to which the Company is a party. As of the date hereof, the initial Managers shall be the individuals listed as Managers on Exhibit A attached hereto.

(b)             Without limiting the generality of the foregoing, but subject to any situations in which the approval of the Members is specifically required by this Agreement, (x) the OpCo Board shall have discretion in determining whether to issue Equity Interests of the Company, the number of Equity Interests of the Company to be issued at any particular time, the purchase price for any Equity Interests of the Company issued, and all other terms and conditions governing the issuance of Equity Interests of the Company and (y) the OpCo Board may enter into, approve, and consummate any Liquidity Event or other extraordinary or business combination or divestiture transaction, and execute and deliver on behalf of the Company or the Members any agreement, document and instrument in connection therewith (including amendments, if any, to this Agreement or adoptions of new constituent documents) without the approval or consent of any Member. The OpCo Board shall operate the Company and its Subsidiaries in accordance in all material respects with an annual budget, business plan and financial forecasts for the Company and its Subsidiaries for each fiscal year.

(c)             Each Manager shall be a “manager” of the Company for the purposes of the Act. Each Manager is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and file the certificate of formation of the Company and all other certificates (and any amendments and/or restatements thereof) required or permitted by the Act to be filed in the Office of the Secretary of State of the State of Delaware. Each Manager is hereby authorized to execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business. In connection with the performance of their duties as members of the OpCo Board, the Managers shall owe to the Members the same fiduciary duties as they would owe to the stockholders of a Delaware corporation under the DGCL if they were members of the board of directors of such a corporation and the Members were stockholders of such corporation. Notwithstanding any other provision of this Agreement to the contrary, without the consent of any Member or other Person being required, the Company is hereby authorized to execute, deliver and perform, and each Manager or any officer on behalf of the Company, is hereby authorized to execute and deliver (x) each Tax Receivable Agreement; and (y) any amendment and any agreement, document or other instrument contemplated thereby or related thereto. Each Manager or any officer is hereby authorized to enter into the documents described in the preceding sentence on behalf of the Company, but such authorization shall not be deemed a restriction on the power of the OpCo Board or any officer to enter into other documents on behalf of the Company. Nothing set forth in this Agreement shall reduce or restrict the rights of any Person set forth in the Tax Receivable Agreement, subject to the terms and conditions thereof.

(d)             Without limiting the foregoing provisions of this Section 3.01, the OpCo Board shall have the general power to manage or cause the management of the Company (which may be delegated to Officers of the Company), including the following powers:

(i)             to develop and prepare a business plan each year which will set forth the operating goals and plans for the Company;

(ii)            to execute and deliver or to authorize the execution and delivery of contracts, deeds, leases, licenses, instruments of transfer and other documents on behalf of the Company;

(iii)          to make any expenditures, to lend or borrow money, to assume or guarantee, or otherwise contract for, indebtedness and other liabilities, to issue evidences of indebtedness and to incur any other obligations;

(iv)           to establish and enforce limits of authority and internal controls with respect to all personnel and functions;

(v)             to engage attorneys, consultants and accountants for the Company;

(vi)            to develop or cause to be developed accounting procedures for the maintenance of the Company’s books of account; and

(vii)          to do all such other acts as shall be authorized in this Agreement or by the Members in writing from time to time.

3.02         Election of the OpCo Board.

(a)             The size of the OpCo Board shall initially be fixed at a number of Persons equal to the total number of directors serving on the Surviving Pubco Board effective as of the Closing. From time to time following the date hereof, PubCo, without the consent of any other Member, shall be entitled to increase or decrease the size of the OpCo Board. Following any such adjustment, the Members shall be obligated to remove any Managers and to elect (i) the applicable number of the PubCo Designees as designated by PubCo and (ii) the applicable number of the Voting Member Designees as designated by the holders of a majority of the Common Units then outstanding held by such Voting Members in accordance with such adjusted OpCo Board membership requirements.

(b)             PubCo shall have the right to appoint, remove and replace a number of Managers equal to the total number of Managers then comprising the authorized number of Managers on the OpCo Board less the number of Voting Member Designees (such designees, the “PubCo Designees”); provided that, the number of PubCo Designees shall comprise the majority of all of the number of Managers then constituting all of the authorized Managers. The Voting Members shall have the right to appoint, remove and replace at least two (2) of the Managers (such designees, the “Voting Member Designees”), as designated by the holders of a majority of the Common Units then outstanding held by such Voting Members. The Voting Member Designees shall be reasonably acceptable to PubCo in its sole discretion, and PubCo acknowledges and agrees that any member of the PubCo Board may be designated as a Voting Member Designee.

(c)             Following the date hereof, the OpCo Board shall be elected annually by the Members in accordance with this Section 3.02, and the Managers so elected to the OpCo Board shall serve as the Managers until a successor has been duly elected to the OpCo Board in accordance with this Section 3.02. Not more than one year after the later of (i) the date hereof and (ii) the last meeting of the Members or action by written consent of the Members at which or pursuant to which the Managers were elected in accordance with this Section 3.02, the OpCo Board at such time (or the Members if the OpCo Board shall fail to take such action) shall either (x) call and hold a meeting of the Members for purposes of electing the Managers or (ii) seek written consents from the requisite Members to elect the Managers, in each case of the foregoing, with one outstanding Common Unit entitled to vote thereat being entitled to cast one vote thereat.

(d)             A Person shall be elected as a Manager if the election of such Manager is approved by Members holding a majority of the votes cast at a meeting held for such purpose; provided, however, that if the Person so elected as a Manager was not a Manager immediately prior to such election, such election shall not be effective, and such Person shall not become a Manager, unless and until such Person has executed and delivered to the Company the written agreement of such Person to be bound by the terms of this Agreement applicable to the Managers, in form and substance reasonably satisfactory to the Managers serving immediately prior to such election or to the Members holding a majority of the outstanding Common Units entitled to vote in the election of Managers.

(e)             Each of the Members hereby irrevocably agrees, in connection with each such meeting of the Members or written consent contemplated by this Section 3.02, to vote all of the outstanding Common Units entitled to vote thereon held by such Member at each election of Managers in favor of each of (i) the PubCo Designees, as determined pursuant to Section 3.02(b) and as designated by PubCo prior to such meeting or written consent to serve on the OpCo Board) and (ii) the Voting Member Designees, as determined pursuant to Section 3.02(b) and as designated by the holders of a majority of the Common Units then outstanding held by such Voting Members.

(f)             A Manager may resign as a Manager at any time by giving written notice to the Members. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Members, and the acceptance of the resignation shall not be necessary to make it effective; provided that, if a Voting Member Designee ceases to serve on the PubCo Board, then such Voting Member Designee shall resign or be removed by the Members concurrently with the conclusion of such service on the PubCo Board. A Manager may be removed at any time, with or without cause, only by the Members that designated such Manager(s) pursuant to Section 3.02. Any vacancy on the OpCo Board shall be filled solely by PubCo until the next annual election or vote of the Managers pursuant to Section 3.02.

3.03         Meetings of the OpCo Board.

(a)             Meetings of the OpCo Board may be called by any Manager or PubCo.

(b)             A majority of Managers then serving on the OpCo Board shall constitute a quorum for the transaction of business by the OpCo Board; provided, however, that if there are a total of [3] or fewer Managers then serving on the OpCo Board, all such Managers shall constitute a quorum for the transaction of business by the OpCo Board.

(c)             Notice of any meeting shall be given pursuant to Section 12.02 to all Managers not less than twenty-four (24) hours prior to the meeting. A notice need not specify the purpose of any meeting. Notice of a meeting need not be given to any Manager who signs a waiver of notice, a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting the lack of notice prior to the commencement of the meeting. All such waivers, consents and approvals shall be filed with the Company’s records or made a part of the minutes of the meeting.

(d)             Managers may participate in any meeting of the Managers by means of conference telephones or other means of electronic communication so long as all Managers participating can hear or communicate with one another. A Manager so participating is deemed to be present at the meeting.

3.04         Compensation. The Managers shall not be entitled to any compensation for services rendered to the Company in its capacity as a Manager.

3.05         Expenses. The Company shall pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals) incurred in pursuing and conducting, or otherwise related to, the activities of the Company. The Company may also, in the sole discretion of the OpCo Board, bear and/or reimburse the Managers for (i) any costs, fees or expenses incurred by them in connection with serving on the OpCo Board and (ii) all other expenses allocable to the Company or otherwise incurred by PubCo in connection with operating the Company’s business (including expenses allocated to PubCo by its Affiliates). To the extent that PubCo determines in its sole discretion that such expenses are related to the business and affairs of PubCo that are conducted through the Company and/or its subsidiaries (including expenses that relate to the business and affairs of the Company and/or its subsidiaries and that also relate to other activities of PubCo), the OpCo Board may cause the Company to pay or bear all expenses of PubCo, including compensation and meeting costs of any board of directors or similar body of PubCo, any salary, bonus, incentive compensation and other amounts paid to any Person including Affiliates of PubCo to perform services for the Company, litigation costs and damages arising from litigation, accounting and legal costs and franchise taxes; provided that, the Company shall not pay or bear any income tax obligations of PubCo or any obligations of PubCo under the Tax Receivable Agreement. Reimbursements pursuant to this Section 3.05 shall be in addition to any reimbursement as a result of indemnification pursuant to Section 10.02.

3.06         Officers. Subject to the direction and oversight of the OpCo Board, the day-to-day administration of the business of the Company may be carried out by persons who may be designated as officers by the OpCo Board, with titles including “assistant secretary,” “assistant treasurer,” “chairman,” “chief executive officer,” “chief financial officer,” “chief operating officer,” “director,” “general counsel,” “general manager,” “managing director,” “president,” “principal accounting officer,” “secretary,” “senior chairman,” “senior managing director,” “treasurer,” “vice chairman,” “executive vice president” or “vice president,” and as and to the extent authorized by the OpCo Board in its sole discretion. The officers of the Company shall have such titles and powers and perform such duties as shall be determined from time to time by the OpCo Board and otherwise as shall customarily pertain to such offices. Any number of offices may be held by the same person. In its sole discretion, the OpCo Board may choose not to fill any office for any period as it may deem advisable. All officers and other persons providing services to or for the benefit of the Company shall be subject to the supervision and direction of the OpCo Board and may be removed, with or without cause, from such office by the OpCo Board and the authority, duties or responsibilities of any employee, agent or officer of the Company may be suspended by the OpCo Board from time to time, in each case in the sole discretion of the OpCo Board. No Manager shall cease to be a Manager as a result of the delegation of any duties hereunder. No officer of the Company, in its capacity as such, shall be considered a Manager by agreement, as a result of the performance of its duties hereunder or otherwise.

3.07         Authority of Members.

(a)             Except as expressly provided herein, no Member (other than any Managers who are also Members), in its capacity as such, shall participate in or have any control over the business of the Company. Except as expressly provided herein, the Units do not confer any rights upon the Members to participate in the affairs of the Company described in this Agreement. Except as expressly provided herein, no Member (other than any Managers who are also Members) shall have any right to vote on any matter involving the Company, including with respect to any merger, consolidation, combination or conversion of the Company, or any other matter that a Member might otherwise have the ability to vote on or consent with respect to under the Act, at law, in equity or otherwise. The conduct, control and management of the Company shall be vested exclusively in the OpCo Board. In all matters relating to or arising out of the conduct of the operation of the Company, the decision of the OpCo Board shall be the decision of the Company.

(b)             Except as required or permitted by Law, or expressly provided herein or by separate agreement with the Company, no Member who is not also a Manager (and acting in such capacity) shall take any part in the management or control of the operation or business of the Company in its capacity as a Member, nor shall any Member who is not also a Manager (and acting in such capacity) have any right, authority or power to act for or on behalf of or bind the Company in his or its capacity as a Member in any respect or assume any obligation or responsibility of the Company or of any other Member. Notwithstanding the foregoing, the Company may from time to time appoint one or more Members as officers or employ one or more Members as employees, and such Members, in their capacity as officers or employees of the Company (and not, for clarity, in their capacity as Members of the Company), may take part in the control and management of the business of the Company to the extent such authority and power to act for or on behalf of the Company has been delegated to them by the OpCo Board.

3.08         Meetings of the Members.

(a)             Meetings of the Members solely for the purposes expressly permitted herein may be called upon the written request of the OpCo Board or Members holding a majority of the outstanding Common Units entitled to vote thereat. Such request shall state the location of the meeting and the nature of the business to be transacted at the meeting. Written notice of any such meeting shall be given to all Members not less than two Business Days and not more than 30 days prior to the date of such meeting. Solely to the extent the vote or consent of Members is expressly permitted or required under this Agreement, such vote or consent may be given at a meeting of the Members or may be given in accordance with the procedure prescribed in this Section 3.08. Except as otherwise expressly provided herein, the affirmative vote of the Members holding a majority of the outstanding Common Units entitled to vote at such meeting voting at such meeting shall constitute the act of the Members from such meeting.

(b)             Each Member may authorize any Person or Persons to act for it by proxy on all matters in which such Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by such Member or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.

(c)             Each meeting of Members shall be conducted by the OpCo Board or such individual Person as the OpCo Board deems appropriate.

(d)             [The holders of a majority of the outstanding Common Units and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Members for the transaction of business, except as otherwise provided by Law. In the absence of a quorum, the OpCo Board, or its designee , may, or the Members so present by majority vote may, adjourn the meeting from time to time until a quorum shall attend. Any meeting of Members, annual or special, may be adjourned by the Manager or by a majority vote of the Members present, whether or not a quorum, and reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting.]

3.09          Action by Written Consent or Ratification.

(a)             Any action required or permitted to be taken by the Members pursuant to this Agreement shall be taken if all Members whose consent or ratification is required consent thereto or provide a consent or ratification in writing.

(b)             Any action required, required to be approved or permitted to be taken by the OpCo Board pursuant to this Agreement may be taken or approved, as applicable, by the OpCo Board acting pursuant to a writing which evidences its approval of or consent to such action.

(c)             Any consent or approval of the Members, the OpCo Board or the PubCo Board required or permitted by this Agreement to be “written” may also be made by the use of electronic transmission.

3.10         Investment Company Act Restrictions. The OpCo Board shall use its best efforts to ensure that the Company shall not be subject to registration as an investment company pursuant to the Investment Company Act.

3.11         Transactions Between the Company and PubCo. The OpCo Board may cause the Company to contract and deal with PubCo, or any Affiliate of PubCo; provided that, such contracts and dealings (other than contracts and dealings between the Company and its Subsidiaries) are on terms comparable in all material respects to with those available to the Company from others dealing at arm’s length or are approved by the Disinterested Majority or the Requisite Continuing Members; provided that, the foregoing shall in no way limit the OpCo Board’s rights under Section 3.01, Section 3.04, Section 3.05 or Section 3.09. The Members hereby approve each of the contracts or agreements between or among PubCo, the Company and their respective Affiliates entered into on or prior to the date of this Agreement in accordance with the Existing LLC Agreement or that the board of managers of the Company or the PubCo Board has approved in connection with the transactions contemplated by the Merger Agreement.

Article IV

DISTRIBUTIONS

4.01         Distributions

(a)             Distributions Generally. The OpCo Board may, subject to (i) any restrictions contained in the financing agreements to which the Company or any its Subsidiaries is a party, (ii) having Available Cash, and (iii) any other restrictions set forth in this Agreement, make Distributions at any time and from time to time. Notwithstanding any other provision of this Agreement to the contrary, no Distribution, Tax Distribution or other payment in respect of Units shall be required to be made to any Member if, and to the extent that, such Distribution, Tax Distribution or other payment in respect of Units would not be permitted under the Act or other applicable Law.

(b)             Operating Distributions. The OpCo Board, in its sole discretion, may authorize Distributions (to the extent of Available Cash) by the Company to the Members at any time and from time to time. Subject to Section 4.01(d) with respect to Tax Distributions, all Distributions by the Company other than those made in connection with a Liquidity Event pursuant to Section 4.02, shall be made or allocated to holders of Participating Units pro rata based on the number of Participating Units held by each such holder.

(c)             Restricted Common Unit Distributions. No Restricted Common Unit shall be entitled to receive any Distributions pursuant to Section 4.01(b) or Section 4.02 unless and until a Vesting Event has occurred with respect to such Restricted Common Unit. No later than five (5) Business Days following the applicable Conversion Date with respect to a Restricted Common Unit, for each Restricted Common Unit for which the Vesting Event has occurred, the Company shall pay to the holder of such Restricted Common Unit an aggregate amount equal to the aggregate per Participating Unit amount of Distributions actually paid pursuant to Section 4.01(b) or Section 4.02 (but, for the avoidance of doubt, excluding any Tax Distributions that have not offset Distributions pursuant to Section 4.01(b) or Section 4.02) at the time of the payment pursuant to this Section 4.01(c) during the Distribution Catch-Up Period relevant to such Restricted Common Unit (and if any in-kind Distribution was made during the Distribution Catch-Up Period, (which, for the avoidance of doubt, for purposes of this Agreement, shall not include any Exchange Transaction) to the extent feasible (and not requiring any approval (including at PubCo) other than that of the OpCo Board) identical property, or if not feasible (or if requiring any such approval) an amount in cash equal to the Fair Market Value per Participating Unit of such in-kind Distribution at the time such Distribution was made (such Distribution, a “Distribution Catch-Up Payment”). If the full Distribution Catch-Up Payments cannot be timely made in accordance with the immediately preceding sentence, no Distribution will be made pursuant to Section 4.01(b) or Section 4.02 until all Distribution Catch-Up Payments are made. To the extent that the applicable Conversion Date in respect of a Restricted Common Unit occurs following the date that a Distribution is declared under Section 4.01(b) or Section 4.02, but on or before the date such Distribution is paid, the amount distributable on each Unit in such Distribution shall not be included in the Distribution Catch-Up Payment to the extent paid in accordance with the immediately following clause, and such holder of such Restricted Common Unit shall be entitled to receive such Distribution when paid to the holders of Participating Units, assuming such holder continues to hold a Participating Unit on the record date with respect to such Distribution and receives such Distribution.

(d)             Tax Distributions.

(i)             With respect to each Member the Company shall calculate the excess of (x)(A) the Income Amount allocated or allocable to such Member for the Tax Estimation Period in question and for all preceding Tax Estimation Periods, if any, within the taxable year containing such Tax Estimation Period multiplied by (B) the Assumed Tax Rate over (y) the aggregate amount of all prior Tax Distributions in respect of such taxable year and any Distributions made to such Member pursuant to Section 4.01(b), 4.01(c) and Section 4.02, with respect to the Tax Estimation Period in question and any previous Tax Estimation Period falling in the taxable year containing the applicable Tax Estimation Period referred to in (x)(A) (the amount so calculated pursuant to this sentence is herein referred to as a “Member’s Required Tax Distribution”); provided, however, that the OpCo Board may make adjustments in its reasonable discretion to reflect transactions occurring during the taxable year; provided, further, that if the amount of a Tax Distribution actually made with respect to a Tax Estimation Period is greater than or less than such Member’s Tax Distribution that would have been made under this Section 4.01(d)(i) for such period based on subsequent tax information and assuming no limitations based on prohibitions under applicable Law, Available Cash, or insolvency (such limitations, the “Liquidity Limitations”) (e.g., because the estimated Tax Distribution for a Tax Estimation Period was greater than or less than the amount calculated based on actual taxable income for such Tax Estimation Period or because such Tax Distribution would have rendered the Company insolvent), then, for subsequent Tax Estimation Periods, the OpCo Board shall, subject to the Liquidity Limitations, cause the Company to adjust the next Tax Distribution downward (but not below zero) or upward (but in any event pro rata in proportion to the Members’ respective number of Participating Units) to reflect such excess or shortfall; provided, further, that with respect to PubCo and its wholly owned Subsidiaries, the Member’s Required Tax Distribution for any Tax Estimation Period, shall be an amount sufficient for PubCo and its wholly owned Subsidiaries to receive a distribution pursuant to Section 4.01(b) and this Section 4.01(d) sufficient to enable PubCo and its wholly owned Subsidiaries to meet their U.S. federal, state, local and non-U.S. tax obligations and obligations under the Tax Receivable Agreement for such Tax Estimation Period, and, if the amount otherwise payable to PubCo and its wholly owned Subsidiaries (before the application of this proviso) is less than such amount required by PubCo and its wholly owned Subsidiaries to meet such obligations, PubCo’s Required Tax Distribution shall be increased to enable PubCo and its wholly owned Subsidiaries to satisfy such obligations. For purposes of this Agreement, the “Income Amount” for a Tax Estimation Period shall equal, with respect to any Member, the net taxable income (or, if applicable, gross taxable income, except to the extent offset by items of loss thereof) of the Company allocated or allocable to such Member for such Tax Estimation Period (excluding any compensation paid to a Member but taking into account any corrective allocations made pursuant to Section 5.05(i) or Section 5.05(k)). For purposes of computing the Income Amount, the taxable income shall be determined (i) without regard to any special adjustments of tax items required as a result of any election under Section 754 of the Code, including adjustments required by Sections 734 and 743 of the Code, and (ii) by including adjustments to taxable income in respect of Section 704(c) of the Code (including “reverse Section 704(c) allocations”). For the avoidance of doubt, taxable income will include any amounts required to be included in taxable income by a Member as a result of ownership by the Company of an entity classified as a: (i) PFIC (including by reason of a QEF election or a mark-to-market election) or (ii) “controlled foreign corporation” within the meaning of Section 957 of the Code in which a Member (or any of its direct or indirect owners) could be a “United States shareholder” for U.S. federal income tax purposes.

(ii)            At least five (5) days before the quarterly due date for payment of estimated tax payments by corporations or individuals (whichever is earlier) on a calendar year under the Code, the Company shall distribute (to the extent of Available Cash and unless prohibited by applicable Law or by any restrictions applicable to tax distributions contained in the Company’s or its Subsidiaries’ then applicable bank financing agreements by which the Company or its Subsidiaries are bound) to the Members pro rata in accordance with their Common Percentage Interest, an aggregate amount of cash sufficient to provide each such Member with a Distribution at least equal to such Member’s Required Tax Distribution (with amounts distributed pursuant to this Section 4.01(d), “Tax Distributions”). Notwithstanding anything to the contrary contained in this LLC Agreement, (a) the OpCo Board shall make, in its reasonable discretion, equitable adjustments (downward (but not below zero) or upward) to the Members’ Tax Distributions (but in any event pro rata in proportion to the Members’ respective number of Common Units) to take into account increases or decreases in the number of Common Units held by each Member during the relevant period (including as a result of conversion of any Restricted Common Units into Common Units in connection with the occurrence of a Vesting Event); provided that, no such adjustments shall be made that would have a material adverse effect on the Continuing Members without the Continuing Member Representative’s prior written consent (which consent shall not be unreasonably withheld, conditioned, or delayed), and (b) no Tax Distributions (or downward (but not below zero) or upward adjustment to any Tax Distributions) shall be made other than on a pro rata basis in proportion to the Members’ respective number of Common Units. Any Tax Distributions shall be treated in all respects as advances against future Distributions pursuant to Section 4.01(b) and Section 4.02 and shall be treated for all purposes of this Agreement as having been paid pursuant to Section 4.01(b) or Section 4.02, as applicable.

(iii)           Notwithstanding anything to the contrary herein, no Tax Distributions will be required to be made with respect to items arising with respect to any Covered Transaction, although any unpaid Tax Distributions with respect to any Tax Estimation Period, or portion thereof, ending before a Covered Transaction shall continue to be required to be paid prior to any Distributions being made under Section 4.01(b) and Section 4.02.

4.02         Liquidation Distribution. Subject to Section 4.01(d) with respect to Tax Distributions, all Distributions by the Company, and all proceeds (whether received by the Company or directly by the Members) in connection with dissolution of the Company shall be made or allocated among the holders of Participating Units pro rata based on the number of Participating Units held by each such holder.

4.03         Limitations on Distribution. Notwithstanding any provision to the contrary contained in this Agreement, the OpCo Board shall not make a Distribution to any Member if such Distribution would violate Section 18-607 of the Act or other applicable Law.

4.04         Use of Distribution Funds. PubCo shall use Distributions received from the Company for payment of taxes, obligations under the Tax Receivable Agreement, liabilities or expenses, to loan funds to the Company in accordance with this Agreement, for the payment of dividends to its shareholders or for other general corporate purposes as determined in the sole discretion of the PubCo; provided that, PubCo may not use such Distributions to acquire any Units, except as otherwise provided in Section 7.04.

4.05         Earnout Company Unit Distributions. Notwithstanding anything in this Article IV to the contrary, for all purposes of this Article IV, any distributions that would be made to PubCo pursuant to this Article IV in respect of the Common Units held by PubCo that are Earnout Company Units (other than pursuant to Section 4.01(d)) and that have not satisfied the earnout criteria applicable to the Deferred Founder Shares set forth in the Sponsor Letter Agreement at the time such distribution is made shall be held back, placed into escrow and recorded by the Company and such amounts shall either be (a) released to PubCo at such time (if any) as such Earnout Company Units satisfy the earnout criteria set forth in the Sponsor Letter Agreement or (b) released to the Company at such time as such Earnout Company Units are forfeited to the Company in accordance with the Sponsor Letter Agreement. Notwithstanding anything to the contrary in this Agreement, prior to satisfaction of the earnout criteria applicable to the Deferred Founder Shares set forth in the Sponsor Letter Agreement with respect to an Earnout Company Unit, PubCo will not have the right to vote with respect to such Earnout Company Unit under this Agreement and shall not be entitled to distributions except to the extent otherwise set forth in this Section 4.05.

Article V

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS;
TAX ALLOCATIONS; TAX MATTERS

5.01         Initial Capital Contributions. The Members have made, on or prior to the date hereof, Capital Contributions and, in exchange, the Company has issued to the Members the number of Common Units as specified in the books and records of the Company.

5.02         No Additional Capital Contributions. No Member shall be required to make additional Capital Contributions to the Company without the consent of such Member or permitted to make additional capital contributions to the Company without the consent of the OpCo Board, which may be granted or withheld in its sole discretion.

5.03         Capital Accounts. A separate capital account (a “Capital Account”) shall be established and maintained for each Member in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) and this Section 5.03. The Company may adjust the Capital Accounts of its Members to reflect revaluations of the property of any Subsidiary of the Company that is treated as a partnership (or entity disregarded from a partnership) for U.S. federal income tax purposes. The Capital Account of each Member shall be credited with such Member’s Capital Contributions, if any, all Profits allocated to such Member pursuant to Section 5.04 and any items of income or gain which are specially allocated pursuant to Section 5.05; and shall be debited with all Losses allocated to such Member pursuant to Section 5.04, any items of loss or deduction of the Company specially allocated to such Member pursuant to Section 5.05, and all cash and the Carrying Value of any property (net of liabilities assumed by such Member and the liabilities to which such property is subject) distributed by the Company to such Member. Any references in any section of this Agreement to the Capital Account of a Member shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above. In the event of any Transfer of any interest in the Company in accordance with the terms of this Agreement, the Transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

5.04         Allocations of Profits and Losses. Except as otherwise provided in this Agreement, Profits and Losses (and, to the extent necessary, individual items of income, gain or loss or deduction of the Company) shall be allocated in a manner such that the Capital Account of each Member after giving effect to the special allocations set forth in Section 5.05 is, as nearly as possible, equal (proportionately) to (i) the Distributions that would be made pursuant to Section 4.02 if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Carrying Value, all Company liabilities were satisfied in cash in accordance with their terms (limited with respect to each nonrecourse liability to the Carrying Value of the assets securing such liability) and all remaining or resulting cash was distributed to the Members, minus (ii) such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets. Notwithstanding the foregoing, the OpCo Board shall make such adjustments to Capital Accounts as it determines in its reasonable discretion to be appropriate to ensure allocations are made in accordance with a Member’s interest in the Company.

5.05         Special Allocations. Notwithstanding any other provision in this Article V:

(a)             Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain or Member Nonrecourse Debt Minimum Gain (determined in accordance with the principles of Treasury Regulations Sections 1.704-2(d) and 1.704-2(i)) during any Company taxable year, the Members shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to their respective shares of such net decrease during such year, determined pursuant to Treasury Regulations Section 1.704-2(i)(4). The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 5.05(a) is intended to comply with the minimum gain chargeback requirements in such Treasury Regulations Sections and shall be interpreted consistently therewith, including that no chargeback shall be required to the extent of the exceptions provided in Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4).

(b)            Qualified Income Offset. If any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate the deficit balance in such Member’s Adjusted Capital Account Balance created by such adjustments, allocations or distributions as promptly as possible; provided that, an allocation pursuant to this Section 5.05(b) shall be made only to the extent that a Member would have a deficit Adjusted Capital Account Balance in excess of such sum after all other allocations provided for in this Article V have been tentatively made as if this Section 5.05(b) were not in this Agreement. This Section 5.05(b) is intended to comply with the “qualified income offset” requirement of the Code and shall be interpreted consistently therewith.

(c)            Gross Income Allocation. If any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Member is obligated to restore, if any, pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible; provided that, an allocation pursuant to this Section 5.05(c) shall be made only if and to the extent that a Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article V have been tentatively made as if Section 5.05(b) and this Section 5.05(c) were not in this Agreement.

(d)             Nonrecourse Deductions. Nonrecourse Deductions shall be allocated to the Members holding Common Units in accordance with their respective Common Percentage Interest.

(e)             Member Nonrecourse Deductions. Member Nonrecourse Deductions for any taxable period shall be allocated to the Member who bears the economic risk of loss with respect to the liability to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1).

(f)            Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a Distribution to a Member in complete liquidation of such Member's interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such Distribution was made in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(g)            Ameliorative Allocations. Any special allocations of income or gain pursuant to Sections 5.05(a), 5.05(b) or 5.05(c) hereof shall be taken into account in computing subsequent allocations pursuant to Section 5.04 and this Section 5.05(g), so that the net amount of any items so allocated and all other items allocated to each Member shall, to the extent possible, be equal to the net amount that would have been allocated to each Member if such allocations pursuant to Sections 5.05(a), 5.05(b) or 5.05(c) had not occurred.

(h)            Allocations Relating to Taxable Issuance of Company Units. Any income, gain, loss, or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Member (the "Issuance Items") shall be allocated among the Members so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Member shall be equal to the net amount that would have been allocated to each such Member if the Issuance Items had not been realized. The forfeiture allocations described in Proposed Regulations Section 1.704-1(b)(4)(xii)(C) (2005), and the allocations to which they relate, shall be treated as Issuance Items.

(i)            Restricted Common Units. Notwithstanding anything to the contrary contained in this Agreement, (1) no allocation (of Profits or Losses or otherwise) shall be made in respect of any Restricted Common Units in determining Capital Accounts unless and until such Restricted Common Units are converted into Common Units upon the occurrence of a Vesting Event and (2) in the event the Carrying Value is adjusted pursuant to clause (g) of the definition of Carrying Value, any Profits or Losses resulting from such adjustment shall, in the manner reasonably determined by the OpCo Board, be allocated among the Members (including the Members who held the Restricted Common Units giving rise to such adjustment) such that the Capital Account balance relating to each Common Unit (including such Restricted Common Units that have been converted into Common Units) is equal in amount immediately after making such allocation, after taking into account the Distribution Catch-Up Payment, in accordance with principles similar to those set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(s); provided that, if the foregoing allocations pursuant to clause (2) are insufficient to cause the Capital Account balance relating to each Common Unit to be so equal in amount, then the OpCo Board, in its reasonable discretion, shall cause a Capital Account reallocation in accordance with principles similar to those set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3) to cause the Capital Account balance relating to each Common Unit to be so equal in amount.

(j)            Forfeiture Allocation. In the event that the Units of any Member are forfeited, then for the fiscal year of such forfeiture or other period (as determined by the OpCo Board):

(i)            items of income, gain, loss, and deduction shall be excluded from the calculation of Profits and Losses and shall be specially allocated to the Member whose Units have been forfeited so as to cause such Member’s Capital Account to equal such Member’s Distribution entitlements under Section 4.01 after giving effect to the adjustment in the Member’s Common Percentage Interest resulting from the applicable forfeiture;

(ii)          the OpCo Board may elect to apply another allocation or Capital Account adjustment method to a Unit forfeiture as it reasonably deems appropriate in lieu of the method set forth in this Section 5.05(i).

(k)           Noncompensatory Options. If, as a result of an exercise of a noncompensatory option to acquire an interest in the Company, a Capital Account reallocation is required under Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3), the Company shall make corrective allocations pursuant to Treasury Regulations Section 1.704-1(b)(4)(x).

5.06         Tax Allocations. For income tax purposes, each item of income, gain, loss and deduction of the Company shall be allocated among the Members in the same manner as the corresponding items of Profits and Losses and specially allocated items are allocated for Capital Account purposes; provided that, in the case of any asset the Carrying Value of which differs from its adjusted tax basis for U.S. federal income tax purposes, income, gain, loss and deduction with respect to such asset shall be allocated solely for income tax purposes in accordance with the principles of Sections 704(b) and (c) of the Code (in any manner determined by the OpCo Board and permitted by the Code and Treasury Regulations; provided that, except as otherwise provided in this Section 5.06, the prior written consent of the Requisite Continuing Members shall be required for use of any method other than the traditional method (without curative allocations) described in Treasury Regulation Section 1.704-3(b)) so as to take account of the difference between Carrying Value and adjusted basis of such asset; provided, further, that with respect to the reverse Section 704(c) allocations resulting from the adjustment that occurred immediately prior to the investment by Carlyle in connection with the Existing Agreement and the subsequent purchase of interests in the Company by Carlyle pursuant to the Purchase Agreement (as defined in the Existing Agreement), the Company shall adopt the “remedial allocation method” described in Treasury Regulation Section 1.704-3(d) (unless otherwise consented to by Carlyle), for making such allocations. Notwithstanding the foregoing, the OpCo Board shall make such allocations for tax purposes as it determines in its reasonable discretion, subject to, for so long as the Continuing Members collectively own at least 10% of the Units, the prior written consent, not to be unreasonably withheld, conditioned or delayed, of the Requisite Continuing Members, to be appropriate to ensure allocations are made in accordance with a Member’s interest in the Company.

5.07         Tax Advances. If the Company or any other Person in which the Company holds an interest is required by Law to withhold or to make tax payments on behalf of or with respect to any Member, or the Company is subjected to tax itself (including any amounts withheld from amounts directly or indirectly payable to the Company or to any other Person in which the Company holds an interest) by reason of the status of any Member as such or that is specifically attributable to a Member (including federal, state, local or foreign withholding, personal property, unincorporated business or other taxes, the amount of any taxes arising under the Revised Partnership Audit Provisions, the amount of any taxes imposed under Code Section 1446(f), and any interest, penalties, additions to tax, and expenses related to any such amounts) (“Tax Advances”), the OpCo Board may cause the Company to withhold such amounts and cause the Company to make such tax payments as so required. All Tax Advances made on behalf of a Member shall be repaid by reducing the amount of the current or next succeeding Distribution or Distributions which would otherwise have been made to such Member or, if such Distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Member. For all purposes of this Agreement, such Member shall be treated as having received the amount of the Distribution that is equal to the Tax Advance. Each Member hereby agrees to indemnify and hold harmless the Company and the other Members from and against any liability (including any liability for taxes, penalties, additions to tax or interest other than any penalties, additions to tax or interest imposed as a result of the Company’s failure to withhold or make a tax payment on behalf of such Member which withholding or payment is required pursuant to applicable Law) with respect to income attributable to or Distributions or other payments to such Member. For the avoidance of doubt, any income taxes, penalties, additions to tax and interest payable by the Company or any fiscally transparent entity in which the Company owns an interest shall be treated as specifically attributable to the Members and shall be allocated among the Members such that the burden of (or any diminution in distributable proceeds resulting from) any such amounts is borne by those Members to whom such amounts are specifically attributable (whether as a result of their status, actions, inactions or otherwise, including pursuant to an allocation made under Section 5.08), in each case as reasonably determined by the OpCo Board. For the avoidance of doubt, any taxes, penalties, and interest payable under the Revised Partnership Audit Provisions by the Company or any fiscally transparent entity in which the Company owns an interest shall be treated as specifically attributable to the Members of the Company, and the OpCo Board shall use commercially reasonable efforts to allocate the burden of (or any diminution in distributable proceeds resulting from) any such taxes, penalties or interest to those Members to whom such amounts are specifically attributable (whether as a result of their status, actions, inactions or otherwise), as reasonably determined by the OpCo Board.

5.08         Partnership Representative.

(a)            PubCo is hereby designated as the “partnership representative” as that term is defined in Revised Partnership Audit Provisions for taxable years of the Company beginning with the taxable year including the Effective Date. In addition, the OpCo Board is hereby authorized to designate or remove any other Person selected by the OpCo Board as the Partnership Representative. For each Fiscal Year in which the Partnership Representative is an entity, the Company shall appoint an individual identified by the Partnership Representative for such Fiscal Year to act on its behalf (the “Designated Individual”) in accordance with the applicable regulations or analogous provisions of state or local Law. Each Member hereby expressly consents to such designations and agrees to take, and that the OpCo Board is authorized to take (or cause the Company to take), such other actions as may be necessary or advisable pursuant to Treasury Regulations or other Internal Revenue Service or Treasury guidance or state or local Law to cause such designations or evidence such Member’s consent to such designations.

(b)            Subject to this Section 5.08, the Partnership Representative shall have the sole authority to act on behalf of the Company in connection with, make all relevant decisions regarding application of, and to exercise the rights and powers provided for in the Revised Partnership Audit Provisions, including making any elections under the Revised Partnership Audit Provisions or any decisions to settle, compromise, challenge, litigate or otherwise alter the defense of any action, audit or examination before the IRS or any other tax authority (each, an “Audit”), and to expend Company funds for professional services and other expenses reasonably incurred in connection therewith.

(c)            Without limiting the foregoing, the Partnership Representative shall give prompt written notice to the Continuing Member Representative of the commencement of any Audit of the Company or any of its Subsidiaries the resolution of which would reasonably be expected to have a disproportionate (compared to PubCo) and material adverse effect on the Continuing Members (a “Specified Audit”). The Partnership Representative shall (i) keep the Continuing Member Representative reasonably informed of the material developments and status of any such Specified Audit, (ii) permit the Continuing Member Representative (or its designee) to participate (including using separate counsel), in each case at the Continuing Members’ sole cost and expense, in any such Specified Audit, and (iii) promptly notify the Continuing Member Representative of receipt of a notice of a final partnership adjustment (or equivalent under applicable Laws) or a final decision of a court or IRS Independent Office of Appeals panel (or equivalent body under applicable Laws) with respect to such Specified Audit. The Partnership Representative or the Company shall promptly provide the Continuing Member Representative with copies of all material correspondence between the Partnership Representative or the Company (as applicable) and any governmental entity in connection with such Specified Audit and shall give the Continuing Member Representative a reasonable opportunity to review and comment on any material correspondence, submission (including settlement or compromise offers) or filing in connection with any such Specified Audit. Additionally, the Partnership Representative shall not (and the Company shall not (and shall not authorize the Partnership Representative to)) settle, compromise or abandon any Specified Audit in a manner that would reasonably be expected to have a disproportionate (compared to PubCo) and material adverse effect on the Continuing Members without the Requisite Continuing Members’ prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned). The Partnership Representative shall obtain the prior written consent of the Requisite Continuing Members (which consent shall not be unreasonably withheld, delayed or conditioned) before (i) making an election under Section 6226(a) of the Code (or any analogous provision of state or local Law) or (ii) taking any material action under the Revised Partnership Audit Provisions that would reasonably be expected to have a disproportionate (compared to PubCo) and material adverse effect on the Continuing Members, in the case of clauses (i) and (ii); provided that, no consent from the Requisite Continuing Members is required in order to make an election under Section 6226(a) of the Code with respect to taxable periods that began on or before the Effective Time.

(d)            All expenses incurred by the Partnership Representative or Designated Individual in connection with its duties as partnership representative or designated individual, as applicable, shall be expenses of the Company (including, for the avoidance of doubt, any costs and expenses incurred in connection with any claims asserted against the Partnership Representative or Designated Individual, as applicable, except to the extent the Partnership Representative or Designated Individual is determined to have performed its duties in the manner described in the final sentence of this Section 5.08(d)), and the Company shall reimburse and indemnify the Partnership Representative or Designated Individual, as applicable, for all such expenses and costs. Nothing herein shall be construed to restrict the Partnership Representative or Designated Individual from engaging lawyers, accountants, tax advisers, or other professional advisers or experts to assist the Partnership Representative or Designated Individual in discharging its duties hereunder. Neither the Partnership Representative nor Designated Individual shall be liable to the Company, any Member or any Affiliate thereof for any costs or losses to any Persons, any diminution in value or any liability whatsoever arising as a result of the performance of its duties pursuant to this Section 5.08 absent (i) willful breach of any provision of this Section 5.08 or (ii) bad faith, fraud, gross negligence or willful misconduct on the part of the Partnership Representative or Designated Individual, as applicable.

(e)            The Company, the Partnership Representative, and the Members expressly agree to be bound by the terms of Section 10.03 of the Merger Agreement. Notwithstanding anything to the contrary contained in this Agreement, in the event of any conflict between Section 10.03 of the Merger Agreement and this Agreement, Section 10.03 of the Merger Agreement shall control.

5.09            Other Allocation Provisions. Certain of the foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations. In addition to amendments effected in accordance with Section 12.12 or otherwise in accordance with this Agreement, Sections 5.03, 5.04 and 5.05 may also, so long as any such amendment does not materially change the relative economic interests of the Members, be amended at any time by the OpCo Board if necessary, in the opinion of tax counsel to the Company, to comply with such regulations or any applicable Law.

5.10            Survival. Sections 5.07 and 5.08 shall be interpreted to apply to Members and former Members and shall survive the Transfer of a Member’s Units and the termination, dissolution, liquidation and winding up of the Company and, for this purpose to the extent not prohibited by applicable Law, the Company shall be treated as continuing in existence.

Article VI

BOOKS AND RECORDS; REPORTS

6.01         Books and Records.

(a)            At all times during the continuance of the Company, the Company shall prepare and maintain separate books of account for the Company in accordance with GAAP.

(b)            Except as limited by Section 6.01(c), each Member shall have the right to receive, for a purpose reasonably related to such Member’s interest as a Member in the Company, upon reasonable written demand stating the purpose of such demand and at such Member’s own expense, a copy of the Certificate and this Agreement and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which the Certificate and this Agreement and all amendments thereto have been executed.

(c)            The OpCo Board may keep confidential from the Members, for such period of time as the OpCo Board determines in its sole discretion, (i) any information that the OpCo Board reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the OpCo Board believes is not in the best interests of the Company, could damage the Company or its business or that the Company is required by Law or by agreement with any third party to keep confidential, including information as to the Units held by any of the Members. With respect to any schedules, annexes or exhibits to this Agreement, each Member (other than PubCo) shall only be entitled to receive and review any such schedules, annexes and exhibits relating to such Member and shall not be entitled to receive or review any schedules, annexes or exhibits relating to any other Member (other than PubCo).

(d)            The OpCo Board shall cause to be prepared and filed all necessary federal and state income tax returns for the Company, including making any tax elections. At the Company’s expense, the OpCo Board, within 120 days of the close of the Fiscal Year, shall use commercially reasonable efforts to furnish to each Member that was a Member during such Fiscal Year a Schedule K-1 and such other tax information reasonably required for U.S. federal, state and local income tax reporting purposes. The Company shall use commercially reasonable efforts to provide to each Person that was a Member during the Fiscal Year (a) by May 15th, August 15th and November 15th of such Fiscal Year, with an estimate of the taxable income, gains, deductions, losses and other items for, respectively, the first, second and third fiscal quarters that such Person will be required to include in its taxable income and (b) by March 1st of such Fiscal Year, with an estimate of the taxable income, gains, deductions, losses and other items of such Person to be reflected on the Schedule K-1 of such Person for the prior Fiscal Year (it being understood such estimated information is subject to change based on the final Form K-1 made available by the Company). The Company also shall provide the Members with such other information as may be reasonably requested for purposes of allowing the Members to prepare and file their own tax returns; provided that, any costs or expenses with respect to the foregoing shall be borne by the requesting Member.

(e)            The OpCo Board shall make the following elections on the appropriate tax returns and shall not rescind them without the prior written consent of the Requisite Continuing Members (provided that, the election described in clause (ii) below cannot be rescinded without the prior written consent of the all the Members):

(i)            to adopt an appropriate federal income tax method of accounting and to keep the Company’s books and records on such income-tax method;

(ii)           to have in effect (and to cause each direct or indirect Subsidiary that is treated as a partnership for U.S. federal income tax purposes and over 50% owned and controlled by the Company to have in effect, to the extent eligible to do so) an election, pursuant to Section 754 of the Code (and any similar election for state or local tax purposes), to adjust the tax basis of Company properties, for the taxable year of the Company that includes the Effective Date and each subsequent taxable year in which an Exchange Transaction occurs; and

(iii)          any other available election that the OpCo Board deems appropriate; provided that, for so long as the Continuing Members collectively own at least 10% of the Units, the OpCo Board shall consult in good faith with the Continuing Member Representative with respect to any material tax election with respect to the Company that could reasonably be expected to have a disproportionate (as compared to PubCo) and adverse effect on the Continuing Members, and not make such election without the Requisite Continuing Members’ prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned).

No Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state Law, and no provision of this Agreement shall be construed to sanction or approve such an election.

6.02         Confidentiality.

(a)            Each of the Members (other than PubCo) agrees to hold the Company’s Confidential Information in confidence and may not disclose or use such information except as otherwise authorized separately in writing by the OpCo Board. “Confidential Information” as used herein includes all non-public information concerning the Company or its Subsidiaries including, but not limited to, ideas, financial product structuring, business strategies, innovations and materials, all aspects of the Company’s business plan, proposed operation and products, corporate structure, financial and organizational information, analyses, proposed partners, software code and system and product designs, employees and their identities, equity ownership, the methods and means by which the Company plans to conduct its business, all trade secrets, trademarks, tradenames and all intellectual property associated with the Company’s business. With respect to each Member, Confidential Information does not include information or material that: (i) is rightfully in the possession of such Member at the time of disclosure by the Company; (ii) before or after it has been disclosed to such Member by the Company, becomes part of public knowledge, not as a result of any action or inaction of such Member in violation of this Agreement; (iii) is approved for release by written authorization of the Chief Executive Officer, Chief Financial Officer or General Counsel of the Company or of PubCo, or any other officer designated by the OpCo Board and PubCo; (iv) is disclosed to such Member or their representatives by a third party not, to the knowledge of such Member, in violation of any obligation of confidentiality owed to the Company with respect to such information; or (v) is or becomes independently developed by such Member or their respective representatives without use of or reference to the Confidential Information.

(b)            Solely to the extent it is reasonably necessary or appropriate to fulfill its obligations or to exercise its rights under this Agreement, each of the Members may disclose Confidential Information to its Subsidiaries, Affiliates, partners, directors, officers, employees, counsel, advisers, consultants, outside contractors and other agents, on the condition that such Persons keep the Confidential Information confidential to the same extent as such Member is required to keep the Confidential Information confidential; provided that, such Member shall remain liable with respect to any breach of this Section 6.02 by any such Subsidiaries, Affiliates, partners, directors, officers, employees, counsel, advisers, consultants, outside contractors and other agents (as if such Persons were party to this Agreement for purposes of this Section 6.02).

(c)            Notwithstanding anything herein to the contrary, each of the Members may disclose Confidential Information (i) to the extent that such Member is required by Law (by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, (ii) for purposes of reporting to its stockholders and direct and indirect equity holders (each of whom are bound by customary confidentiality obligations) the performance of the Company and its Subsidiaries and for purposes of including applicable information in its financial statements to the extent required by applicable Law or applicable accounting standards; or (iii) to any bona fide prospective purchaser of the equity or assets of a Member, or the Common Units held by such Member (provided, in each case, that such Member determines in good faith that such prospective purchaser would be a Permitted Transferee), or a prospective merger partner of such Member (provided that, (i) such Persons will be informed by such Member of the confidential nature of such information and shall agree in writing to keep such information confidential in accordance with the contents of this Agreement and (ii) each Member will be liable for any breaches of this Section 6.02 by any such Persons (as if such Persons were party to this Agreement for purposes of this Section 6.02)).

(d)            Notwithstanding any of the foregoing, nothing in this Section 6.02 will restrict in any manner the ability of PubCo to comply with its disclosure obligations under Law, and the extent to which any Confidential Information is necessary or desirable to disclose.

Article VII

COMPANY UNITS

7.01         Units.

(a)            Limited liability company interests in the Company shall be represented by Units. At the execution of this Agreement, the Units are comprised of only Common Units, which includes the Earnout Company Units, and Restricted Common Units, comprised of Series 1 RCUs, Series 2 RCUs, Series 3 RCUs and Series 4 RCUs.

(i)            In connection with the transactions contemplated by the Merger Agreement, each Member (including PubCo) shall be issued Series 1 RCUs, Series 2 RCUs, Series 3 RCUs and Series 4 RCUs, each of which are outstanding as of the Effective Time. The Members agree that immediately following the Effective Time, no fractional Restricted Common Unit will remain outstanding and any fractional Restricted Common Unit held by a Member shall be rounded up to the nearest whole number.

(ii)           Immediately after giving effect to the transactions contemplated by the Merger Agreement, each Member holds the number of Common Units and the number of Series 1 RCUs, Series 2 RCUs, Series 3 RCUs and Series 4 RCUs, in each case of the foregoing series of Units, set forth opposite such Member’s name on Schedule I attached hereto.

(b)            Subject to Section 7.04, the OpCo Board in its sole discretion may establish and issue, from time to time in accordance with such procedures as the OpCo Board shall determine from time to time, additional Units, in one or more classes or series of Units, or other Company securities, at such price, and with such designations, preferences and relative, participating, optional or other special rights, powers and duties (which may be senior to existing Units, classes and series of Units or other Company securities), as shall be determined by the OpCo Board without the approval of any Member or any other Person who may acquire an interest in any of the Units, including (i) the right of such Units to share in Profits and Losses or items thereof; (ii) the right of such Units to share in Company Distributions; (iii) the rights of such Units upon dissolution and winding up of the Company; (iv) whether, and the terms and conditions upon which, the Company may or shall be required to redeem such Units (including sinking fund provisions); (v) whether such Units are issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which such Units will be issued, evidenced by certificates and assigned or transferred; (vii) the method for determining the Common Percentage Interest as to such Units; (viii) the terms and conditions of the issuance of such Units (including the amount and form of consideration, if any, to be received by the Company in respect thereof, the OpCo Board being expressly authorized, in its sole discretion, to cause the Company to issue such Units for less than Fair Market Value); and (ix) the right, if any, of the holder of such Units to vote on Company matters, including matters relating to the relative designations, preferences, rights, powers and duties of such Units. Notwithstanding any other provision of this Agreement, the OpCo Board in its sole discretion, without the approval of any Member or any other Person, is authorized (i) to issue Units or other Company securities of any newly established class or any existing class to Members or other Persons who may acquire an interest in the Company; (ii) to amend this Agreement to reflect the creation of any such new class, the issuance of Units or other Company securities of such class, and the admission of any Person as a Member which has received Units or other Company securities; and (iii) to effect the combination, subdivision and/or reclassification of outstanding Units as may be necessary or appropriate to give economic effect to equity investments in the Company by PubCo that are not accompanied by the issuance by the Company to PubCo of additional Units and to update the books and records of the Company accordingly. Except as expressly provided in this Agreement to the contrary, any reference to “Units” shall include the Common Units and Units of any other class or series that may be established in accordance with this Agreement. All Units of a particular class shall have identical rights in all respects as all other Units of such class, except in each case as otherwise specified in this Agreement.

(c)            Notwithstanding anything to the contrary in this Agreement, the OpCo Board shall not cause or permit the Company to issue, or authorize the issuance of, any Units unless PubCo has a sufficient number of Class A Common Shares authorized, available and reserved for issuance upon an exchange of such newly issued Units for Class A Common Shares pursuant to an Exchange Transaction.

(d)            If the Company has one hundred (100) or fewer “partners” immediately prior to an issuance of Units, notwithstanding anything to the contrary in this Agreement, the Company shall not, and the OpCo Board shall not cause the Company to, issue any Units if such issuance would result in the Company having more than 100 partners, within the meaning of Treasury Regulations Section 1.7704-1(h) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)); provided that, for such purposes, the Company and the OpCo Board shall be entitled to assume that each person who is a Member immediately before the Effective Time is treated as a single partner within the meaning of Treasury Regulations Section 1.7704-1(h) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)), unless otherwise required by applicable Law.

7.02         Register. The books and records of the Company shall be the definitive record of ownership of each Unit and all relevant information with respect to each Member. Unless the OpCo Board in its sole discretion shall determine otherwise, Units shall be uncertificated and recorded in the books and records of the Company.

7.03         Registered Members. The Company shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Units for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Act or other applicable Law.

7.04         Issuances, Repurchases and Redemptions, Recapitalizations.

(a)            Issuances by PubCo.

(i)            Subject to Section 7.04(a)(ii) and the Exchange Agreement, if, at any time after the Closing Date, PubCo sells or issues Class A Common Shares or any other Equity Interests of PubCo (other than Class B Common Shares), (x) the Company shall concurrently issue to PubCo an equal number of Common Units (if PubCo issues Class A Common Shares), or an equal number of such other Equity Interests of the Company corresponding to the Equity Interests issued by PubCo (if PubCo issues Equity Interests other than Class A Common Shares), and with substantially the same rights to dividends and Distributions (including Distributions upon liquidation) and other economic rights as those of such Equity Interests of PubCo so issued and (y) PubCo shall concurrently contribute to the Company, the net proceeds or other property received by PubCo, if any, for such Class A Common Share or other Equity Interest.

(ii)           Notwithstanding anything to the contrary contained in Section 7.04(a)(i) or Section 7.04(a)(iii), this Section 7.04(a) shall not apply to (x) the issuance and distribution to holders of Class A Common Shares or other Equity Interests of PubCo of rights to purchase Equity Interests of PubCo under a “poison pill” or similar shareholder rights plan (and upon exchange of Common Units for Class A Common Shares, such Class A Common Shares will be issued together with a corresponding right under such plan) or (y) the issuance under PubCo’s employee benefit plans of any warrants, options, stock appreciation right, restricted stock, restricted stock units, performance based award or other rights to acquire Equity Interests of PubCo, but shall in each of the foregoing cases apply to the issuance of Equity Interests of PubCo in connection with the exercise or settlement of such warrants, options, stock appreciation right, restricted stock units, performance based awards or the vesting of restricted stock (including as set forth in clause (iii) below, as applicable).

(iii)          In the event any outstanding Equity Interest of PubCo is exercised or otherwise converted and, as a result, any Class A Common Shares or other Equity Interests of PubCo are issued (including as a result of the exercise of warrants of PubCo), (x) the corresponding Equity Interest outstanding at the Company, if any, shall be similarly exercised or otherwise converted, if applicable, (y) an equivalent number of Common Units or equivalent Equity Interests of the Company shall be issued to PubCo as required by the first sentence of Section 7.04(a)(i), and (z) PubCo shall concurrently contribute to the Company the net proceeds received by PubCo from any such exercise or conversion.

(iv)           If at any time PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) issues any securities in respect of indebtedness for borrowed money (“Debt Securities”), PubCo or such Subsidiary shall Transfer to the Company the net proceeds received by PubCo or such Subsidiary, as applicable, in exchange for such Debt Securities in a manner that directly or indirectly burdens the Company with the repayment of the Debt Securities.

(v)            For the avoidance of doubt, in the event any Class A Common Shares are issued pursuant to the conversion of Surviving Pubco Class A RSRs (as defined in the Merger Agreement), a corresponding number of Restricted Common Units held by PubCo shall automatically and without further action on the part of any Person convert to an equal number of Common Units pursuant to this Agreement.

(b)            New Company Equity Interests. Except pursuant to the Exchange Agreement, (x) the Company may not issue any additional Common Units to PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) unless substantially simultaneously therewith PubCo or such Subsidiary issues or Transfers an equal number of newly-issued Class A Common Shares (or relevant Equity Interest of such Subsidiary) to another Person or Persons and contributes the net proceeds therefrom to the Company, and (y) the Company may not issue any other Equity Interests of the Company to PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) unless substantially simultaneously therewith PubCo or such Subsidiary issues or Transfers, to another Person, an equal number of newly-issued shares of Equity Interests of PubCo or such Subsidiary with substantially the same rights to dividends and Distributions (including Distributions upon liquidation) and other economic rights as those of such Equity Interests of the Company and contributes the net proceeds therefrom to the Company.

(c)            Repurchases and Redemptions.

(i)            Neither PubCo nor any of its Subsidiaries (other than the Company and its Subsidiaries) may redeem, repurchase or otherwise acquire (A) Class A Common Shares pursuant to a PubCo Board approved repurchase plan or program (or otherwise in connection with a transaction approved by the PubCo Board) unless substantially simultaneously therewith the Company redeems, repurchases or otherwise acquires from PubCo or such Subsidiary an equal number of Common Units for the same price per security, if any, or (B) any other Equity Interests of PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) pursuant to a PubCo Board approved repurchase plan or program (or otherwise in connection with a transaction approved by the PubCo Board) unless substantially simultaneously therewith the Company redeems, repurchases or otherwise acquires from PubCo or such Subsidiary an equal number of the corresponding class or series of Equity Interests of the Company with the same rights to dividends and Distributions (including Distributions upon liquidation) and other economic rights as those of such Equity Interests of PubCo or such Subsidiary for the same price per security, if any.

(ii)           Subject to Section 7.05, the Company may not redeem, repurchase or otherwise acquire (x) any Common Units from PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) unless substantially simultaneously PubCo or such Subsidiary redeems, repurchases or otherwise acquires pursuant to a PubCo Board approved repurchase plan or program (or otherwise in connection with a transaction approved by the PubCo Board) an equal number of Class A Common Shares for the same price per security from holders thereof or (y) any other Equity Interests of the Company from PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) unless substantially simultaneously PubCo or such Subsidiary redeems, repurchases or otherwise acquires pursuant to a PubCo Board approved repurchase plan or program (or otherwise in connection with a transaction approved by the PubCo Board) for the same price per security an equal number of Equity Interests of PubCo (or such Subsidiary) of a corresponding class or series with substantially the same rights to dividends and Distributions (including Distributions upon liquidation) and other economic rights as those of such Equity Interests of PubCo or such Subsidiary.

(iii)          Notwithstanding the foregoing clauses (a) and (b) of this Section 7.04, to the extent that any consideration payable by PubCo in connection with the redemption, repurchase or acquisition of Class A Common Shares or other equity securities of PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) consists (in whole or in part) of Class A Common Shares or such other Equity Interests (including in connection with the cashless exercise of an option or warrant (or other convertible right or security)) other than under PubCo’s employee benefit plans for which there are no corresponding Common Units or other Equity Interests of the Company, the redemption, repurchase or acquisition of the corresponding Common Units or other Equity Interests of the Company shall be effectuated in a substantially similar manner.

(d)            Equity Subdivisions and Combinations.

(i)            The Company shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding Equity Interests of the Company unless accompanied by an identical subdivision or combination, as applicable, of the outstanding related class or series of Equity Interest of PubCo, with corresponding changes made with respect to any other exchangeable or convertible Equity Interests of the Company and PubCo.

(ii)           PubCo shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of any class or series of Equity Interest of PubCo, unless accompanied by an identical subdivision or combination, as applicable, of the outstanding related class or series of Equity Interest of the Company, with corresponding changes made with respect to any applicable exchangeable or convertible Equity Interests of the Company and PubCo.

(e)            General Authority. For the avoidance of doubt, but subject to Section 7.01, Section 7.02, Section 7.04 and Section 7.05, the Company and the OpCo Board shall be permitted to undertake all actions, including an issuance, redemption, reclassification, distribution, division or recapitalization, with respect to the Common Units or the Restricted Common Units as the OpCo Board determines is necessary to maintain at all times a one-to-one ratio between (i) the number of Common Units owned by PubCo, directly or indirectly, and the number of outstanding Class A Common Shares, (ii) the number of Restricted Common Units owned by the PubCo, and the number of outstanding Surviving Pubco Class A RSRs issued by PubCo; (iii) the number of Earnout Company Units held by PubCo and the number of Deferred Founder Shares (as defined in the Sponsor Letter Agreement); and (iv) the number of outstanding Class B Common Shares held, directly or indirectly, by any Member and the number of Common Units held, directly or indirectly, by such Member disregarding, for purposes of maintaining the one-to-one ratios in clause (i) and clause (ii), (A) options, rights or securities of PubCo issued under any plan involving the issuance of any Equity Interests that are convertible into or exercisable or exchangeable for Class A Common Shares, (B) treasury stock, or (C) preferred stock or other debt or equity securities (including warrants, options or rights) issued by PubCo that are convertible or into or exercisable or exchangeable for Class A Common Shares (but in each case prior to such conversion, exercise or exchange).

7.05         Restricted Common Units.

(a)            Each Restricted Common Unit will be held in accordance with this Agreement unless and until a Vesting Event occurs with respect to such Restricted Common Unit. Upon the occurrence of a Vesting Event, on the Conversion Date, each applicable Restricted Common Unit with respect to which a Vesting Event has occurred shall be converted immediately and automatically, without any further action on the part of the holder thereof or any other person (including the Company , the OpCo Board and PubCo) into a Common Unit, with all rights and privileges of a Common Unit under this Agreement from and after the Conversion Date as contemplated by Schedule A of the Merger Agreement. Notwithstanding anything to the contrary contained in this Agreement or the Exchange Agreement, no Member shall be permitted to effect an Exchange Transaction with respect to any Restricted Common Units, and in no event shall the Company or PubCo effect an Exchange Transaction with respect to any Restricted Common Unit unless and until a Vesting Event and Conversion Date has occurred with respect to such Restricted Common Unit and it has been converted to a Common Unit in accordance with the terms hereof. For the avoidance of doubt and without limiting the immediately foregoing sentence, in the event that a Vesting Event, Conversion Date and conversion into Common Unit has occurred in respect of a Restricted Common Unit, OpCo and PubCo may effect an Exchange of such then converted Common Unit in accordance with this Agreement and the Exchange Agreement.

(b)            Notwithstanding anything to the contrary contained in this Agreement, if, upon the occurrence of a Vesting Event, a filing is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations promulgated thereunder (“HSR Act”), for the immediate conversion of any Restricted Common Unit into a Common Unit, then the Conversion Date with respect to each such Restricted Common Unit shall be delayed until the earlier of (i) such time as the required filing under the HSR Act has been made and the waiting period applicable to such conversion under the HSR Act shall have expired or been terminated or (ii) such filing is no longer required, at which time such conversion shall automatically occur without any further action by the holders of any such Restricted Common Unit. Each of the Members and PubCo agree to promptly take all actions required to make such filing under the HSR Act and the filing fee for such filing shall be paid by the Company.

(c)            On the Conversion Date, PubCo shall issue to each Continuing Member that holds a Surviving Pubco Class B RSR, one Class B Common Share. PubCo hereby agrees to reserve for issuance at all times an adequate number of Class B Common Shares to permit the issuance of all Class B Common Shares assuming all of the Members’ Pubco Class B RSRs vest under the terms of the Merger Agreement.

(d)            To the extent that, by the Earnout Expiration Date (as defined in the Merger Agreement), subject to extension as described in the Merger Agreement, a Vesting Event has not occurred with respect to a Restricted Common Unit, and a Restricted Common Unit has not vested and converted into a Common Unit, then immediately and without any further action under this Agreement, on such date, any such Restricted Common Units outstanding under this Agreement shall be canceled and extinguished for no consideration, unless a definitive agreement providing for an Earnout Strategic Transaction (as defined in the Merger Agreement) has been entered into prior to the Earnout Expiration Date, in which case, such cancellation shall not occur prior to the first to occur of the termination of such definitive agreement and the consummation of such Earnout Strategic Transaction.

(e)            The parties hereto intend that, for U.S. federal income tax purposes, (i) the Restricted Common Units received by the Continuing Members and by PubCo in connection with the Merger Agreement not be treated as being received in connection with the performance of services and (ii) no such Member be treated as having taxable income or gain as a result of such receipt of such Restricted Common Units or as a result of holding any such Restricted Common Units at the time of any Vesting Event (other than as a result of corrective allocations made pursuant to Section 5.05(i)) and the Company shall prepare and file all tax returns consistent therewith unless otherwise required by a “determination” within the meaning of Section 1313 of the Code.

7.06         Forfeiture of Earnout Company Units. The Earnout Company Units shall be subject to automatic forfeiture and transfer to the Company by PubCo in accordance with the Sponsor Letter.

Article VIII

TRANSFER RESTRICTIONS

8.01         Member Transfers.

(a)            Except as otherwise agreed to in writing between the OpCo Board and the applicable Member and reflected in the books and records of the Company or as otherwise provided in this Article VIII, no Member or Assignee thereof may Transfer all or any portion of its Units or other interest in the Company (or beneficial interest therein) without the prior consent of the OpCo Board, which consent may be given or withheld, or made subject to such conditions (including the receipt of such legal opinions and other documents that the OpCo Board may require) as are determined by the OpCo Board, in each case in the OpCo Board’s sole discretion, and which consent may be in the form of a plan or program entered into or approved by the OpCo Board, in its sole discretion. Any such determination in the OpCo Board’s sole discretion in respect of Units shall be final and binding. Such determinations need not be uniform and may be made selectively among Members, whether or not such Members are similarly situated, and shall not constitute the breach of any duty hereunder or otherwise existing at law, in equity or otherwise. Any purported Transfer of Units that is not in accordance with, or subsequently violates, this Agreement shall be, to the fullest extent permitted by law, null and void. If a Member Transfers all or a portion of its Common Units to a Transferee in compliance with this Agreement, the Member shall surrender a number of Class B Common Shares to PubCo equal to the number of transferred Common Units, such Class B Common Shares will be immediately cancelled, and PubCo shall issue the same number of Class B Common Shares to such Transferee upon its admittance to the Company as a Member.

(b)            Except as otherwise agreed to in writing between the OpCo Board and the applicable Member and reflected in the books and records of the Company, each Member hereby agrees and covenants that such Member will not, during the Lock-Up Period, Transfer any limited liability company interests of the Company or any equity interests of PubCo (including any Class A Common Shares) received or retained as consideration under the Merger Agreement, including any securities held in escrow or otherwise issued or delivered after the Closing pursuant to the Merger Agreement (collectively, the “Restricted Securities”) (a “Prohibited Transfer”). If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and PubCo and the Company shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 8.01(b), PubCo and the Company may impose stop-transfer instructions with respect to the Restricted Securities of each Member until the end of the Lock-Up Period, as well as include customary legends on any certificates for any of the Restricted Securities reflecting the restrictions under this Section 8.01.

(c)            Notwithstanding anything otherwise to the contrary in this Agreement, following the conclusion of the Lock-Up Period, each Member that is a Member holding at least 2% of the Common Percentage Interest (excluding, for purposes of this calculation, Common Units then owned by the Managing Member (if any) or any Subsidiary of the Managing Member (if any)) may Transfer all or any portion of its Common Units in a Transfer that complies with Section 8.04, without the consent of the OpCo Board or any other Person, so long as, to the extent the Company otherwise satisfies the requirements of Treasury Regulation Section 1.7704-1(h) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)) in such taxable year, such transfer does not increase the number of Members of the Company as determined in the sole discretion of the OpCo Board.

(d)            Notwithstanding anything otherwise to the contrary in this Agreement, following the conclusion of the Lock-Up Period, each Member may Transfer Units in Exchange Transactions pursuant to, and in accordance with, the Exchange Agreement; provided that, in the case of any Member other than a Member holding at least 2% of the Common Percentage Interest (excluding, for purposes of this calculation, Common Units then owned by the Managing Member (if any) or any Subsidiary of the Managing Member (if any)), that such Exchange Transactions shall be effected in compliance with reasonable policies that the OpCo Board may adopt or promulgate from time to time and advise the Members of in writing (including policies requiring the use of designated administrators or brokers) in its reasonable discretion; provided, further, that if such policies conflict with the terms of the Exchange Agreement, the provisions of the Exchange Agreement shall apply in lieu thereof to any Exchange Transaction to the extent of such conflict.

(e)            Notwithstanding anything otherwise to the contrary in this Section 8.01, subject to the limitations set forth herein and the Company Voting and Support Agreement, an individual Member may Transfer all or any portion of his, her or its Restricted Securities without consideration to (i) any member of his or her Family Group or (ii) any Affiliate of such Member (including any partner, shareholder or member controlling or under common control with such Member and Affiliated investment fund or vehicle of such Member), but excluding any Affiliate under this clause (ii) who operates or engages in a business which competes with the business of PubCo or the Company, in each case, in a Transfer that complies with Section 8.04 and (iii) to a trust solely for the benefit of such Member and such Member’s Family Group (or a re-Transfer of such Restricted Securities by such trust back to such Member upon the revocation of any such trust) or pursuant to the applicable Laws of descent or distribution among such Member’s Family Group, in each case, provided that, to the extent the Company otherwise satisfies the requirements of Treasury Regulation Section 1.7704-1(h) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)) for such taxable year, such Transfer does not increase the number of Members of the Company as determined in the sole discretion of the OpCo Board (each of clauses (i)-(iii), an “Exempt Transfer”); provided that, (x) the restrictions contained in this Article VIII shall apply to an Exempt Transfer and (y) the restrictions contained in this Agreement will continue to apply to the Restricted Securities after any Exempt Transfer and each Transferee of Restricted Securities shall agree in writing, prior to and as a condition precedent to the effectiveness of such Exempt Transfer, to be bound by the provisions of this Agreement, without modification or condition, subject only to the consummation of such Exempt Transfer. Upon the Exempt Transfer of Restricted Securities, the transferor will deliver written notice to the Company, which notice will disclose in reasonable detail the identity of such Transferee(s) and shall include original counterparts of this Agreement in a form acceptable to the OpCo Board. Notwithstanding the foregoing, no party hereto shall avoid the provisions of this Agreement by making one or more Exempt Transfers to one or more Transferees and then disposing of all or any portion of such party’s interest in such Transferee if such disposition would result in such Transferee ceasing to be a Permitted Transferee. The OpCo Board may implement other policies and procedures to permit the Transfer of Restricted Securities by the Members for personal planning purposes and any such Transfer effected in compliance with such policies and procedures shall not require the prior consent of the OpCo Board.

(f)            Any Transfer or attempted Transfer of any Units in violation of any provision of this Agreement shall, to the fullest extent permitted by law, be null and void ab initio, and the Company will not record such Transfer on its books or treat any purported Transferee of such Units as the owner of such securities for any purpose.

8.02         Mandatory Exchanges and Approved Qualified Transaction.

(a)            The Company may, with the approval of the Disinterested Majority, at any time and from time to time, without the consent of any Member or other Person, cause to be Transferred to PubCo in an Exchange Transaction any and all Units, except for Units held by any Member holding at least 2% of the Common Percentage Interest (excluding, for purposes of this calculation, Common Units then owned by PubCo or any Subsidiary of PubCo) (a “Mandatory Exchange”); provided that, if at any time after the conclusion of the Lock-Up Period, (i) (x) the Company is not managed by PubCo or (y) for any other reason the Company’s nationally recognized tax advisors are unable to render an opinion to the Company at least at a “more likely than not” level of comfort that PubCo constitutes a “general partner” within the meaning of Treasury Regulations Section 1.7704-1(k)(1), (ii) the Company has more than 100 partners, within the meaning of Treasury Regulations Section 1.7704-1(h) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)), and (iii) there are not binding agreements by and among Members and the Company and/or its assignees to sell Units in a manner that will not cause the Company to be classified as a “publicly traded partnership” within the meaning of Section 7704 of the Code pursuant to one or more closings that will occur no later than seventy-five (75) days of the conclusion of the Lock-Up Period and that would cause the Company to have 100 or fewer partners, within the meaning of Treasury Regulations Section 1.7704-1(h) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)), upon the consummation of the transactions contemplated by such agreements (including, agreements to tender Units to the Company or one or more purchasers approved by the Company), then the Company shall promptly, and in any event within seventy-five (75) days of the conclusion of the Lock-Up Period, cause a Mandatory Exchange to be effected with respect to a number of Members holding less than 2% of the Common Percentage Interest (excluding, for purposes of this calculation, Common Units then owned by PubCo or any Subsidiary of PubCo) sufficient to cause the Company to have no more than 100 partners, within the meaning of Treasury Regulations Section 1.7704-1(h) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)), upon the consummation of such Mandatory Exchange. Any Mandatory Exchange need not be uniform and may be made by the Company and PubCo selectively among Members, whether or not such Members are similarly situated; provided that, in the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to any Class A Common Shares (a “PubCo Offer”) is proposed by PubCo or is proposed to PubCo or its stockholders and approved by the PubCo Board or is otherwise effected or to be effected with the consent or approval of the PubCo Board that would result in PubCo undergoing a Change of Control, then the OpCo Board shall require, and each Member shall be deemed to effect, an Exchange Transaction with respect to any and all Units held by all Members conditioned upon, and subject to, the consummation of such PubCo Offer or Change of Control, in each case, to the extent that such Member has not effected an Exchange Transaction with respect to all of its Units prior to the consummation of such transaction.

(b)            In the event that the OpCo Board and the holders of a majority of the voting power of all outstanding capital stock of PubCo approve a Qualified Transaction (the “Approved Qualified Transaction”), PubCo and each other Member (each, a “Required Member”) agree to Transfer all of such Required Member’s Units in connection with such Approved Qualified Transaction (the “Drag-Along Right”) for an amount of consideration per Unit and corresponding Class B Common Share equal (before taking into account any rights such Required Member may have under the Tax Receivable Agreement) to the amount of consideration to be received per Class A Common Share by the holders thereof (the “Drag Price”), and otherwise with respect to such Units on the same terms and conditions as apply to the Class A Common Shares in such Approved Qualified Transaction, with such modifications as are appropriate, as determined in good faith by the OpCo Board, to reflect the fact that Units and corresponding Class B Common Shares rather than Class A Common Shares will be Transferred in the first instance by such Member. Any Transfer effected in connection with the Drag-Along Right shall be structured in the sole discretion of the OpCo Board and, without limitation to any other structure, the OpCo Board will use its reasonable best efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit the Members to participate in such Approved Qualified Transaction to the same extent or on an economically equivalent basis as the holders of Class A Common Shares without discrimination; provided that, without limiting the generality of this sentence, the OpCo Board will use its reasonable best efforts expeditiously and in good faith to ensure that such Members may participate in each such Approved Qualified Transaction without being required to have their Common Units and Class B Common Shares redeemed (or, if so required, to ensure that any such redemption shall be effective only upon, and shall be conditional upon, the closing of such Approved Qualified Transaction, or, as applicable, to the extent necessary to exchange the number of Common Units being repurchased).

(c)            PubCo shall send written notice (the “Drag-Along Notice”) to the Company and the Required Members at least thirty (30) days prior to the closing of the Approved Qualified Transaction notifying them that such Required Members will be required to sell all (but not less than all) of their Units in such sale, and setting forth (i) a copy of the written proposal or agreement pursuant to which the Approved Qualified Transaction will be effected, (ii) the Drag Price, (iii) the terms and conditions of Transfer and payment and (iv) the date and location of and procedures for selling the Units. In the event that the information set forth in the Drag-Along Notice changes from that set forth in the initial Drag-Along Notice, a subsequent Drag-Along Notice shall be delivered by PubCo no less than seven (7) days prior to the closing of the Approved Qualified Transaction. Notwithstanding the foregoing, to the extent that any of the foregoing information to be included in the Drag-Along Notice is publicly available, PubCo shall not be required to include such information in the Drag-Along Notice or deliver a subsequent Drag-Along Notice. Each Required Member shall thereafter be obligated to sell their Units and corresponding Class B Common Shares on the terms set forth in the Drag-Along Notice.

(d)            Upon receipt of a Drag-Along Notice, each Required Member receiving such notice shall be obligated to sell all of its Units and corresponding Class B Common Shares in the Approved Qualified Transaction as contemplated by the Drag-Along Notice for the Drag Price, on the terms and conditions described in this Section 8.02, including by executing any document containing customary representations, warranties and agreements with respect to itself and its ownership of the Units or Class A Common Shares, as applicable, as requested by the OpCo Board in connection with the Approved Qualified Transaction, which representations, warranties, indemnities and agreements shall be substantially the same as those contained in any letter of transmittal to be executed by the holders of Class A Common Shares with such modifications as are appropriate, as determined in good faith by the OpCo Board, to reflect the fact that Units rather than Class A Common Shares will be transferred by such Required Member. The Company and each Member shall cooperate in good faith in connection with the consummation of the Approved Qualified Transaction.

(e)            The parties hereto hereby agree that the foregoing Sections 8.02(b) through 8.02(d) shall not apply in the event of the occurrence of a PubCo Offer set forth in Section 8.02(a),

8.03         Encumbrances. No Member or Assignee may create an Encumbrance with respect to all or any portion of its Units (or any beneficial interest therein) other than Encumbrances that run in favor of the Member unless the OpCo Board consents in writing thereto, which consent may be given or withheld, or made subject to such conditions as are determined by the OpCo Board, in the OpCo Board’s sole discretion. Consent of the OpCo Board shall be withheld until the holder of the Encumbrance acknowledges the terms and conditions of this Agreement. Any purported Encumbrance that is not in accordance with this Agreement shall be, to the fullest extent permitted by law, null and void.

8.04         Further Restrictions.

(a)            Units issued from time to time after the date of this Agreement, including Units issued under equity incentive plans of the Company or PubCo (or upon settlement of awards granted under such plans), may be subject to such additional or other terms and conditions, including with regard to vesting, forfeiture, minimum retained ownership and Transfer, as may be agreed between the OpCo Board and the applicable Member and reflected in the books and records of the Company. Such requirements, provisions and restrictions need not be uniform and may be waived or released by the OpCo Board in its sole discretion with respect to all or a portion of the Units owned by any one or more Members at any time and from time to time, and shall not constitute the breach of any duty hereunder or otherwise existing at law, in equity or otherwise.

(b)            Notwithstanding any contrary provision in this Agreement, in no event may any Transfer of a Unit (other than, in each case, in accordance with the Exchange Agreement) be made by any Member or Assignee if the OpCo Board determines that:

(i)            such Transfer is made to any Person who lacks the legal right, power or capacity to own such Unit;

(ii)           except pursuant to an Exchange Transaction, such Transfer would require the registration of such transferred Unit or of any Class of Unit pursuant to any applicable U.S. federal or state securities Laws (including, without limitation, the Securities Act or the Exchange Act) or other non-U.S. securities Laws or would constitute a non-exempt distribution pursuant to applicable provincial or state securities Laws;

(iii)          such Transfer would cause (i) all or any portion of the assets of the Company to (A) constitute “plan assets” (under ERISA, the Code or any applicable Similar Law) of any existing or contemplated Member, or (B) be subject to the provisions of ERISA, Section 4975 of the Code or any applicable Similar Law, or (ii) the OpCo Board or PubCo to become a fiduciary with respect to any existing or contemplated Member, pursuant to ERISA, any applicable Similar Law, or otherwise;

(iv)           to the extent requested by the OpCo Board, the Company does not receive such legal and/or tax opinions and written instruments (including copies of any instruments of Transfer and such Assignee’s consent to be bound by this Agreement as an Assignee) that are in a form satisfactory to the OpCo Board, as determined in the OpCo Board’s sole discretion; provided that, no such legal and/or tax opinions shall be required for a Transfer by a Member holding at least 2% of the Common Percentage Interest (excluding, for purposes of this calculation, Common Units then owned by the Managing Member (if any) or any Subsidiary of the Managing Member (if any)); or

(v)            the OpCo Board shall reasonably determine that such Transfer would pose a material risk that the Company would be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the regulations promulgated thereunder.

All determinations with respect to this Section 8.04 shall be made by the OpCo Board in its sole discretion; provided, however, that all such determinations with respect to a Member holding at least 2% of the Common Percentage Interest (excluding, for purposes of this calculation, Common Units then owned by the Managing Member (if any) or any Subsidiary of the Managing Member (if any)) shall be made by the OpCo Board exercising its reasonable discretion.

(c)            In addition, notwithstanding any contrary provision in this Agreement, to the extent the OpCo Board shall reasonably determine that interests in the Company do not meet the requirements of Treasury Regulation Section 1.7704-1(h) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3) in a taxable year, provided that, for such purpose, the Company and the OpCo Board shall assume that each Continuing Member is treated as a single partner within the meaning of Treasury Regulations Section 1.7704-1(h) (determined taking into account the rules of Regulations Section 1.7704-1(h)(3)) unless otherwise required by applicable Law), in no event may any Transfer or assignment of Units by any Member be made if such Transfer would (i) be considered to be effected on or through an “established securities market” or a “secondary market or the substantial equivalent thereof” as such terms are used in Treasury Regulations Section 1.7704-1, (ii) materially increase the possibility of the Company becoming a “publicly traded partnership” within the meaning of Section 7704 of the Code, or (iii) cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code or successor provision of the Code or to be treated as an association taxable as a corporation pursuant to the Code. For the avoidance of doubt, any Transfer that constitutes a “block transfer” within the meaning of Treasury Regulation Section 1.7704-1(e)(2) shall not be considered to be (i) effected on or through an “established securities market” or a “secondary market or the substantial equivalent thereof” as such terms are used in Treasury Regulations Section 1.7704-1, (ii) materially increase the possibility of the Company becoming a “publicly traded partnership” within the meaning of Section 7704 of the Code, or (iii) cause the Company to be treated as a “publicly traded partnership.” For purposes of determining whether a Transfer is a “block transfer” if at any time the Company is managed by a Managing Member such Managing Member shall be treated as a “general partner.”

(d)            Transfers of Units (other than pursuant to an Exchange Transaction) that are otherwise permitted by this Article VIII may only be made on the first day of a fiscal quarter of the Company, unless the OpCo Board otherwise agrees.

(e)            To the fullest extent permitted by law, any Transfer in violation of this Article VIII shall be deemed null and void ab initio and of no effect.

8.05            Rights of Assignees. Subject to Section 8.04(b), the Transferee of any permitted Transfer pursuant to this Article VIII will be an assignee only (“Assignee”), and only will receive, to the extent transferred, the Distributions and allocations of income, gain, loss, deduction, credit or similar item to which the Member which transferred its Units would be entitled, and such Assignee will not be entitled or enabled to exercise any other rights or powers of a Member, such other rights, and all obligations relating to, or in connection with, such interest remaining with the transferring Member. The transferring Member will remain a Member even if it has transferred all of its Units to one or more Assignees until such time as the Assignee(s) is admitted to the Company as a Member pursuant to Section 8.07.

8.06         Admissions, Resignations and Removals.

(a)            [Reserved.]

(b)            No Member will be removed or entitled to resign from being a Member of the Company except in accordance with Section 8.08 hereof. Any additional Managers or substitute members of the OpCo Board admitted as a Manager of the Company pursuant to this Section 8.06 is hereby authorized to, and shall, continue the Company without dissolution.

(c)            Except as otherwise provided in Article IX or the Act, no admission, substitution, resignation or removal of a Member will cause the dissolution of the Company. To the fullest extent permitted by law, any purported admission, resignation or removal that is not in accordance with this Agreement shall be null and void.

8.07            Admission of Assignees as Substitute Members.

(a)            An Assignee will become a substitute Member only if and when each of the following conditions is satisfied:

(i)            the OpCo Board consents in writing to such admission, which consent may be given or withheld, or made subject to such conditions as are determined by the OpCo Board, in each case in the OpCo Board’s sole discretion;

(ii)           if required by the OpCo Board, the OpCo Board receives written instruments (including copies of any instruments of Transfer and such Assignee’s consent to be bound by this Agreement as a substitute Member) that are in a form satisfactory to the OpCo Board (as determined in its sole discretion);

(iii)          if required by the OpCo Board, the OpCo Board receives an opinion of counsel satisfactory to the OpCo Board to the effect that such Transfer is in compliance with this Agreement and all applicable Law; and

(iv)           if required by the OpCo Board, the parties to the Transfer, or any one of them, pays all of the Company’s reasonable expenses connected with such Transfer (including the reasonable legal and accounting fees of the Company).

(b)            Notwithstanding anything herein to the contrary, to the fullest extent permitted by law, any Person who acquires in any manner whatsoever any Units, irrespective of whether such Person has accepted and adopted in writing the terms and conditions of this Agreement, shall be deemed by the acceptance of the benefits of the acquisition thereof to have agreed to be subject to and bound by all of the terms and conditions of this Agreement to which any predecessor in such Units was subject or by which such predecessor was bound.

8.08         Resignation and Removal of Members. Subject to Section 8.05, if a Member (other than PubCo) ceases to hold any Units, then such Member shall cease to be a Member and to have the power to exercise any rights or powers of a member of the Company, and shall be deemed to have resigned from the Company.

8.09         Withholding. In the event any Transfer is permitted pursuant to this Article VIII, the transferring parties shall demonstrate to the satisfaction of the OpCo Board either that no withholding is required in connection with such transfer under applicable U.S. federal, state, local or non-U.S. law (including under Section 1445 or 1446 of the Code) or that any amounts required to be withheld in connection with such transfer under applicable U.S. federal, state, local or non-U.S. law (including under Section 1446 of the Code, other than by reason of Section 1446(f)(4)) have been so withheld.

8.10         Allocations in Respect of Transferred Units. With regard to PubCo’s acquisition of the Acquired Surviving Company Units (as defined in the Merger Agreement), Profits or Losses shall be allocated to the Members of the Company so as to take into account the varying interests of the Members in the Company using an “interim closing of the books” method in a manner that complies with the provisions of Section 706 of the Code and the Treasury Regulations thereunder. If during any taxable year there is any other change in any Member’s Units in the Company, the OpCo Board shall consult in good faith with the Continuing Member Representative and the tax advisors to the Company and allocate the Profits or Losses to the Members of the Company so as to take into account the varying interests of the Members in the Company using an “interim closing of the books” method in a manner that complies with the provisions of Section 706 of the Code and the Treasury Regulations thereunder; provided, however, that such allocations may instead be made in another manner that complies with the provisions of Section 706 of the Code and the Treasury Regulations thereunder and that is selected by the OpCo Board (with the prior written consent of the Requisite Continuing Members, not to be unreasonably withheld, conditioned or delayed); provided that, the Requisite Continuing Members shall not have the consent right described in this Section 8.10 in the event that the Continuing Members collectively own less than 10% of the Units.

Article IX

DISSOLUTION, LIQUIDATION AND TERMINATION

9.01         No Dissolution. Except as required by the Act, the Company shall not be dissolved by the admission of additional Members or resignation of Members in accordance with the terms of this Agreement. The Company may be dissolved, liquidated, wound up and terminated only pursuant to the provisions of this Article IX, and the Members hereby irrevocably waive any and all other rights they may have to cause a dissolution of the Company or a sale or partition of any or all of the Company assets.

9.02         Events Causing Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events:

(a)            the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act upon the finding by a court of competent jurisdiction that it is not reasonably practicable to carry on the business of the Company in conformity with this Agreement;

(b)            any event which makes it unlawful for the business of the Company to be carried on by the Members;

(c)            the written consent of all Members;

(d)            at any time there are no Members, unless the Company is continued in accordance with the Act; or

(e)            the determination of the OpCo Board in its reasonable discretion and with the consent of PubCo; provided that, in the event of a dissolution pursuant to this clause (e), the relative economic rights of each Class of Units immediately prior to such dissolution shall be preserved to the greatest extent practicable with respect to Distributions made to Members pursuant to Section 9.03 below in connection with the winding up of the Company, taking into consideration tax and other legal constraints that may adversely affect one or more parties hereto and subject to compliance with applicable Laws and regulations, unless, and to the extent that, with respect to any Class of Units, holders of not less than 90% of the Units of such Class consent in writing to a treatment other than as described above.

9.03         Distribution upon Dissolution. Upon dissolution, the Company shall not be terminated and shall continue until the winding up of the affairs of the Company is completed. Upon the winding up of the Company, the OpCo Board, or any other Person designated by the OpCo Board (the “Liquidation Agent”), shall take full account of the assets and liabilities of the Company and shall, unless the OpCo Board determines otherwise, liquidate the assets of the Company as promptly as is consistent with obtaining the fair value thereof. The proceeds of any liquidation shall be applied and distributed in the following order:

(a)            First, to the satisfaction of debts and liabilities of the Company (including satisfaction of all indebtedness to Members and/or their Affiliates to the extent otherwise permitted by law) including the expenses of liquidation, and including the establishment of any reserve which the Liquidation Agent shall deem reasonably necessary for any contingent, conditional or unmatured contractual liabilities or obligations of the Company (“Contingencies”). Any such reserve may be paid over by the Liquidation Agent to any attorney-at-law, or acceptable party, as escrow agent, to be held for disbursement in payment of any Contingencies and, at the expiration of such period as shall be deemed advisable by the Liquidation Agent for Distribution of the balance in the manner hereinafter provided in this Section 9.03; and

(b)            The balance, if any, to the Members in accordance with Section 4.02.

9.04         Time for Liquidation. A reasonable amount of time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the Liquidation Agent to minimize the losses attendant upon such liquidation. Notwithstanding the provisions of Section 9.03, but subject to the order of priorities set forth therein, if upon dissolution of the Company the Liquidation Agent determines that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss (or would otherwise not be beneficial) to the Members, the Liquidation Agent may, in its sole discretion, defer for a reasonable time the winding up of any assets except those necessary to satisfy Company liabilities (other than loans to the Company by Members) and reserves. Subject to the order of priorities set forth in Section 9.03, the Liquidation Agent may, in its sole discretion, distribute to the Members, in lieu of cash, either (i) all or any portion of such remaining Company assets in-kind in accordance with the provisions of Section 9.03, (ii) as tenants in common and in accordance with the provisions of Section 9.03, undivided interests in all or any portion of such Company assets or (iii) a combination of the foregoing. Any such Distributions in kind shall be subject to (x) such conditions relating to the disposition and management of such assets as the Liquidation Agent deem reasonable and equitable and (y) the terms and conditions of any agreements governing such assets (or the operation thereof or the holders thereof) at such time. Any Company assets distributed in kind will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Article V. The Liquidation Agent shall determine the Fair Market Value of any property distributed in accordance with the valuation procedures set forth in Article XIV.

9.05         Termination. The Company shall terminate when all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the holders of Units in the manner provided for in this Article IX, and the Certificate shall have been cancelled in the manner required by the Act.

9.06        Claims of the Members. The Members shall look solely to the Company’s assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members shall have no recourse against the Company or any other Member or any other Person. No Member with a negative balance in such Member’s Capital Account shall have any obligation to the Company or to the other Members or to any creditor or other Person to restore such negative balance during the existence of the Company, upon dissolution or termination of the Company or otherwise, except to the extent required by the Act.

9.07        Survival of Certain Provisions. Notwithstanding anything to the contrary in this Agreement, the provisions of Sections 5.07, 10.01, 10.02, 12.09 and 12.10 shall survive the termination of the Company.

Article X

LIABILITY AND INDEMNIFICATION

10.01      Liability of Members.

(a)       No Member and no Affiliate, manager, member, employee or agent of a Member shall be liable for any debt, obligation or liability of the Company or of any other Member or have any obligation to restore any deficit balance in its Capital Account solely by reason of being a Member of the Company, except to the extent required by the Act.

(b)       This Agreement is not intended to, and does not, create or impose any duty (including any fiduciary duty) on any of the Members (including PubCo), the Continuing Member Representative or on their respective Affiliates. Further, notwithstanding any other provision of this Agreement or any duty otherwise existing at law or in equity, the parties hereto agree that no Member, Manager or Continuing Member Representative shall, to the fullest extent permitted by law, have duties (including fiduciary duties) to any of the Members or to the Company, and in doing so, recognize, acknowledge and agree that their duties and obligations to one another and to the Company are only as expressly set forth in this Agreement; provided, however, that each Member shall have the duty to act in accordance with the implied contractual covenant of good faith and fair dealing.

(c)       To the extent that, at law or in equity, any Member (including PubCo) or the Continuing Member Representative has any duties (including fiduciary duties) and liabilities relating thereto to the Company, to another Member or to another Person who is a party to or is otherwise bound by this Agreement, none of the Members (including PubCo) or the Continuing Member Representative acting under this Agreement will be liable to the Company, to any such other Member or to any such other Person who is a party to or is otherwise bound by this Agreement, for their good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities relating thereto of any Member (including PubCo) or Continuing Member Representative otherwise existing at law or in equity, are agreed by the Members to replace to that extent such other duties and liabilities of the Members or Continuing Member Representative relating thereto (including PubCo).

(d)       The OpCo Board may consult with legal counsel, accountants and financial or other advisors selected by it, and any act or omission taken by the OpCo Board on behalf of the Company or in furtherance of the interests of the Company in good faith in reliance upon and in accordance with the advice of such Person as to matters the OpCo Board reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion or advice, and the OpCo Board will be fully protected in so acting or omitting to act so long as such counsel or accountants or financial or other advisors were selected with reasonable care.

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(e)       To the fullest extent permitted by applicable Law, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to (a) any Member that is not a director, managers, officer or employee of the Company, PubCo or any of their respective Subsidiaries, in which case solely acting in their capacity as such, (b) any of their respective Affiliates (other than the Company, PubCo or any of their respective Subsidiaries), (c) RB, McKesson Corporation, Sealed Air Corporation, SA, Carlyle, Quality King or any other Person that was a Member immediately before the Effective Time or any of its respective Affiliates (including its respective investors and equityholders and any associated Persons or investment funds or any of their respective portfolio companies or investments) or (d) any of the respective officers, managers, directors, agents, shareholders, members, and partners of any of the foregoing (each, a “Business Opportunities Exempt Party”). The Company and each of the Members, on its own behalf and on behalf of their respective Affiliates and equityholders, hereby renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to any Business Opportunities Exempt Party and irrevocably waives any right to require any Business Opportunity Exempt Party to act in a manner inconsistent with the provisions of this Section 10.01(e). No Business Opportunities Exempt Party who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for PubCo, the Company or any of their respective Subsidiaries, Affiliates or equityholders shall have any duty to communicate or offer such opportunity to the Company and none of PubCo, the Company or any of their respective Subsidiaries, Affiliates or equityholders will acquire or be entitled to any interest or participation in any such transaction, agreement, arrangement or other matter or opportunity as a result of participation therein by a Business Opportunity Exempt Party. This Section 10.01(e) shall not apply to, and no interest or expectancy of the Company is renounced with respect to, any opportunity offered to any director of PubCo if such opportunity is expressly offered or presented to, or acquired or developed by, such Person solely in his or her capacity as a director or officer of the Company. No amendment or repeal of this Section 10.01(e) shall apply to or have any effect on the liability or alleged liability of any Business Opportunities Exempt Party for or with respect to any opportunities of which any such Business Opportunities Exempt Party becomes aware prior to such amendment or repeal. Any Person purchasing or otherwise acquiring any interest in any Units shall be deemed to have notice of and consented to the provisions of this Section 10.01(e). Neither the amendment or repeal of this Section 10.01(e), nor the adoption of any provision of this Agreement inconsistent with this Section 10.01(e), shall eliminate or reduce the effect of this Section 10.01(e) in respect of any business opportunity first identified or any other matter occurring, or any cause of action that, but for this Section 10.01(e), would accrue or arise, prior to such amendment, repeal or adoption. No action or inaction taken by any Business Opportunities Exempt Party in a manner consistent with this Section 10.01(e) shall be deemed to be a violation of any fiduciary or other duty owed to any Person.

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10.02      Indemnification.

(a)       Exculpation and Indemnification. Notwithstanding any other provision of this Agreement, whether express or implied, to the fullest extent permitted by law, no Indemnitee shall be liable to the Company or any Member for any act or omission in relation to the Company or this Agreement or any transaction contemplated hereby taken or omitted by an Indemnitee unless such Indemnitee’s conduct constituted fraud, bad faith or willful misconduct. To the fullest extent permitted by law, as the same exists or hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), the Company shall indemnify any Indemnitee who was or is made or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding (brought in the right of the Company or otherwise), whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal (hereinafter a “Proceeding”), including appeals, by reason of his or her or its status as an Indemnitee or by reason of any action alleged to have been taken or omitted to be taken by Indemnitee in such capacity, for and against all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by such Indemnitee in connection with such action, suit or proceeding, including appeals; provided that such Indemnitee shall not be entitled to indemnification hereunder if, but only to the extent that, such Indemnitee’s conduct constituted fraud, bad faith or willful misconduct. Notwithstanding the preceding sentence, except as otherwise provided in Section 10.02(c), the Company shall be required to indemnify an Indemnitee in connection with any action, suit or proceeding (or part thereof) (i) commenced by such Indemnitee only if the commencement of such action, suit or proceeding (or part thereof) by such Indemnitee was authorized by the OpCo Board, and (ii) by or in the right of the Company only if the OpCo Board has provided its prior written consent. The indemnification of an Indemnitee of the type identified in clause (e) of the definition of Indemnitee shall be secondary to any and all indemnification to which such Indemnitee is entitled from the relevant other Person (including any payment made to such Indemnitee under any insurance policy issued to or for the benefit of such Person or Indemnitee) (the “Primary Indemnification”), and will only be paid to the extent the Primary Indemnification is not paid and/or does not provide coverage (e.g., a self-insured retention amount under an insurance policy). No such Person shall be entitled to contribution or indemnification from or subrogation against the Company. The indemnification of any other Indemnitee shall, to the extent not in conflict with such policy, be secondary to any and all payment to which such Indemnitee is entitled from any relevant insurance policy issued to or for the benefit of the Company or any Indemnitee.

(b)       Advancement of Expenses. To the fullest extent permitted by law, the Company shall promptly pay reasonable expenses (including attorneys’ fees) incurred by any Indemnitee in appearing at, participating in or defending any Proceeding in advance of the final disposition of such Proceeding, including appeals, upon presentation of an undertaking on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Section 10.02 or otherwise. Notwithstanding the preceding sentence, except as otherwise provided in Section 10.02(c), the Company shall be required to pay expenses of an Indemnitee in connection with any Proceeding (or part thereof) (i) commenced by such Indemnitee only if the commencement of such action, suit or proceeding (or part thereof) by such Indemnitee was authorized by the OpCo Board and (ii) by or in the right of the Company only if the OpCo Board has provided its prior written consent.

(c)       Unpaid Claims. If a claim for indemnification (following the final disposition of such Proceeding) or advancement of expenses under this Section 10.02 is not paid in full within 30 days after a written claim therefor by any Indemnitee has been received by the Company, such Indemnitee may file proceedings to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Company shall have the burden of proving that such Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable Law.

(d)       Insurance. (i) To the fullest extent permitted by law, the Company may purchase and maintain insurance on behalf of any Person described in Section 10.02(a) against any liability asserted against such person, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Section 10.02 or otherwise.

(ii)       In the event of any payment by the Company under this Section 10.02, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee from any relevant other Person or under any insurance policy issued to or for the benefit of the Company, such relevant other Person, or any Indemnitee. Each Indemnitee agrees to execute all papers required and take all action necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce any such rights in accordance with the terms of such insurance policy or other relevant document. The Company shall pay or reimburse all expenses actually and reasonably incurred by the Indemnitee in connection with such subrogation.

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(iii)       The Company shall not be liable under this Section 10.02 to make any payment of amounts otherwise indemnifiable hereunder (including judgments, fines and amounts paid in settlement, and excise taxes with respect to an employee benefit plan or penalties) if and to the extent that the applicable Indemnitee has otherwise actually received such payment under this Section 10.02 or any insurance policy, contract, agreement or otherwise.

(e)       Non-Exclusivity of Rights. The provisions of this Section 10.02 shall be applicable to all actions, claims, suits or proceedings made or commenced after the date of this Agreement, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this Section 10.02 shall be deemed to be a contract between the Company and each person entitled to indemnification under this Section 10.02 (or legal representative thereof) who serves in such capacity at any time while this Section 10.02 and the relevant provisions of applicable Law, if any, are in effect, and any amendment, modification or repeal hereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of this Section 10.02 shall be found to be invalid or limited in application by reason of any Law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Section 10.02 shall neither be exclusive of, nor be deemed in limitation of, any rights to which any person may otherwise be or become entitled or permitted by contract, this Agreement or as a matter of law, both as to actions in such person’s official capacity and actions in any other capacity, it being the policy of the Company that indemnification of any person whom the Company is obligated to indemnify pursuant to Section 10.02(a) shall be made to the fullest extent permitted by law.

For purposes of this Section 10.02, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

This Section 10.02 shall not limit the right of the Company, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of, persons other than persons described in Section 10.02(a).

Article XI

VALUATION

11.01      Fair Market Value. For all purposes of this Agreement, “Fair Market Value” of any asset, property or equity interest means the amount which a seller of such asset, property or equity interest would receive in a sale of such asset, property or equity interest in an arms-length transaction with an unaffiliated third party consummated on a date determined by the OpCo Board (which may be the date on which the event occurred which necessitated the determination of the Fair Market Value) (and after giving effect to any transfer taxes payable in connection with such sale).

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11.02      Determination. Fair Market Value shall be determined by the OpCo Board (or, if pursuant to Section 9.03, the Liquidation Agent) in its good faith judgment in such manner as it deems reasonable and using all factors, information and data deemed to be pertinent; provided that, no determination of Fair Market Value shall give effect or take into account any “minority discount” or “liquidity discount” (or any similar discount arising out of the fact that the Units are restricted or is not registered with the Commission, publicly traded or listed on a securities exchange), but shall value the Company and its Subsidiaries and their respective businesses in their entirety on an enterprise basis using any variety of industry recognized valuation techniques commonly used to value businesses.

Article XII

MISCELLANEOUS

12.01      Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

12.02      Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service (delivery receipt requested), by electronic mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12.02):

(a)	If to the Company, to:

Packable Holdings, LLC

1985 Marcus Ave, Suite 207
Lake Success NY 11042
Attention:    Ian R. Cohen, General Counsel
Email:            ian@pharmapacks.com

(b)	If to any Member (other than PubCo and any Managers who are also Members), to such Member at the address of such Member as set forth on Schedule I.

(c)	If to PubCo or any Manager, to:

Packable Commerce, Inc.
[•]

[•]
Attention: [•]

Email: [•]

12.03      Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by Law.

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12.04      Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns.

12.05      Interpretation. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. Unless otherwise specified, all references herein to “Articles,” “Sections” and paragraphs shall refer to corresponding provisions of this Agreement. The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

Each party hereto acknowledges and agrees that the parties hereto have participated collectively in the negotiation and drafting of this Agreement and that he or she or it has had the opportunity to draft, review and edit the language of this Agreement; accordingly, it is the intention of the parties that no presumption for or against any party arising out of drafting all or any part of this Agreement will be applied in any dispute relating to, in connection with or involving this Agreement. Accordingly, the parties hereby waive to the fullest extent permitted by law the benefit of any rule of law or any legal decision that would require that in cases of uncertainty, the language of a contract should be interpreted most strongly against the party who drafted such language.

12.06      Counterparts. This Agreement may be executed and delivered (including by email or facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 12.06.

12.07      Further Assurances. Each Member shall perform all other acts and execute and deliver all other documents as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

12.08      Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, pertaining thereto (including the Existing LLC Agreement).

12.09      Governing Law. This Agreement shall be governed by, and construed in accordance with, the Law of the State of Delaware.

12.10      Submission to Jurisdiction; Waiver of Jury Trial.

(a)       Any and all disputes which cannot be settled amicably with respect to this Agreement, including any action (at law or in equity), claim, litigation, suit, arbitration, hearing, audit, review, inquiry, proceeding or investigation or ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement or any matter arising out of or in connection with this Agreement and the rights and obligations arising hereunder or thereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder or thereunder brought by a party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Chancery Court, if such court shall not have jurisdiction, any federal court located in the State of Delaware, or, if neither of such courts shall have jurisdiction, any other Delaware state court. Each of the parties hereby irrevocably submits with regard to any such dispute for itself and in respect of its property, generally and unconditionally, to the sole and exclusive personal jurisdiction of the aforesaid courts and agrees that it will not bring any dispute relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each party irrevocably consents to service of process in any dispute in any of the aforesaid courts by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized overnight delivery service, to such party at such party’s address referred to in Section 12.02. Each party hereby irrevocably and unconditionally waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action brought by any party with respect to this Agreement (i) any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 12.10; (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); or (iii) any objection which such party may now or hereafter have (A) to the laying of venue of any of the aforesaid actions arising out of or in connection with this Agreement brought in the courts referred to above; (B) that such action brought in any such court has been brought in an inconvenient forum and (C) that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts.

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(b)       To the extent that any party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself, or to such party’s property, each such party hereby irrevocably waives such immunity in respect of such party’s obligations with respect to this Agreement.

(c)       Each party acknowledges that it is knowingly and voluntarily agreeing to the choice of Delaware law to govern this agreement and to the jurisdiction of Delaware courts in connection with proceedings brought hereunder. The parties intend this to be an effective choice of Delaware law and an effective consent to jurisdiction and service of process under 6 del. C. § 2708.

(d)       Each party, for itself and its affiliates, hereby irrevocably and unconditionally waives to the fullest extent permitted by applicable law all right to trial by jury in any action or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to the actions of the parties or their respective affiliates pursuant to this Agreement or the other transaction documents in the negotiation, administration, performance or enforcement hereof or thereof.

12.11      Expenses. Except as otherwise specified in this Agreement, the Company shall be responsible for all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred by the Members and the Company in connection with the preparation, negotiation, and operation of this Agreement.

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12.12      Amendments and Waivers.

(a)       This Agreement (including the Annexes hereto) may be amended, supplemented, waived or modified by the OpCo Board and with the approval of PubCo and without the approval of any other Member or other Person so long as such amendment is executed and delivered to the Company by PubCo and has been approved by the OpCo Board; provided that, no amendment, including any amendment effected by way of merger, consolidation or Transfer of all or substantially all the assets of the Company, may (i) materially and adversely affect the rights of a holder of Units, as such, other than on a pro rata basis with other holders of Units of the same Class without the consent of such holder (or, if there is more than one such holder that is so affected, without the consent of a majority in interest of such affected holders in accordance with their holdings of such Class of Units); provided that, the creation or issuance of any new Unit or Equity Interest of the Company permitted pursuant to Section 7.04 and any amendments or modifications to Agreement to the extent necessary to reflect such creation or issuance shall not be deemed to disproportionately and adversely affect a Member or remove a right or privilege specifically granted to a Member in any event; (ii) modify the limited liability of any Member, or increase the Liabilities of any Member, in each case, without the prior written consent of each such affected Member; or (iii) alter or change any rights, preferences or privileges of any Units in a manner that is different or prejudicial relative to any other Units in the same class of Units, without the prior written consent of the holders of a majority of such Units.

(b)       Notwithstanding anything to the contrary herein , the OpCo Board may, without the written consent of any Member or any other Person, amend, supplement, waive or modify any provision of this Agreement, including Schedule I, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect: (1) any amendment, supplement, waiver or modification that the OpCo Board determines in its reasonable discretion to be necessary or appropriate in connection with the creation, authorization or issuance of Units or any Class or series of equity interest in the Company pursuant to Section 7.01 hereof; (2) the admission, substitution, or withdrawal of Members in accordance with this Agreement, pursuant to Section 8.07 hereof; (3) a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company; (4) any amendment, supplement, waiver or modification that the OpCo Board determines in its reasonable discretion to be necessary or appropriate to address changes in U.S. federal income tax regulations, legislation or interpretation; and/or (5) a change in the Fiscal Year or taxable year of the Company and any other changes that the OpCo Board determines to be necessary or appropriate as a result of a change in the Fiscal Year or taxable year of the Company including a change in the dates on which Distributions are to be made by the Company. If an amendment has been approved in accordance with this agreement, such amendment shall be adopted and effective with respect to all Members. Upon obtaining such approvals as may be required by this Agreement, and without further action or execution on the part of any Member or other Person, any amendment to this Agreement may be implemented and reflected in a writing executed solely by the OpCo Board and the Members shall be deemed a party to and bound by such amendment.

(c)       No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

(d)       Except as may be otherwise required by law in connection with the winding-up, liquidation, or dissolution of the Company, each Member hereby irrevocably waives any and all rights that it may have to maintain an action for judicial accounting or for partition of any of the Company’s property.

12.13      No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement (other than pursuant to Section 10.02 hereof); provided, however, that each employee, officer, director, agent or indemnitee of any Person who is bound by this Agreement or its Affiliates is an intended third party beneficiary of Section 12.10 and shall be entitled to enforce its rights thereunder.

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12.14      Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

12.15      Power of Attorney. Each Member, by its execution hereof, hereby makes, constitutes and appoints the OpCo Board as its true and lawful agent and attorney in fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file (a) this Agreement and any amendment to this Agreement that has been consented to and adopted as herein provided; (b) all amendments to the Certificate required or permitted by law or the provisions of this Agreement; (c) all certificates and other instruments (including consents and ratifications which the Members have agreed to provide upon a matter receiving the agreed support of Members) deemed advisable by the OpCo Board to carry out the provisions of this Agreement and Law or to permit the Company to become or to continue as a limited liability company or entity wherein the Members have limited liability in each jurisdiction where the Company may be doing business; (d) all instruments that the OpCo Board deems appropriate to reflect a change or modification of this Agreement or the Company in accordance with this Agreement, including the admission of additional Members or substituted Members pursuant to the provisions of this Agreement; (e) all conveyances and other instruments or papers deemed advisable by the OpCo Board to effect the liquidation and termination of the Company; and (f) all fictitious or assumed name certificates required or permitted (in light of the Company’s activities) to be filed on behalf of the Company.

12.16      Separate Agreements; Schedules. Notwithstanding any other provision of this Agreement, including Section 12.12, the OpCo Board in its sole discretion may, or may cause the Company to, without the approval of any Member or other Person, enter into separate subscription, letter or other agreements with individual Members that have become or will become Members after the date hereof with respect to any matter, which have the effect of establishing rights under, or altering, supplementing or amending the terms of, this Agreement. The parties hereto agree that any terms contained in any such separate agreement shall govern with respect to such future Member(s) party thereto notwithstanding the provisions of this Agreement. The OpCo Board in its sole discretion may from time to time execute and deliver to the Members schedules which set forth information contained in the books and records of the Company and any other matters deemed appropriate by the OpCo Board. Such schedules shall be for information purposes only and shall not be deemed to be part of this Agreement for any purpose whatsoever. Notwithstanding anything to the contrary, solely for U.S. federal income tax purposes, this Agreement, the Tax Receivable Agreement, the Exchange Agreement and any other separate agreement described in this Section 12.16 shall constitute a “partnership agreement” within the meaning of Section 761 of the Code.

12.17      Partnership Status. The Members intend to treat the Company as a partnership for U.S. federal [and state]1 income tax purposes and notwithstanding anything to the contrary herein, no election to the contrary shall be made. [Without limiting the immediately preceding sentence, the Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement, for any purposes other than as set forth in the immediately preceding sentence, and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise.]

1 To be included if the last sentence in this Section 12.17 is retained.

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12.18      Delivery by Facsimile or Email. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or email with scan or facsimile attachment, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

12.19      Competitively Sensitive Information. Notwithstanding anything in this Agreement to the contrary, no Member (other than PubCo and Carlyle) shall be entitled to receive any Competitively Sensitive Information.

[Remainder of Page Intentionally Left Blank]

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In Witness Whereof, the parties hereto have entered into this Agreement or have caused this Agreement to be duly executed by their respective authorized officers, in each case as of the date first above stated.

COMPANY:
Packable Holdings, LLC

By:
Name:
Title:

[Signature Page – Amended and Restated Operating Agreement of Packable Holdings, LLC]

In Witness Whereof, the parties hereto have entered into this Agreement or have caused this Agreement to be duly executed by their respective authorized officers, in each case as of the date first above stated.

PUBCO:
Packable Commerce, INC.

By:
Name:
Title:

[Signature Page – Amended and Restated Operating Agreement of Packable Holdings, LLC]

In Witness Whereof, the parties hereto have entered into this Agreement or have caused this Agreement to be duly executed by their respective authorized officers, in each case as of the date first above stated.

OTHER MEMBERS:
[•]

(Signature)

[Signature Page – Amended and Restated Operating Agreement of Packable Holdings, LLC]

Exhibit A

[To come.]

SCHEDULE I

Exhibit B

Form of Tax Receivable Agreement

FINAL FORM

TAX RECEIVABLE AGREEMENT

among

Packable Commerce, INC.

and

THE PERSONS NAMED HEREIN

Dated as of [•]

-i-

(continued)

-ii-

TAX RECEIVABLE AGREEMENT

This TAX RECEIVABLE AGREEMENT (this “Agreement”), dated as of [•], is hereby entered into by and among Packable Commerce, Inc., a Delaware corporation (the “Corporate Taxpayer”), the TRA Party Representative and each of the other persons from time to time party hereto (the “TRA Parties”). Capitalized terms used but not defined herein have their respective meanings set forth in the Merger Agreement.

RECITALS

WHEREAS, the TRA Parties directly or indirectly hold Units in Packable Holdings, LLC, a Delaware limited liability company (formerly known as Entourage Commerce, LLC, “OpCo”), which is classified as a partnership for United States federal income tax purposes, or held Blocker Stock immediately prior to the Blocker Mergers;

WHEREAS, the Corporate Taxpayer, OpCo, Picasso Merger Sub III, LLLC, a Delaware limited liability company (“Opco Merger Sub”), Pacer Corp. Blocker, Pacer L.P. Blocker and the other parties thereto entered into that certain Agreement and Plan of Merger, dated September 8, 2021 (as further amended or modified in whole or in part from time to time in accordance with such agreement, the “Merger Agreement”), pursuant to which, among other things, (a) Pacer Corp. Blocker and Pacer L.P. Blocker will each be merged in a two-step transaction with and into the Corporate Taxpayer (such mergers, the “Blocker Mergers”), and (b) following the Blocker Mergers, at the Closing, Opco Merger Sub will merge with and into OpCo, with OpCo surviving (such merger, the “Company Merger”);

WHEREAS, immediately prior to the consummation of the Blocker Mergers, each Blocker was taxable as a corporation for United States federal income Tax purposes;

WHEREAS, as of immediately following the Company Merger, the Corporate Taxpayer holds Units that were (a) received in connection with the Blocker Mergers or (b) received in exchange for the Corporate Taxpayer’s contribution of the Primary Capital to OpCo in a transaction described under Section 721 of the Code and together with the Company Merger and the Blocker Mergers, the “Acquisition”);

WHEREAS, as a result of the Blocker Mergers, the Corporate Taxpayer will (i) be entitled to utilize Blocker NOLs and (ii) obtain the benefit of the Previous Purchase Basis Adjustment;

WHEREAS, following the Company Merger, any Units held by the TRA Parties, together with Class B common stock of the Corporate Taxpayer, may be exchanged for Class A common stock of the Corporate Taxpayer (the “Class A Shares”) constituting the Stock Exchange Payment or, alternatively, at the election of the Corporate Taxpayer, the Cash Exchange Payment (an “Exchange”), pursuant to the provisions of the LLC Agreement and the Exchange Agreement, dated as of [•], among the Corporate Taxpayer, OpCo, and the holders of Units from time to time party thereto, as amended from time to time (the “Exchange Agreement”), and in either case contributed to OpCo by the Corporate Taxpayer, provided that, at the election of the Corporate Taxpayer in its sole discretion and in accordance with the Exchange Agreement, the Corporate Taxpayer may effect a direct exchange of such cash or Class A Shares for such Units (a “Direct Exchange,” which shall also constitute an Exchange);

WHEREAS, OpCo and each of its direct and indirect Subsidiaries that is treated as a partnership for United States federal income tax purposes (but only if such indirect Subsidiaries are held only through Subsidiaries treated as partnerships or disregarded entities) currently have and will have in effect an election under Section 754 of the Code for the Taxable Year that includes the Closing Date and each subsequent Taxable Year in which an Exchange occurs, in each case, to the extent eligible to do so;

WHEREAS, as a result of the Acquisition and future Exchanges, the income, gain, deduction, loss, expense and other Tax items of the Corporate Taxpayer may be affected by (i) the Basis Adjustments, (ii) Blocker NOLs; and (iii) any deduction attributable to any payment (including amounts attributable to Imputed Interest) made under this Agreement (collectively, the “Tax Attributes”);

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WHEREAS, the parties to this Agreement desire to provide for certain payments and make certain arrangements with respect to the effect of the Tax Attributes on the liability for Taxes of the Corporate Taxpayer.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

Article I

DEFINITIONS

Section 1.1     Definitions. As used in this Agreement, the terms set forth in this Article I shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“Acquired Units” means the Units acquired by the Corporate Taxpayer in the Blocker Mergers or an Exchange.

“Actual Tax Liability” means, with respect to any Taxable Year, the actual liability for Taxes, which shall not be less than zero, of (i) the Corporate Taxpayer and (ii) without duplication, OpCo and its Subsidiaries, but only with respect to Taxes imposed on OpCo and its Subsidiaries and allocable to the Corporate Taxpayer or to the other members of the consolidated group of which the Corporate Taxpayer is the parent, provided, that, if applicable, such amounts shall be determined in accordance with a Determination (including interest imposed in respect thereof under applicable law); provided, further, that the actual liability for Taxes described in clauses (i) and (ii) shall be calculated using the Assumed Rate, solely for purposes of calculating the U.S. state and local Actual Tax Liability of the Corporate Taxpayer.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise, including any private equity fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person. For purposes of this Agreement, no TRA Party shall be considered to be an Affiliate of the Corporate Taxpayer or OpCo.

“Agreed Rate” means a per annum rate equal to LIBOR plus 100 basis points.

“Assumed Rate” means, with respect to any Taxable Year, the tax rate equal to the sum of the product of (x) OpCo’s Tax apportionment percentage(s) for each U.S. state and local jurisdiction in which OpCo or the Corporate Taxpayer files Tax Returns for the relevant Taxable Year and (y) the highest corporate Tax rate(s) for each such U.S. state and local jurisdiction in which OpCo or the Corporate Taxpayer files Tax Returns for each relevant Taxable Year.

“Attributable” means the portion of any Tax Attribute of the Corporate Taxpayer or its Subsidiaries or, without duplication, OpCo or its Subsidiaries, that is attributable to a TRA Party and shall be determined by reference to the Tax Attributes, under the following principles:

(i) any Exchange Basis Adjustments shall be determined separately with respect to each TRA Party and are Attributable to a TRA Party in an amount equal to the total Exchange Basis Adjustments relating to the Units that are Exchanged by such TRA Party;

(ii) any Blocker NOLs shall be determined separately with respect to each TRA Party and are Attributable to each TRA Party in an amount equal to the Blocker NOLs relating to the Blocker Stock acquired (via the Blocker Mergers) from such TRA Party;

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(iii) any Previous Purchase Basis Adjustments shall be determined separately with respect to each Carlyle Party and is Attributable to the Carlyle Parties in an amount equal to the Previous Purchase Basis Adjustments relating to the Acquired Units acquired by the Corporate Taxpayer from each such Carlyle Party; and

(iv) any deduction to the Corporate Taxpayer or its Subsidiaries, as applicable, with respect to a Taxable Year in respect of any payment (including amounts attributable to Imputed Interest) made under this Agreement is Attributable to the Person that is required to include the Imputed Interest or other payment in income (without regard to whether such Person is actually subject to Tax thereon).

“Basis Adjustment” means an Exchange Basis Adjustment or a Previous Purchase Basis Adjustment.

A “Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose of, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings.

“Blocker” means any of Pacer Corp. Blocker and Pacer L.P. Blocker.

“Blocker NOLs” means any U.S. federal, state, or local net operating losses, capital losses, disallowed interest expense carryforwards under Section 163(j) of the Code (and any comparable provision of state or local tax law), and credit carryforwards of the Blockers relating to taxable periods (or portions thereof) ending on or prior to the Closing Date that the Corporate Taxpayer is entitled to utilize as a result of the Blocker Mergers. Notwithstanding the foregoing, the term “Blocker NOLs” shall not include any Tax attribute of a Blocker that is used to offset Taxes attributable to such Blocker, if such offset Taxes are attributable to taxable periods ending on or prior to the date of the Blocker Mergers.

“Blocker Shareholder” means, a Person who, prior to a Blocker Merger, holds Blocker Stock, and as a result of such Blocker Merger, holds stock of the Corporate Taxpayer.

“Blocker Stock” means, with respect to any Blocker, the membership interests or stock of such Blocker, as applicable, outstanding immediately prior to the Blocker Mergers.

“Board” means the Board of Directors of the Corporate Taxpayer.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York, San Francisco, California or Wilmington, Delaware are authorized or required by Law to close.

“Carlyle Parties” means Carlyle Partners VII Pacer Holdings, L.P. and any of its direct or indirect owners, as applicable.

“Cash Exchange Payment” has the meaning set forth in the Exchange Agreement.

“Change of Control” means the occurrence of any of the following events:

(i)  any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act or any successor provisions thereto (excluding (a) a corporation or other entity owned, directly or indirectly, by the stockholders of the Corporate Taxpayer in substantially the same proportions as their ownership of stock of the Corporate Taxpayer or (b) any TRA Party, any Permitted Transferee of any TRA Party or any group of Persons in which one or more of the TRA Parties, the Permitted Transferees of any such TRA Party or Affiliates of such Persons directly or indirectly hold Beneficial Ownership of securities representing more than 50% of the total voting power held by such group) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporate Taxpayer representing more than 50% of the combined voting power of the Corporate Taxpayer’s then outstanding voting securities; or

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(ii)  there is consummated a merger or consolidation of the Corporate Taxpayer with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, the voting securities of the Corporate Taxpayer immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof; or

(iii)  the shareholders of the Corporate Taxpayer approve a plan of complete liquidation or dissolution of the Corporate Taxpayer or there is consummated an agreement or series of related agreements for the sale, lease or other disposition, directly or indirectly, by the Corporate Taxpayer of all or substantially all of the assets of the Corporate Taxpayer and its Subsidiaries, taken as a whole, other than such sale or other disposition by the Corporate Taxpayer of all or substantially all of the assets of the Corporate Taxpayer and its Subsidiaries, taken as a whole, to an entity at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Corporate Taxpayer in substantially the same proportions as their ownership of the Corporate Taxpayer immediately prior to such sale.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of the Corporate Taxpayer immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of the Corporate Taxpayer immediately following such transaction or series of transactions.

“Closing Date” means the date of the consummation of the transactions contemplated by the Merger Agreement.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Corporate Taxpayer Return” means the United States federal and/or state and/or local and/or foreign Tax Return, as applicable, of the Corporate Taxpayer filed with respect to Taxes of any Taxable Year.

“Cumulative Net Realized Tax Benefit” for a Taxable Year means the cumulative amount of Realized Tax Benefits for all Taxable Years of the Corporate Taxpayer, up to and including such Taxable Year, net of the cumulative amount of Realized Tax Detriments for the same period. The Realized Tax Benefit and Realized Tax Detriment for each Taxable Year shall be determined based on the most recent Tax Benefit Schedules or Amended Schedules, if any, in existence at the time of such determination; provided that the computation of the Cumulative Net Realized Tax Benefit shall be adjusted to reflect any applicable Determination with respect to any Realized Tax Benefits and/or Realized Tax Detriments.

“Default Rate” means a per annum rate equal to LIBOR plus 500 basis points.

“Determination” shall have the meaning ascribed to such term in Section 1313(a) of the Code or similar provision of state, foreign or local Tax law, as applicable, or any other event (including the execution of IRS Form 870-AD) that finally and conclusively establishes the amount of any liability for Tax.

“Early Termination Date” means the date of an Early Termination Notice for purposes of determining the Early Termination Payment.

“Early Termination Rate” means a per annum rate equal to LIBOR plus 150 basis points.

“Exchange” is defined in the Recitals of this Agreement.

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“Exchange Basis Adjustment” means the adjustment to the Tax basis of a Reference Asset under Sections 732, 734(b) and/or 1012 of the Code (in situations where, as a result of one or more Exchanges, OpCo becomes an entity that is disregarded as separate from its owner for United States federal income Tax purposes) or under Sections 734(b), 743(b), 754 and/or 755 of the Code (in situations where, following an Exchange, OpCo remains in existence as an entity treated as a partnership for United States federal income Tax purposes) and, in each case, comparable sections of United States state, local, and foreign Tax laws, as a result of an Exchange and the payments made pursuant to this Agreement in respect of such Exchange. The amount of any Exchange Basis Adjustment shall be determined using the Market Value with respect to such Exchange, except, for the avoidance of doubt, as otherwise required by a Determination. For the avoidance of doubt, payments made under this Agreement shall not be treated as resulting in an Exchange Basis Adjustment to the extent such payments are treated as Imputed Interest, and the amount of any Basis Adjustment resulting from an Exchange of one or more Units shall be determined without regard to any Pre-Exchange Transfer of such Units and as if any such Pre-Exchange Transfer had not occurred.

“Exchange Date” means the date of any Exchange.

“Exchange Notice” shall have the meaning set forth in the LLC Agreement.

“Hypothetical Tax Liability” means, with respect to any Taxable Year, an amount, not less than zero, equal to the liability for Taxes of (i) the Corporate Taxpayer and (ii) without duplication, OpCo and its Subsidiaries, but only with respect to Taxes imposed on OpCo and its Subsidiaries and allocable to the Corporate Taxpayer or to the other members of the consolidated group of which the Corporate Taxpayer is the parent, in each case determined using the same methods, elections, conventions and similar practices used in computing the Actual Tax Liability, but, in each case, (a) calculating depreciation, amortization or similar deductions and income, gain or loss using the Non-Stepped Up Tax Basis as reflected on the Basis Schedule including amendments thereto for the Taxable Year, (b) without taking into account any Blocker NOLs, and (c) excluding any deduction attributable to any payment (including amounts attributable to Imputed Interest) made under this Agreement for the Taxable Year. For the avoidance of doubt, Hypothetical Tax Liability shall be determined: (i) without taking into account the carryover or carryback of any Tax item (or portions thereof) that is attributable to a Tax Attribute, as applicable, and (ii) using the Assumed Rate solely for purposes of calculating the U.S. state and local Hypothetical Tax Liability of the Corporate Taxpayer.

“Imputed Interest” in respect of a TRA Party shall mean any interest imputed under Section 1272, 1274 or 483 or other provision of the Code and any similar provision of state, local and foreign Tax law with respect to the Corporate Taxpayer’s payment obligations in respect of such TRA Party under this Agreement.

“IRS” means the United States Internal Revenue Service.

“LIBOR” means during any period, an interest rate per annum equal to the one-year LIBOR reported, on the date two calendar days prior to the first day of such period, on the Telerate Page 3750 (or if such screen shall cease to be publicly available, as reported on Reuters Screen page “LIBOR01” or by any other publicly available source of such market rate) for London interbank offered rates for United States dollar deposits for such period. Notwithstanding the foregoing sentence: (i) if the Corporate Taxpayer reasonably determines, in good faith consultation with the TRA Party Representative, on or prior to the relevant date of determination that the relevant London interbank offered rate for U.S. dollar deposits has been discontinued or such rate has ceased to be published permanently or indefinitely, then “LIBOR” for the relevant interest period shall be deemed to refer to a substitute or successor rate that the Corporate Taxpayer reasonably determines, in good faith consultation with the TRA Party Representative, after consulting an investment bank of national standing in the United States and other reasonable sources, to be (a) the industry-accepted successor rate to the relevant London interbank offered rate for U.S. dollar deposits or (b) if no such industry-accepted successor rate exists, the most comparable substitute or successor rate to the relevant London interbank offered rate for U.S. dollar deposits; and (ii) if the Corporate Taxpayer has determined a substitute or successor rate in accordance with the foregoing, the Corporate Taxpayer may reasonably determine, in good faith consultation with the TRA Party Representative, after consulting an investment bank of national standing in the United States and other reasonable sources, any relevant methodology for calculating such substitute or successor rate, including any adjustment factor it reasonably determines, in good faith consultation with the TRA Party, is needed to make such substitute or successor rate comparable to the relevant London interbank offered rate for U.S. dollar deposits, in a manner that is consistent with industry-accepted practices for such substitute or successor rate. In the event that the TRA Party Representative disagrees with any determination by the Corporate Taxpayer set forth in this paragraph, and such disagreement is not resolved within thirty (30) days of submission by the TRA Party Representative of notice of such disagreement to the Corporate Taxpayer, such disagreement shall be deemed a “Reconciliation Dispute,” and shall be subject to the Reconciliation Procedures set forth in Section 7.9 hereof.

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“LLC Agreement” means, with respect to OpCo, the Fourth Amended and Restated Limited Liability Company Agreement of OpCo, dated on or about the date hereof, as amended from time to time.

“Market Value” shall mean on any date, (a) if the Class A Shares trade on a national securities exchange or automated or electronic quotation system, the arithmetic average of the high trading and the low trading price on such date (or if such date is not a trading day, the immediately preceding trading day) or (b) if the Class A Shares are not then traded on a national securities exchange or automated or electronic quotation system, as applicable, the “Appraiser FMV” (as defined in the Exchange Agreement) on such date of one (1) Class A Share that would be obtained in an arms-length transaction between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to buy or sell, respectively, and without regard to the particular circumstances of the buyer or seller.

“Non-Stepped Up Tax Basis” means with respect to any Reference Asset at any time, the Tax basis that such asset would have had at such time if no Basis Adjustments had been made.

“Pacer Corp. Blocker” means CP VII Pacer Corp., a Delaware corporation.

“Pacer L.P. Blocker” means CP VII Pacer EU, L.P., a Delaware limited partnership (or the successor entity).

“Payment Date” means any date on which a payment is required to be made pursuant to this Agreement.

“Permitted Transferee” has the meaning set forth in the LLC Agreement.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

“Pre-Exchange Transfer” means any transfer (including upon the death of a Member) or distribution in respect of one or more Units (a) that occurs prior to an Exchange of such Units, and (b) to which Section 743(b) or 734(b) of the Code applies.

“Previous Purchase Basis Adjustment” means the adjustment to the Tax basis of a Reference Asset under Sections 734(b), 743(b), 754 and/or 755 of the Code and, in each case, comparable sections of state and local Tax laws as a result of the investment by the Carlyle Parties in the transactions pursuant to that certain Series B Preferred Unit Purchase Agreement by and among Carlyle Partners VII Pacer Holdings, L.P., Packable Holdings, LLC and the other persons party thereto, dated as of November 6, 2020, as amended from time to time on or before the Closing Date (such transactions, the “Carlyle Acquisition”).

“Realized Tax Benefit” means, for a Taxable Year, the excess, if any, of the Hypothetical Tax Liability over the Actual Tax Liability. If all or a portion of the actual liability for such Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination.

“Realized Tax Detriment” means, for a Taxable Year, the excess, if any, of the Actual Tax Liability over the Hypothetical Tax Liability. If all or a portion of the actual liability for such Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Detriment unless and until there has been a Determination.

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“Reference Asset” means an asset that is held by OpCo, or by any of its direct or indirect Subsidiaries treated as a partnership or disregarded entity (but only if such indirect Subsidiaries are held only through Subsidiaries treated as partnerships or disregarded entities) for purposes of the applicable Tax, at the time of an Exchange or the Blocker Mergers, as applicable. A Reference Asset also includes any asset the Tax basis of which is determined, in whole or in part, for purposes of the applicable Tax, by reference to the Tax basis of an asset that is described in the preceding sentence, including for U.S. federal income Tax purposes, any asset that is “substituted basis property” under Section 7701(a)(42) of the Code with respect to a Reference Asset.

“Schedule” means any of the following: (a) a Basis Schedule, (b) a Tax Benefit Schedule, or (c) the Early Termination Schedule, and, in each case, any amendments thereto.

“Stock Exchange Payment” has the meaning set forth in the Exchange Agreement.

“Subsidiaries” means, with respect to any Person, as of any date of determination, any other Person as to which such Person, owns, directly or indirectly, or otherwise controls more than 50% of the voting power or other similar interests or the sole general partner interest or managing member or similar interest of such Person.

“Subsidiary Stock” means any stock or other equity interest in any subsidiary entity of OpCo that is treated as a C corporation for United States federal income tax purposes.

“Tax Attributes” has the meaning set forth in the Recitals.

“Tax Benefit Payment” has the meaning set forth in Section 3.1(b).

“Tax Benefit Schedule” has the meaning set forth in Section 2.2(a).

“Tax Return” means any return, declaration, report, or similar statement filed or required to be filed with respect to Taxes (including any attached schedules), including any information return, claim for refund, amended return and declaration of estimated Tax.

“Taxable Year” means a taxable year of the Corporate Taxpayer as defined in Section 441(b) of the Code or comparable section of state, local or foreign Tax law, as applicable (and, therefore, for the avoidance of doubt, may include a period of less than 12 months for which a Tax Return is made), ending on or after the Closing Date.

“Taxes” means any and all United States federal, state, local and foreign taxes, assessments or similar charges that are based on or measured with respect to net income or profits, whether as an exclusive or an alternative basis, and including franchise taxes that are based on or measured with respect to net income or profits, and any interest, penalties, or additions related to such amounts or imposed in respect thereof under applicable law.

“Taxing Authority” shall mean any domestic, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising Tax regulatory authority.

“TRA Disinterested Majority” means a majority of the directors of the Board who are disinterested as determined by the Board in accordance with the DGCL with respect to the matter being considered by the Board; provided that to the extent a matter being considered by the Board is required to be considered by disinterested directors under the rules of the securities exchange on which the Class A Shares are then listed, the Securities Act or the Exchange Act, such rules with respect to the definition of disinterested director shall apply solely with respect to such matter.

“TRA Party Representative” means initially [●], and thereafter, that TRA Party or a committee of TRA Parties determined from time to time by a plurality vote of the TRA Parties ratably in accordance with their right to receive Early Termination Payments under this Agreement determined as if all TRA Parties directly holding Units had fully Exchanged their Units for Class A Shares or other consideration and the Corporate Taxpayer had exercised its right of early termination on the date of the most recent Exchange.

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“Treasury Regulations” means the final, temporary and proposed regulations under the Code promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.

“Units” has the meaning set forth in the LLC Agreement.

“Valuation Assumptions” shall mean, as of an Early Termination Date, the assumptions that in each Taxable Year ending on or after such Early Termination Date, (a) the Corporate Taxpayer will have taxable income sufficient to fully utilize the Tax items arising from the Tax Attributes (other than any items addressed in clause (b)) during such Taxable Year or future Taxable Years (including, for the avoidance of doubt, deductions and other Tax items arising from Tax Attributes that would result from future Tax Benefit Payments that would be paid in accordance with the Valuation Assumptions, further assuming that such applicable future payments would be paid on the due date (including extensions) for filing the Corporate Taxpayer Return for the applicable Taxable Year) in which such deductions would become available (b) any Blocker NOLs and loss carryovers generated by deductions arising from any Tax Attributes, which Blocker NOLs and/or loss carryovers are available in the Taxable Year that includes such Early Termination Date, will be used by the Corporate Taxpayer on a pro rata basis from the Early Termination Date through (A) the scheduled expiration date of such Blocker NOLs and/or loss carryovers (if any) or (B) if there is no such scheduled expiration date, then the 10th year anniversary of the Early Termination Date, (c) the United States federal income tax rates that will be in effect for each such Taxable Year will be those specified for each such Taxable Year by the Code and other law as in effect on the Early Termination Date, the Assumed Rate will be calculated based on such rates and the apportionment factors applicable in the most recently ended Taxable Year, in each case, except to the extent any change to such Tax rates for such Taxable Year has already been enacted into law as of the Early Termination Date, and LIBOR that will be in effect for each such Taxable Year will be the rate in effect on the Early Termination Date, (d) any non-amortizable, non-depreciable Reference Assets (other than any Subsidiary Stock) will be disposed of on the fifteenth anniversary of an Exchange which gave rise to the applicable Basis Adjustment (or, the fifteenth anniversary of the Blocker Mergers, for the Previous Purchase Basis Adjustment) and any short-term investments will be disposed of 12 months following the Early Termination Date; provided that, in the event of a Change of Control, such non-amortizable, non-depreciable assets shall be deemed disposed of at the time of sale of the relevant asset (if earlier than such fifteenth anniversary), (e) any Subsidiary Stock will never be disposed of and (f) if, at the Early Termination Date, there are Units that have not been Exchanged, then each such Unit is Exchanged in a fully taxable transaction for the Market Value of the Class A Shares that would be transferred if the Exchange occurred on the Early Termination Date.

Glossary of Defined Terms	Section
Acquired Units	Section 1.1
Acquisition	Recital
Actual Tax Liability	Section 1.1
Affiliate	Section 1.1
Agreed Rate	Section 1.1
Agreement	Recital
Amended Schedule	Section 2.3(b)
Assumed Rate	Section 1.1
Attributable	Section 1.1
Basis Adjustment	Section 1.1
Basis Schedule	Section 2.1
Beneficially Own	Section 1.1
Beneficial Owner	Section 1.1
Beneficial Ownership	Section 1.1
Blocker	Section 1.1
Blocker Mergers	Recital

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Glossary of Defined Terms	Section

Blocker NOLs	Section 1.1
Blocker Shareholder	Section 1.1
Blocker Stock	Section 1.1
Board	Section 1.1
Business Day	Section 1.1
Carlyle Parties	Section 1.1
Cash Exchange Payment	Section 1.1
Change of Control	Section 1.1
Class A Shares	Recital
Closing Date	Section 1.1
Company Merger	Recital
Control	Section 1.1
Corporate Taxpayer	Recital
Corporate Taxpayer Return	Section 1.1
Cumulative Net Realized Tax Benefit	Section 1.1
Default Cap	Section 3.1(a)
Default Rate	Section 1.1
Determination	Section 1.1
Direct Exchange	Recital
Early Termination Date	Section 1.1
Early Termination Effective Date	Section 4.2
Early Termination Notice	Section 4.2
Early Termination Rate	Section 1.1
Early Termination Schedule	Section 4.2
Exchange	Recital
Exchange Agreement	Recital
Exchange Basis Adjustment	Section 1.1
Exchange Date	Section 1.1
Exchange Notice	Section 1.1
Expert	Section 7.9
Hypothetical Tax Liability	Section 1.1
Imputed Interest	Section 1.1
Interest Amount	Section 3.1(b)
IRS	Section 1.1
Joinder Requirement	Section 7.6(a)
LIBOR	Section 1.1
Liquidity Exceptions	Section 4.1(b)
LLC Agreement	Section 1.1
Mandatory Assignment	Section 7.6(c)
Market Value	Section 1.1
Material Objection Notice	Section 4.2
Merger Agreement	Recital
Net Tax Benefit	Section 3.1(b)
Non-Stepped Up Tax Basis	Section 1.1

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Glossary of Defined Terms	Section
Non-TRA Portion	Section 2.2(b)
Objection Notice	Section 2.3(a)
OpCo	Recital
Opco Merger Sub	Recital
Opt-Out Notice	Section 4.1(c)
Other Tax Receivable Obligations	Section 3.3(c)
Pacer Corp. Blocker	Section 1.1
Pacer L.P. Blocker	Section 1.1
Payment Date	Section 1.1
Permitted Transferee	Section 1.1
Person	Section 1.1
Pre-Exchange Transfer	Section 1.1
Previous Purchase Basis Adjustment	Section 1.1
Realized Tax Benefit	Section 1.1
Realized Tax Detriment	Section 1.1
Reconciliation Dispute	Section 7.9
Reconciliation Procedures	Section 2.3(a)
Reference Asset	Section 1.1
Schedule	Section 1.1
Senior Obligations	Section 5.1
Stock Exchange Payment	Section 1.1
Subsidiaries	Section 1.1
Subsidiary Stock	Section 1.1
Taxable Year	Section 1.1
Tax Attributes	Recital
Tax Benefit Payment	Section 1.1
Tax Benefit Schedule	Section 2.2(a)
Taxes	Section 1.1
Taxing Authority	Section 1.1
Tax Return	Section 1.1
TRA Disinterested Majority	Section 1.1
TRA Parties	Recital
TRA Party Representative	Section 1.1
TRA Portion	Section 2.2(b)
Treasury Regulations	Section 1.1
Units	Section 1.1
Valuation Assumptions	Section 1.1

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Article II

DETERMINATION OF CERTAIN REALIZED TAX BENEFIT

Section 2.1       Basis Adjustment. Within one hundred twenty (120) calendar days after the filing of the United States federal income tax return of the Corporate Taxpayer for the Taxable Year that includes the Closing Date and each Taxable Year thereafter while this Agreement (or any amended and/or restated version thereof) remains in effect, the Corporate Taxpayer shall deliver to each TRA Party who received (or is deemed to receive) cash or Class A Shares in such Taxable Year pursuant to an Exchange, as applicable, and to each Blocker Shareholder, a schedule (the “Basis Schedule”) that shows, in reasonable detail necessary to perform the calculations required by this Agreement, (a) the actual Tax basis and the Non-Stepped Up Tax Basis of the Reference Assets as of the Closing Date and each applicable Exchange Date occurring during such Taxable Year, (b) the Exchange Basis Adjustment with respect to the Reference Assets Attributable to such TRA Party as a result of the Exchanges effected in such Taxable Year and prior Taxable Years by such TRA Party, calculated in the aggregate, (c) the Blocker NOLs Attributable to such TRA Party for the Taxable Year of the Closing and the Previous Purchase Basis Adjustments of the Reference Assets in respect of such TRA Party, if any, (d) the period (or periods) over which the Reference Assets are amortizable and/or depreciable and (e) the period (or periods) over which each Basis Adjustment in respect of such TRA Party is amortizable and/or depreciable, in each case, calculated in the aggregate for all TRA Parties and solely with respect to the TRA Party to which such Basis Schedule is delivered. All costs and expenses incurred in connection with the provision and preparation of the Basis Schedules and Tax Benefit Schedules for each TRA Party in compliance with this Agreement, as well as the procedures set forth in Section 2.3(b), if applicable, shall be borne by the Corporate Taxpayer. Each Basis Schedule will become final as provided in Section 2.3(a) and may be amended as provided in Section 2.3(b) (subject to the procedures set forth in Section 2.3(b)).

Section 2.2       Tax Benefit Schedule.

(a)    Tax Benefit Schedule. Within one hundred and twenty (120) calendar days after the filing of the United States federal income tax return of the Corporate Taxpayer for any Taxable Year in which there is a Realized Tax Benefit or Realized Tax Detriment Attributable to a TRA Party, the Corporate Taxpayer shall provide to such TRA Party a schedule showing, in reasonable detail necessary to perform the calculations required by this Agreement, the calculation of the Tax Benefit Payment (and any Realized Tax Benefit or Realized Tax Detriment) or the lack of a Tax Benefit Payment (and any Realized Tax Detriment), as applicable, Attributable to such TRA Party for such Taxable Year (a “Tax Benefit Schedule”). Each Tax Benefit Schedule will become final as provided in Section 2.3(a) and may be amended as provided in Section 2.3(b) (subject to the procedures set forth in Section 2.3(b)).

(b)    Applicable Principles. Subject to Section 3.3(a), the Realized Tax Benefit or Realized Tax Detriment for each Taxable Year is intended to measure the decrease or increase in the Actual Tax Liability for such Taxable Year attributable to the Tax Attributes, determined using a “with and without” methodology. For the avoidance of doubt, the Actual Tax Liability will take into account the deduction of the portion of the Tax Benefit Payment that must be accounted for as interest under the Code based upon the characterization of Tax Benefit Payments as additional consideration payable by the Corporate Taxpayer for the Units acquired in an Exchange or Blocker Merger. Carryovers or carrybacks of any Tax item attributable to the Tax Attributes shall be considered to be subject to the rules of the Code and the Treasury Regulations or the appropriate provisions of United States state and local and foreign income and franchise Tax law, as applicable, governing the use, limitation and expiration of carryovers or carrybacks of the relevant type. If a carryover or carryback of any Tax item includes a portion that is attributable to any Tax Attribute (“TRA Portion”) and another portion that is not (“Non-TRA Portion”), such portions shall be considered to be used in accordance with the “with and without” methodology so that the amount of any Non-TRA Portion is deemed utilized, to the extent available, prior to the amount of any TRA Portion, to the extent available (with the TRA Portion being applied on a proportionate basis consistent with the provisions of Section 3.3). The parties agree that (i) all Tax Benefit Payments (other than Imputed Interest) made to TRA Parties that transferred shares of a Blocker to the Corporate Taxpayer will be treated as non-qualifying property or money received in the Blocker Merger for purposes of Sections 356 of the Code, (ii) all Tax Benefit Payments (other than the portion of Tax Benefit Payments treated as Imputed Interest) made to transferors in an Exchange will be treated as subsequent upward purchase price adjustments that have the effect of creating additional Basis Adjustments to Reference Assets for the Corporate Taxpayer in the Taxable Year of payment, (iii) as a result, such additional Basis Adjustments described in clause (ii) will be incorporated into the calculation for the Taxable Year of the applicable payment and into the calculations for subsequent Taxable Years, as appropriate, (iv) the Actual Tax Liability shall take into account the deduction of the portion of the Tax Benefit Payment that must be accounted for as Imputed Interest under applicable law and (v) the liability for U.S. federal income Taxes of the Corporate Taxpayer and the amount of taxable income of the Corporate Taxpayer for U.S. federal income Tax purposes as determined for purposes of calculating the Actual Tax Liability and the Hypothetical Tax Liability shall include, without duplication, such U.S. federal income liability for Taxes and such U.S. federal income taxable income that is economically borne by or allocated to the Corporate Taxpayer as a result of the provisions of Sections 5.07 and 5.08 of the LLC Agreement; provided, however, that such liability for Taxes and such taxable income shall be included in the Hypothetical Tax Liability and the Actual Tax Liability subject to the adjustments and assumptions set forth in the definitions thereof and, to the extent any such amount is taken into account on an Amended Schedule, such amount shall adjust a Tax Benefit Payment, as applicable, in accordance with Section 2.3(b).

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(c)    Administrative Assumptions. For the avoidance of doubt, the Corporate Taxpayer shall be entitled to make reasonable simplifying assumptions in making determinations contemplated by this Agreement, including reasonable assumptions regarding basis recovery periods based on available balance sheet information (and the parties hereby agree that that the Corporate Taxpayer’s determination of the Realized Tax Benefit and Realized Tax Detriment with respect to U.S. state and local Taxes will not take into account jurisdiction-specific U.S. state and local adjustments to the U.S. federal taxable income base or to the U.S. federal rules regarding the utilization of Tax attribute carryovers). Notwithstanding anything to the contrary, to the extent the Corporate Taxpayer reasonably determines (in consultation with its accounting and Tax advisors and the TRA Party Representatives) that the administrative burden and costs associated with calculating the Tax Attributes with respect to any subsidiary of OpCo would materially outweigh the Tax Benefit Payment attributable to such Tax Attributes, the Corporate Taxpayer shall be permitted to determine that such Tax Attributes shall not be treated as Tax Attributes for all purposes of this Agreement.

Section 2.3       Procedures, Amendments.

(a)    Procedure. Every time the Corporate Taxpayer delivers to a TRA Party an applicable Schedule under this Agreement, including any Amended Schedule delivered pursuant to Section 2.3(b), and any Early Termination Schedule or amended Early Termination Schedule, the Corporate Taxpayer shall also (x) deliver to such TRA Party supporting schedules, valuation reports, if any, and work papers, as determined by the Corporate Taxpayer or requested by such TRA Party, providing reasonable detail regarding data and calculations that were relevant for the preparation of the Schedule, (y) indicate which accounting firm, if any, assisted with the preparation of the Schedule, and (z) allow the TRA Party Representative and its advisors reasonable access to the appropriate representatives at the Corporate Taxpayer and (at the cost and expense of the Corporate Taxpayer) at the relevant accounting firm that prepared the applicable Schedule, if applicable, in connection with the review of such Schedule. Without limiting the generality of the preceding sentence, the Corporate Taxpayer shall ensure that each Tax Benefit Schedule or Early Termination Schedule delivered to a TRA Party, together with any supporting schedules and work papers, provides a reasonably detailed presentation of the calculation of the Actual Tax Liability (the “with” calculation), the Hypothetical Tax Liability (the “without” calculation), and identifies any material assumptions or operating procedures or principles that were used for purposes of such calculations. An applicable Schedule or amendment thereto shall become final and binding on all parties thirty (30) calendar days from the date on which all relevant TRA Parties are treated as having received the applicable Schedule or amendment thereto under Section 7.1 unless the TRA Party Representative (i) within thirty (30) calendar days from such date provides the Corporate Taxpayer with notice of an objection to such Schedule or amendment (“Objection Notice”) or (ii) provides a written waiver of such right of any Objection Notice within the period described in clause (i) above, in which case such Schedule or amendment thereto shall become binding on the date such waiver is received by the Corporate Taxpayer. If the Corporate Taxpayer and the TRA Party Representative, for any reason, are unable to successfully resolve the issues raised in the Objection Notice within thirty (30) calendar days after receipt by the Corporate Taxpayer of an Objection Notice, the Corporate Taxpayer and the TRA Party Representative shall employ the reconciliation procedures described in Section 7.9 of this Agreement (the “Reconciliation Procedures”). The TRA Party Representative will represent the interests of each of the TRA Parties and shall raise and pursue, in accordance with this Section 2.3(a), any objection to a Schedule or amendment thereto timely given in writing to the TRA Party Representative by a TRA Party.

(b)   Amended Schedule. The applicable Schedule for any Taxable Year may be amended from time to time by the Corporate Taxpayer (i) in connection with a Determination affecting such Schedule, (ii) to correct material inaccuracies in the Schedule, including those identified as a result of the receipt of additional factual information relating to a Taxable Year after the date the Schedule was provided to a TRA Party, (iii) to comply with the Expert’s determination under the Reconciliation Procedures, (iv) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to a carryback or carryforward of a loss or other Tax item to such Taxable Year, (v) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to an amended Tax Return filed for such Taxable Year, or (vi) to adjust an applicable Basis Schedule to take into account payments made pursuant to this Agreement (any such Schedule, an “Amended Schedule”). The Corporate Taxpayer shall provide an Amended Schedule to each TRA Party within thirty (30) calendar days of the occurrence of an event referenced in clauses (i) through (vi) of the preceding sentence. In the event a Schedule is amended after such Schedule becomes final pursuant to Section 2.3(a) or, if applicable, Section 7.9, (A) the Amended Schedule shall not be taken into account in calculating any Tax Benefit Payment in the Taxable Year to which the amendment relates but instead shall be taken into account in calculating the Cumulative Net Realized Tax Benefit for the Taxable Year in which the amendment actually occurs, and (B) as a result of the foregoing, any increase of the Net Tax Benefit attributable to an Amended Schedule shall accrue the Interest Amount (or any other interest hereunder) after the due date (without extensions) for filing the United States federal income tax return of the Corporate Taxpayer for the Taxable Year in which the amendment actually occurs.

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Section 2.4       Tax Classifications; Elections.

(a)    Basis Adjustments. The parties to this Agreement acknowledge and agree to treat (A) to the fullest extent permitted by law each Direct Exchange as giving rise to Basis Adjustments and (B) to the fullest extent permitted by law each other Exchange using cash or Class A Shares contributed to OpCo by the Corporate Taxpayer as a direct purchase of Units by the Corporate Taxpayer from the applicable TRA Party pursuant to Section 707(a)(2)(B) of the Code and as giving rise to Basis Adjustments.

(b)    Section 754 Election. For the Taxable Year that includes the date hereof and for each Taxable Year in which an Exchange occurs and with respect to which the Corporate Taxpayer has obligations under this Agreement, the Corporate Taxpayer shall ensure that (i) OpCo and (ii) each of OpCo’s direct and indirect Subsidiaries (but only if such indirect Subsidiaries are held only through subsidiaries treated as partnerships or disregarded entities) that is treated as a partnership for U.S. federal income Tax purposes will, in each case, have in effect an election under Section 754 of the Code (and under any similar provisions of applicable U.S. state or local law) for each such Taxable Year to the extent eligible to make such election.

Article III

TAX BENEFIT PAYMENTS

Section 3.1       Payments.

(a)    Payments. Within five (5) Business Days after a Tax Benefit Schedule delivered to a TRA Party becomes final in accordance with Section 2.3(a), or, if applicable, Section 7.9, the Corporate Taxpayer shall pay such TRA Party for such Taxable Year the Tax Benefit Payment determined pursuant to Section 3.1(b) that is Attributable to such TRA Party. Each such Tax Benefit Payment shall be made by wire transfer of immediately available funds to the bank account previously designated by such TRA Party to the Corporate Taxpayer or as otherwise agreed by the Corporate Taxpayer and such TRA Party. The payments provided for pursuant to the above sentence shall be computed separately for each TRA Party. For the avoidance of doubt, no Tax Benefit Payment shall be made in respect of estimated tax payments, including federal estimated income tax payments. Notwithstanding anything herein to the contrary, the aggregate payments to a TRA Party under this Agreement in respect of an Exchange shall not exceed [•]% of the fair market value of the initial consideration received by a TRA Party on such Exchange (the “Default Cap”), provided that, if a TRA Party delivers written notification before the end of its taxable year that includes the Exchange to the Corporate Taxpayer of a stated maximum selling price (within the meaning of Treasury Regulation 15A.453-1(c)(2)), the amount of the initial consideration received in connection with the applicable Exchange and the aggregate Tax Benefit Payments to such TRA Party in respect of such Exchange (other than amounts accounted for as interest under the Code) shall not exceed such stated maximum selling price, and the Default Cap shall not apply with respect to such TRA Party. Without limiting the Corporate Taxpayer’s ability to make offsets against Tax Benefit Payments to the extent permitted by Section 3.4, no TRA Party shall be required under any circumstances to make a payment or return a payment to the Corporate Taxpayer in respect of any portion of any Tax Benefit Payment previously paid by the Corporate Taxpayer to such TRA Party (including any portion of any Early Termination Payment).

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(b)    A “Tax Benefit Payment” in respect of a TRA Party for a Taxable Year means an amount, not less than zero, equal to the sum of the portion of the Net Tax Benefit that is Attributable to such TRA Party and the Interest Amount with respect thereto. For the avoidance of doubt, for Tax purposes, the Interest Amount shall not be treated as interest (to the extent permitted by applicable law and other than amounts accounted for as Imputed Interest) but instead shall be treated as additional consideration for the acquisition of Units in the applicable Acquisition or Exchange, unless otherwise required by law. Subject to Section 3.3(a), the “Net Tax Benefit” for a Taxable Year shall be an amount equal to the excess, if any, of eighty-five percent (85%) of the Cumulative Net Realized Tax Benefit as of the end of such Taxable Year, over the total amount of payments previously made under the first sentence of Section 3.1(a) (excluding payments attributable to Interest Amounts); provided that if there is no such excess (or a deficit exists) no TRA Party shall be required to make a payment (or return a payment) to the Corporate Taxpayer in respect of any portion of any Tax Benefit Payment previously paid by the Corporate Taxpayer to such TRA Party. The “Interest Amount” shall equal the interest on the Net Tax Benefit calculated at the Agreed Rate from the due date (without extensions) for filing the Corporate Taxpayer Return with respect to Taxes for such Taxable Year until the payment date under Section 3.1(a). The Net Tax Benefit and the Interest Amount shall be determined separately with respect to each Acquisition or Exchange, on a Unit by Unit basis by reference to the resulting Basis Adjustment to the Corporate Taxpayer.

Section 3.2      No Duplicative Payments. It is intended that the provisions of this Agreement will result in the payments specified in Section 3.1 being made to the TRA Parties and will not result in duplicative payment of any amount (including interest) required under this Agreement. The provisions of this Agreement shall be construed in the appropriate manner to ensure such intentions are realized.

Section 3.3       Pro Rata Payments; Coordination of Benefits With Other Tax Receivable Agreements.

(a)    Notwithstanding anything in Section 3.1 to the contrary, to the extent that the aggregate Realized Tax Benefit of the Corporate Taxpayer with respect to the Tax Attributes is limited in a particular Taxable Year because the Corporate Taxpayer does not have sufficient taxable income, the Net Tax Benefit for the Corporate Taxpayer shall be allocated among all TRA Parties eligible for Tax Benefit Payments under this Agreement in proportion to the respective amounts of Net Tax Benefit that would have been allocated to each such TRA Party if the Corporate Taxpayer had sufficient taxable income so that there were no such limitation.

(b)   If for any reason (including as contemplated by Section 3.3(a)) the Corporate Taxpayer does not fully satisfy its payment obligations to make all Tax Benefit Payments due under this Agreement in respect of a particular Taxable Year, then the Corporate Taxpayer and the TRA Parties agree that (i) Tax Benefit Payments for such Taxable Year shall be allocated to all parties eligible for Tax Benefit Payments under this Agreement in proportion to the relative amounts of Tax Benefit Payments that would have been allocable to each TRA Party if the Corporate Taxpayer had sufficient cash available to make such Tax Benefit Payments and (ii) no Tax Benefit Payment shall be made in respect of any subsequent Taxable Year until all Tax Benefit Payments in respect of prior Taxable Years have been made in full.

(c)    Any Tax Benefit Payment or Early Termination Payment required to be made by the Corporate Taxpayer to the TRA Parties under this Agreement shall rank senior in right of payment to any principal, interest or other amounts due and payable in respect of any similar agreement (“Other Tax Receivable Obligations”). The effect of any other similar agreement shall not be taken into account in respect of any calculations made hereunder.

Section 3.4       Overpayments. To the extent the Corporate Taxpayer makes a payment to a TRA Party in respect of a particular Taxable Year under Section 3.1(a) in an amount in excess of the amount of such payment that should have been made to such TRA Party in respect of such Taxable Year (taking into account Section 3.3) under the terms of this Agreement, then such TRA Party shall not receive further payments under Section 3.1(a) until such TRA Party has foregone an amount of payments equal to such excess. For clarity, the operation of this Section 3.4 with respect to any particular TRA Party shall not affect the rights or obligations of any other TRA Party under this Agreement.

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Article IV

TERMINATION

Section 4.1       Early Termination and Breach of Agreement.

(a)    The Corporate Taxpayer may, with the prior written consent of the TRA Disinterested Majority, terminate this Agreement with respect to all amounts payable to the TRA Parties and with respect to all of the Units held by the TRA Parties at any time by paying to each TRA Party the Early Termination Payment in respect of such TRA Party; provided, however, that this Agreement shall only terminate upon the receipt of the entire Early Termination Payment by all TRA Parties and payments described in the next sentence, if any and provided further that the Corporate Taxpayer may withdraw any notice to execute its termination rights under this Section 4.1(a) prior to the time at which any Early Termination Payment has been paid. Upon payment of the entire Early Termination Payment by the Corporate Taxpayer to all of the TRA Parties, none of the TRA Parties or the Corporate Taxpayer shall have any further payment rights or obligations under this Agreement, other than for any (i) Tax Benefit Payment due and payable that remains unpaid as of the Early Termination Date (which Tax Benefit Payments shall not be included in the Early Termination Payments) and as of the date of payment of the Early Termination Payment and (ii) any Tax Benefit Payment due for the Taxable Year ending immediately prior to, ending with or including the date of the Early Termination Notice (except to the extent that the amount described in clause (ii) is included in the Early Termination Payment or is included in clause (i)). If an Exchange occurs after the Corporate Taxpayer makes all of the required Early Termination Payments, the Corporate Taxpayer shall have no obligations under this Agreement with respect to such Exchange.

(b)    In the event that the Corporate Taxpayer (1) breaches any of its material obligations under this Agreement, whether as a result of failure to make any payment when due, failure to honor any other material obligation required hereunder or (2)(A) the Corporate Taxpayer commences any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (ii) seeking an appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or it shall make a general assignment for the benefit of creditors or (B) there shall be commenced against the Corporate Taxpayer any case, proceeding or other action of the nature referred to in clause (A) above that remains undismissed or undischarged for a period of sixty (60) days, all obligations hereunder shall be accelerated and such obligations shall be calculated as if an Early Termination Notice had been delivered on the date of such breach and shall include, but not be limited to, (i) the Early Termination Payments calculated as if an Early Termination Notice had been delivered on the date of a breach, (ii) any Tax Benefit Payment in respect of a TRA Party agreed to by the Corporate Taxpayer and such TRA Party as due and payable but unpaid as of the date of a breach, and (iii) any Tax Benefit Payment in respect of any TRA Party due for the Taxable Year ending immediately prior to, with or including the date of a breach (except to the extent included in clause (i) or clause (ii)); provided, that procedures similar to the procedures of Section 4.2 shall apply with respect to the determination of the amount payable by the Corporate Taxpayer pursuant to this sentence. Notwithstanding the foregoing, in the event that the Corporate Taxpayer breaches this Agreement, each TRA Party shall be entitled to elect to receive the amounts set forth in clauses (i), (ii) and (iii) above or to seek specific performance of the terms hereof. The parties agree that the failure to make any payment due pursuant to this Agreement within three (3) months of the date such payment is due shall be deemed to be a breach of a material obligation under this Agreement for all purposes of this Agreement, and that it will not be considered to be a breach of a material obligation under this Agreement to make a payment due pursuant to this Agreement within three (3) months of the date such payment is due. Notwithstanding anything in this Agreement to the contrary, it shall not be a breach of this Agreement if the Corporate Taxpayer fails to make any Tax Benefit Payment when due to the extent that the Corporate Taxpayer (x) has insufficient funds, or cannot make such payment as a result of obligations imposed in connection with any Senior Obligations, and cannot take commercially reasonable actions to obtain sufficient funds, to make such payment or (y) would become insolvent as a result of making such payment (in each case, as determined by the Board in good faith) (clauses (x) and (y) together, the “Liquidity Exceptions”); provided that the interest provisions of Section 5.2 shall apply to such late payment and any such payment obligation shall nonetheless accrue for the benefit of the TRA Parties and the Corporate Taxpayer shall make such payment at the first opportunity that the Liquidity Exceptions do not apply, and provided further that if the Liquidity Exceptions apply and the Corporate Taxpayer declares or pays any dividend of cash to its shareholders while any Tax Benefit Payment is due and payable and remains unpaid, then the Liquidity Exceptions shall no longer apply.

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(c)    The Corporate Taxpayer shall provide written notice to the TRA Party Representative thirty (30) days in advance of any Change of Control, and the TRA Party Representative shall have the option, upon written notice to the Corporate Taxpayer at least three Business Days before such Change of Control to cause acceleration of all obligations under this Agreement (such notice, the “Opt-Out Notice”). If the Opt-Out Notice is timely provided, all obligations hereunder will be accelerated and such obligations shall be calculated as if an Early Termination Notice had been delivered on the date of such Change of Control and shall include, without duplication, (1) the Early Termination Payments calculated with respect to the TRA Parties as if the Early Termination Date is the date of such Change of Control, (2) any Tax Benefit Payment due and payable and that remains unpaid as of the date of such Change of Control, and (3) any Tax Benefit Payment in respect of any TRA Party due for the Taxable Year ending immediately prior to, with or including the date of such Change of Control (except to the extent described in clause (2)); provided that such Opt-Out Notice (and the consequences thereof) shall be effective immediately prior to the consummation of such Change of Control (and, for the avoidance of doubt, shall be contingent upon such Change of Control and not be effective if such Change of Control is not consummated). If an Opt-Out Notice is timely provided, (i) the TRA Parties shall be entitled to receive the amounts set forth in clauses (1), (2) and (3) of the preceding sentence, (ii) any Early Termination Payment described in the preceding sentence shall be calculated utilizing the Valuation Assumptions (a), (b), (c), (d), (e) and (f), substituting in each case the terms “date of a Change of Control” for an “Early Termination Date,” and (iii) Section 4.2 and Section 4.3 shall apply, mutatis mutandis, with respect to payments to the TRA Parties upon the Change of Control. Any Exchanges with respect to which payment of an Early Termination payment has been made under this Section 4.1(c) in connection with an Opt-Out Notice in its entirety shall be excluded in calculating any future Tax Benefit Payments, or Early Termination Payments, and this Agreement shall have no further application to such Exchanges. If the TRA Party Representative does not timely deliver an Opt-Out Notice before a Change of Control, the TRA Parties shall continue as TRA Parties under this Agreement after such Change of Control, in which case the TRA Parties will be entitled to receive the amounts set forth in Section 3.1, and Valuation Assumptions (a), (b), (c), (d), (e) and (f) shall apply to Tax Benefit Payments to each such TRA Party following such Change of Control, substituting in each case the terms “the closing date of a Change of Control” for an “Early Termination Date”.

Section 4.2       Early Termination Notice. If the Corporate Taxpayer chooses to exercise its right of early termination in accordance with Section 4.1(a) above, the Corporate Taxpayer shall deliver to each TRA Party a notice (“Early Termination Notice”) and a schedule (the “Early Termination Schedule”) specifying the Corporate Taxpayer’s intention to exercise such right and showing in reasonable detail the calculation of the Early Termination Payment(s) due for each TRA Party. Each Early Termination Schedule shall become final and binding on all parties thirty (30) calendar days from the first date on which all TRA Parties are treated as having received such Schedule or amendment thereto under Section 7.1 unless, prior to such thirtieth calendar day, the TRA Party Representative (a) provides the Corporate Taxpayer with notice of a material objection to such Schedule made in good faith (“Material Objection Notice”) or (b) provides a written waiver of such right of a Material Objection Notice, in which case such Schedule will become binding on the date the waiver is received by the Corporate Taxpayer (the “Early Termination Effective Date”). If the Corporate Taxpayer and the TRA Party Representative, for any reason, are unable to successfully resolve the issues raised in such notice within thirty (30) calendar days after receipt by the Corporate Taxpayer of the Material Objection Notice, the Corporate Taxpayer and the TRA Party Representative shall employ the Reconciliation Procedures in which case such Schedule shall become binding in accordance with Section 7.9.

Section 4.3       Payment upon Early Termination.

(a)    Within three (3) Business Days after the Early Termination Effective Date, the Corporate Taxpayer shall pay to each TRA Party an amount equal to the Early Termination Payment in respect of such TRA Party. Such payment shall be made by wire transfer of immediately available funds to a bank account or accounts designated by each TRA Party or as otherwise agreed by the Corporate Taxpayer and such TRA Party.

(b)    “Early Termination Payment” in respect of a TRA Party shall equal the present value, discounted at the Early Termination Rate as of the applicable Early Termination Effective Date, of all Tax Benefit Payments in respect of such TRA Party that would be required to be paid by the Corporate Taxpayer beginning from the Early Termination Date and assuming that (i) the Valuation Assumptions in respect of such TRA Party are applied, (ii) for each Taxable Year, the Tax Benefit Payment is paid on the due date, assuming an extension, of the U.S. federal income tax return of the Corporate Taxpayer and (iii) for purposes of calculating the Early Termination Rate, LIBOR shall be LIBOR as of the date of the Early Termination Notice. For the avoidance of doubt, an Early Termination Payment shall be made to each applicable TRA Party regardless of whether such TRA Party has exchanged all of its Units as of the Early Termination Effective Date.

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Article V

SUBORDINATION AND LATE PAYMENTS

Section 5.1       Subordination. Notwithstanding any other provision of this Agreement to the contrary, any Tax Benefit Payment or Early Termination Payment required to be made by the Corporate Taxpayer to the TRA Parties under this Agreement shall rank subordinate and junior in right of payment to any principal, interest or other amounts due and payable in respect of any obligations in respect of indebtedness for borrowed money of the Corporate Taxpayer and its Subsidiaries (“Senior Obligations”), shall rank senior in right of payment to any principal, interest or other amounts due and payable in respect of any Other Tax Receivable Obligation, and shall rank pari passu with all current or future unsecured obligations of the Corporate Taxpayer that are not Senior Obligations or Other Tax Receivable Obligations. To the extent that any payment under this Agreement is not permitted to be made at the time payment is due as a result of this Section 5.1 and the terms of agreements governing Senior Obligations, such payment obligation nevertheless shall accrue for the benefit of TRA Parties and the Corporate Taxpayer shall make such payments at the first opportunity that such payments are permitted to be made in accordance with the terms of the Senior Obligations and Section 5.2 shall apply to such payment. To the extent the Corporate Taxpayer or its Subsidiaries (including OpCo and its Subsidiaries) incur, create or assume any Senior Obligations after the date hereof, the Corporate Taxpayer shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to ensure that such indebtedness permits the amounts payable hereunder to be paid.

Section 5.2       Late Payments by the Corporate Taxpayer. The amount of all or any portion of any Tax Benefit Payment or Early Termination Payment not made to the TRA Parties when due under the terms of this Agreement, whether as a result of Section 5.1 or otherwise, shall be payable together with any interest thereon, computed at the Default Rate and commencing from the date on which such Tax Benefit Payment or Early Termination Payment was due and payable.

Article VI

NO DISPUTES; CONSISTENCY; COOPERATION

Section 6.1       Participation in the Corporate Taxpayer’s and OpCo’s Tax Matters. Except as otherwise provided in this Agreement, the Merger Agreement or the LLC Agreement, the Corporate Taxpayer shall have full responsibility for, and sole discretion over, all Tax matters concerning the Corporate Taxpayer and OpCo, including the preparation, filing or amending of any Tax Return and defending, contesting or settling any issue pertaining to Taxes. Notwithstanding the foregoing, the Corporate Taxpayer shall notify the TRA Party Representative in writing of the commencement of, and keep the TRA Party Representative reasonably informed with respect to, the portion of any audit of the Corporate Taxpayer and OpCo or any of OpCo’s Subsidiaries by a Taxing Authority the outcome of which is reasonably expected to affect the rights and obligations of a TRA Party under this Agreement, and shall provide to the TRA Party Representative reasonable opportunity to participate in or provide information and other input to the Corporate Taxpayer, OpCo and their respective advisors concerning the conduct of any such portion of such audit; provided, however, that the Corporate Taxpayer and OpCo shall not be required to take any action that is inconsistent with any provision of the LLC Agreement.

Section 6.2       Consistency. The Corporate Taxpayer and the TRA Parties agree to report and cause their respective Affiliates to report for all purposes, including United States federal, state, local and foreign Tax purposes and financial reporting purposes, all Tax-related items (including the Basis Adjustments and each Tax Benefit Payment) in a manner consistent with that set forth in this Agreement or specified by the Corporate Taxpayer in any Schedule (or Amended Schedule, as applicable) required to be provided by or on behalf of the Corporate Taxpayer under this Agreement that is final and binding on the parties unless otherwise required by law. The Corporate Taxpayer shall (and shall cause OpCo and its other Subsidiaries to) use commercially reasonable efforts (for the avoidance of doubt, taking into account the interests and entitlements of all TRA Parties under this Agreement) to defend the Tax treatment contemplated by this Agreement and any Schedule (or Amended Schedule, as applicable) in any audit, contest or similar proceeding with any Taxing Authority.

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Section 6.3       Cooperation. Each of the TRA Parties shall (a) furnish to the Corporate Taxpayer in a timely manner such information, documents and other materials as the Corporate Taxpayer may reasonably request for purposes of making any determination or computation necessary or appropriate under this Agreement, preparing any Tax Return or contesting or defending any audit, examination or controversy with any Taxing Authority, (b) make itself available to the Corporate Taxpayer and its representatives to provide explanations of documents and materials and such other information as the Corporate Taxpayer or its representatives may reasonably request in connection with any of the matters described in clause (a) above, and (c) reasonably cooperate in connection with any such matter, and the Corporate Taxpayer shall reimburse each such TRA Party for any reasonable third-party costs and expenses incurred pursuant to this Section.

Article VII

MISCELLANEOUS

Section 7.1       Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed duly given and received (a) on the date of delivery if delivered personally, or by facsimile or email with confirmation of transmission by the transmitting equipment or (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to the Corporate Taxpayer, to:

[•]

[•]

Attn: [•]

Email: [•]

If to the TRA Parties, to the address and other contact information set forth in the records of OpCo from time to time.

Any party may change its address, fax number or email by giving the other party written notice of its new address, fax number or email in the manner set forth above.

Section 7.2       Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. No party shall raise the use of e-mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of e-mail as a defense to the formation or enforceability of a contract and each party forever waives any such defense.

Section 7.3       Entire Agreement; Third Party Beneficiaries. This Agreement (together with all Exhibits and Schedules to this Agreement), the Merger Agreement (together with the Ancillary Agreements) the LLC Agreement, and the Confidentiality Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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Section 7.4       Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to the conflicts of laws principles thereof that would mandate the application of the laws of another jurisdiction.

Section 7.5       Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 7.6       Successors; Assignment; Amendments; Waivers.

(a)    Each TRA Party may assign any of its rights under this Agreement to any Person as long as such transferee has executed and delivered, or, in connection with such transfer, executes and delivers, a joinder to this Agreement, in form and substance reasonably satisfactory to the Corporate Taxpayer (the “Joinder Requirement”), agreeing to become a TRA Party for all purposes of this Agreement; provided, however, that to the extent any TRA Party sells, exchanges, distributes, or otherwise transfers Units to any Person (other than the Corporate Taxpayer or the OpCo) in accordance with the terms of the Exchange Agreement and/or LLC Agreement, such TRA Party shall have the option to assign to the transferee of such Units its rights under this Agreement with respect to such transferred Units; provided, further, that such transferee has satisfied the Joinder Requirement. For the avoidance of doubt, if a TRA Party transfers Units in accordance with the terms of the Exchange Agreement and/or LLC Agreement but does not assign to the transferee of such Units its rights under this Agreement with respect to such transferred Units, such TRA Party shall continue to be entitled to receive the Tax Benefit Payments arising in respect of a subsequent Exchange of such Units and such transferee may not enforce the provisions of this Agreement. Notwithstanding any other provision of this Agreement, an assignee of only rights to receive a Tax Benefit Payment in connection with an Exchange has no rights under this Agreement other than to enforce its right to receive a Tax Benefit Payment pursuant to this Agreement. The Corporate Taxpayer may not assign any of its rights or obligations under this Agreement to any Person (other than in connection with a Mandatory Assignment) without the prior written consent of the TRA Party Representative (not to be unreasonably withheld, conditioned or delayed). Any purported assignment in violation of the terms of this Section 7.6 shall be null and void.

(b)   No provision of this Agreement may be amended unless such amendment is approved in writing by the Corporate Taxpayer (as determined by the TRA Disinterested Majority) and by the TRA Party Representative and no provision of this Agreement may be waived unless such waiver is in writing and signed by the party against whom the waiver is to be effective (or, in the case of a waiver by all TRA Parties, signed by the TRA Party Representative and (until such time as the Carlyle Parties have received at least 75% of the total amount that the Carlyle Parties could reasonably be expected to receive for the term of this Agreement, as reasonably agreed by the Carlyle Parties and the TRA Party Representative) the Carlyle Parties)); provided that no such amendment or waiver shall be effective if such amendment or waiver will have a disproportionate and adverse effect on the payments certain TRA Parties will or may receive under this Agreement unless such amendment or waiver is consented in writing by the TRA Parties disproportionately and adversely affected who would be entitled to receive at least majority of the total amount of the Early Termination Payments payable to all TRA Parties disproportionately and adversely affected hereunder if the Corporate Taxpayer had exercised its right of early termination on the date of the most recent Exchange prior to such amendment or waiver (excluding, for purposes of this sentence, all payments made to any TRA Party pursuant to this Agreement since the date of such most recent Exchange); provided, further, that the TRA Party Representative’s decision to provide the Opt-Out Notice (or not to provide the Opt-Out Notice) shall not constitute a waiver.

(c)    All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Corporate Taxpayer shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporate Taxpayer, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporate Taxpayer would be required to perform if no such succession had taken place (any such assignment, a “Mandatory Assignment”).

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Section 7.7       Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

Section 7.8       Waiver of Jury Trial, Jurisdiction.

(a)    EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES HEREUNDER. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(b)   Subject to Section 7.9, each of the parties submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware, in any action, suit or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of such action, suit or proceeding shall be heard and determined in any such court and agrees not to bring any action, suit or proceeding arising out of or relating to this Agreement in any other courts. Nothing in this Section 7.8, however, shall affect the right of any party to serve legal process in any other manner permitted by law or at equity. Each party agrees that a final judgment in any action, suit or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity. The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in this Section 7.8 and such parties agree not to plead or claim the same.

Section 7.9       Reconciliation. In the event that the Corporate Taxpayer and the TRA Party Representative are unable to resolve a disagreement with respect to the matters (x) governed by Sections 2.3 and 4.2 or (y) described in the definition of “LIBOR” within the relevant period designated in this Agreement (“Reconciliation Dispute”), the Reconciliation Dispute shall be submitted for determination to a nationally recognized expert (the “Expert”) in the particular area of disagreement mutually acceptable to both parties. The Expert shall be a partner or principal in a nationally recognized accounting or law firm, and unless the Corporate Taxpayer and the TRA Party Representative agree in writing otherwise, the Expert shall not, and the firm that employs the Expert shall not, have any material relationship with the Corporate Taxpayer or the TRA Party Representative or other actual or potential conflict of interest. If the Corporate Taxpayer and the TRA Party Representative are unable to agree on an Expert within fifteen (15) calendar days of receipt by the respondent(s) of written notice of a Reconciliation Dispute, the Expert shall be appointed by the International Chamber of Commerce Centre for Expertise. The Expert shall resolve any matter relating to the Basis Schedule or an amendment thereto or the Early Termination Schedule or an amendment thereto within thirty (30) calendar days and shall resolve any matter relating to a Tax Benefit Schedule or an amendment thereto within fifteen (15) calendar days or as soon thereafter as is reasonably practicable, in each case after the matter has been submitted to the Expert for resolution. Notwithstanding the preceding sentence, if the matter is not resolved before any payment that is the subject of a disagreement would be due (in the absence of such disagreement) or any Tax Return reflecting the subject of a disagreement is due, the undisputed amount shall be paid on the date prescribed by this Agreement and such Tax Return may be filed as prepared by the Corporate Taxpayer, subject to adjustment or amendment upon resolution. The costs and expenses relating to the engagement of such Expert or amending any Tax Return shall be borne by the Corporate Taxpayer except as provided in the next sentence. The Corporate Taxpayer and the TRA Party Representative shall bear their own costs and expenses of such proceeding, unless (i) the Expert adopts the TRA Party Representative’s position, in which case the Corporate Taxpayer shall reimburse the TRA Party Representative for any reasonable out-of-pocket costs and expenses in such proceeding, or (ii) the Expert adopts the Corporate Taxpayer’s position, in which case the TRA Party Representative shall reimburse the Corporate Taxpayer for any reasonable out-of-pocket costs and expenses in such proceeding. Any dispute as to whether a dispute is a Reconciliation Dispute within the meaning of this Section 7.9 shall be decided by the Expert. The Expert shall finally determine any Reconciliation Dispute and the determinations of the Expert pursuant to this Section 7.9 shall be binding on the Corporate Taxpayer and each of the TRA Parties and may be entered and enforced in any court having jurisdiction.

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Section 7.10       Withholding. The Corporate Taxpayer shall be entitled to deduct and withhold from any payment payable pursuant to this Agreement such amounts as the Corporate Taxpayer is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law provided, however, that the Corporate Taxpayer shall use commercially reasonable efforts to notify and shall reasonably cooperate with the applicable TRA Party prior to the making of such deductions and withholding payments to determine whether any such deductions or withholding payments (other than any deduction or withholding required by reason of such TRA Party’s failure to comply with the last sentence of this Section 7.10) are required under applicable law and in obtaining any available exemption or reduction of, or otherwise minimizing to the extent permitted by applicable law, such deduction and withholding. To the extent that amounts are so withheld and timely paid over to the appropriate Taxing Authority by the Corporate Taxpayer, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such withholding was made. Each TRA Party shall promptly provide the Corporate Taxpayer with any applicable Tax forms and certifications (including IRS Form W-9 or the applicable version of IRS Form W-8) reasonably requested by the Corporate Taxpayer in connection with determining whether any such deductions and withholdings are required under the Code or any provision of state, local or foreign tax law.

Section 7.11       Admission of the Corporate Taxpayer into a Consolidated Group; Transfers of Corporate Assets.

(a)    If the Corporate Taxpayer is or becomes a member of an affiliated, consolidated, combined or unitary group of corporations that files a consolidated, combined or unitary income Tax Return pursuant to Sections 1501 et seq. of the Code or any corresponding provisions of state, local or foreign Tax law, then: (i) the provisions of this Agreement shall be applied with respect to the group as a whole; and (ii) Tax Benefit Payments, Early Termination Payments and other applicable items hereunder shall be computed with reference to the consolidated, combined or unitary taxable income of the group as a whole.

(b)    If any Person the income of which is included in the income of the Corporate Taxpayer or the Corporate Taxpayer’s affiliated or consolidated group transfers one or more Reference Assets to a corporation (or a Person classified as a corporation for U.S. federal income tax purposes) with which such entity does not file a consolidated Tax Return pursuant to Section 1501 of the Code or any corresponding provisions of state, local or foreign Tax law and which such entity’s income is not included in the income of the Corporate Taxpayer or the Corporate Taxpayer’s affiliated or consolidated group, such Person, for purposes of calculating the amount of any Tax Benefit Payment or Early Termination Payment due hereunder, shall be treated as having disposed of such asset in a fully taxable transaction on the date of such transfer. The consideration deemed to be received in a transaction contemplated in the prior sentence shall be equal to the fair market value of the deemed transferred asset (as determined by an independent expert mutually agreed upon by the Corporate Taxpayer and the TRA Party Representative, unless such condition is waived by the TRA Party Representative) on a gross basis, i.e., disregarding (i) the amount of debt to which such asset is subject, in the case of a transfer of an encumbered asset or (ii) the amount of debt allocated to such asset, in the case of a transfer of a partnership interest. The transactions described in this Section 7.11(b) shall be taken into account in determining the Realized Tax Benefit or Realized Tax Detriment, as applicable, for such Taxable Year based on the income, gain or loss deemed allocated to the Corporate Taxpayer using the Non-Stepped Up Tax Basis of the Reference Assets in calculating its Hypothetical Tax Liability for such Taxable Year and using the actual Tax basis of the Reference Assets in calculating its Actual Tax Liability, determined using the “with and without” methodology. Thus, for example, in determining the Hypothetical Tax Liability of the Corporate Taxpayer the taxable income of the Corporate Taxpayer shall be determined by treating OpCo as having sold the applicable Reference Asset for its fair market value, recovering any basis applicable to such Reference Asset (using the Non-Stepped Up Tax Basis), while the Actual Tax Liability of the Corporate Taxpayer would be determined by recovering the actual Tax basis of the Reference Asset that reflects any Basis Adjustments. For purposes of this Section 7.11, a transfer of a partnership interest (including, for the avoidance of doubt, a Unit) shall be treated as a transfer of the transferring partner’s share of each of the assets and liabilities of that partnership.

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Section 7.12       Confidentiality.

(a)    Each TRA Party and each of their assignees acknowledges and agrees that the information of the Corporate Taxpayer is confidential and, except in the course of performing any duties as necessary for the Corporate Taxpayer and its Affiliates, as required by law or legal process or to enforce the terms of this Agreement, such person shall keep and retain in confidence in accordance with this Agreement, and not disclose to any Person, any confidential matters acquired pursuant to this Agreement of the Corporate Taxpayer and its Affiliates and successors, concerning OpCo and its Affiliates and successors or the Members, learned by the TRA Party heretofore or hereafter. This Section 7.12 shall not apply to (i) any information that has been made publicly available by the Corporate Taxpayer or any of its Affiliates, becomes public knowledge (except as a result of an act of the TRA Party in violation of this Agreement) or is generally known, (ii) the disclosure of information to the extent necessary for the TRA Party to assert its rights hereunder or defend itself in connection with any action or proceeding arising out of, or relating to, this Agreement, (iii) any information that was in the possession of, or becomes available to, the TRA Party from a source other than the Corporate Taxpayer, its Affiliates or its or their respective representatives (provided that such source is not known by the TRA Party to be bound by a legal, contractual or fiduciary confidentiality obligation not to disclose such information) and (iv) the disclosure of information to the extent necessary for the TRA Party to prepare and file its Tax Returns, to respond to any inquiries regarding the same from any governmental or taxing authority or to prosecute or defend any action, proceeding or audit by any governmental or taxing authority with respect to such returns. Notwithstanding anything to the contrary herein, each TRA Party and each of their assignees (and each employee, representative or other agent of the TRA Party or its assignees, as applicable) may disclose to any and all Persons the tax treatment and tax structure of the Corporate Taxpayer, OpCo and their Affiliates, and any of their transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to the TRA Party relating to such tax treatment and tax structure.

(b)    If a TRA Party or an assignee commits a breach, or threatens to commit a breach, of any of the provisions of this Section 7.12, the Corporate Taxpayer shall have the right and remedy to seek to have the provisions of this Section 7.12 specifically enforced by injunctive relief or otherwise by any court of competent jurisdiction without the need to post any bond or other security. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

Section 7.13       Change in Law. Notwithstanding anything herein to the contrary, if, in connection with an actual or proposed change in law, a TRA Party reasonably believes that the existence of this Agreement could cause income (other than income arising from receipt of a payment under this Agreement) recognized by the TRA Party upon any Exchange by such TRA Party to be treated as ordinary income rather than capital gain (or otherwise taxed at ordinary income rates) for United States federal income tax purposes or would have other material adverse tax consequences to such TRA Party, then at the election of such TRA Party and to the extent specified by such TRA Party, this Agreement (i) shall cease to have further effect with respect to such TRA Party, (ii) shall not apply to an Exchange by such TRA Party occurring after a date specified by such TRA Party, or (iii) shall otherwise be amended in a manner determined by such TRA Party; provided that such amendment shall not result in an increase in payments under this Agreement at any time as compared to the amounts and times of payments that would have been due in the absence of such amendment.

Section 7.14       Independent Nature of TRA Parties’ Rights and Obligations. The obligations of each TRA Party hereunder are several and not joint with the obligations of any other TRA Party, and no TRA Party shall be responsible in any way for the performance of the obligations of any other TRA Party hereunder. The decision of each TRA Party to enter into this Agreement has been made by such TRA Party independently of any other TRA Party. Nothing contained herein, and no action taken by any TRA Party pursuant hereto, shall be deemed to constitute the TRA Parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the TRA Parties are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby and the Corporate Taxpayer acknowledges that the TRA Parties are not acting in concert or as a group, and the Corporate Taxpayer will not assert any such claim, with respect to such obligations or the transactions contemplated hereby.

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Section 7.15       TRA Party Representative.

(a)    Without further action of any of the Corporate Taxpayer, the TRA Party Representative or any TRA Party, and as partial consideration in respect of the benefits conferred by this Agreement, the TRA Party Representative is hereby irrevocably constituted and appointed as the TRA Party Representative, with full power of substitution, to take any and all actions and make any decisions required or permitted to be taken by the TRA Party Representative under this Agreement. The TRA Party Representative agrees that with respect to any material notice, information or other communication it receives from the Corporate Taxpayer in its capacity as a TRA Party Representative, it will promptly share such notice, information or communication with each TRA Party.

(b)    If at any time the TRA Party Representative shall incur out of pocket expenses in connection with the exercise of its duties hereunder, upon written notice to the Corporate Taxpayer from the TRA Party Representative of documented costs and expenses (including fees and disbursements of counsel and accountants) incurred by the TRA Party Representative in connection with the performance of its rights or obligations under this Agreement and the taking of any and all actions in connection therewith, the Corporate Taxpayer shall reduce the future payments (if any) due to the TRA Parties hereunder pro rata by the amount of such expenses which it shall instead remit directly to the TRA Party Representative (provided that, for applicable Tax purposes, such amounts will be deemed to be distributed first to the TRA Parties and then paid over to the TRA Party Representative by the TRA Parties). In connection with the performance of its rights and obligations under this Agreement and the taking of any and all actions in connection therewith, the TRA Party Representative shall not be required to expend any of its own funds (though, for the avoidance of doubt but without limiting the provisions of this Section 7.15(b), it may do so at any time and from time to time in its sole discretion).

(c)    The TRA Party Representative shall not be liable to any TRA Party for any act of the TRA Party Representative arising out of or in connection with the acceptance or administration of its duties under this Agreement, except to the extent any liability, loss, damage, penalty, fine, cost or expense is actually incurred by such TRA Party as a proximate result of the bad faith or willful misconduct of the TRA Party Representative (it being understood that any act done or omitted pursuant to the advice of legal counsel shall be conclusive evidence of such good faith judgment). The TRA Party Representative shall not be liable for, and shall be indemnified by the TRA Parties (on a several but not joint basis) for, any liability, loss, damage, penalty or fine incurred by the TRA Party Representative (and any cost or expense incurred by the TRA Party Representative in connection therewith and herewith and not previously reimbursed pursuant to subsection (b) above) arising out of or in connection with the acceptance or administration of its duties under this Agreement, and such liability, loss, damage, penalty, fine, cost or expense shall be treated as an expense subject to reimbursement pursuant to the provisions of subsection (b) above, except to the extent that any such liability, loss, damage, penalty, fine, cost or expense is the proximate result of the bad faith or willful misconduct of the TRA Party Representative (it being understood that any act done or omitted pursuant to the advice of legal counsel shall be conclusive evidence of such good faith judgment); provided, however, in no event shall any TRA Party be obligated to indemnify the TRA Party Representative hereunder for any liability, loss, damage, penalty, fine, cost or expense to the extent (and only to the extent) that the aggregate amount of all liabilities, losses, damages, penalties, fines, costs and expenses indemnified by such TRA Party hereunder is or would be in excess of the aggregate payments under this Agreement actually remitted to such TRA Party.

(d)   Subject to Section 7.6(b), a decision, act, consent or instruction of the TRA Party Representative shall constitute a decision of all TRA Parties and shall be final, binding and conclusive upon each TRA Party, and the Corporate Taxpayer may rely upon any decision, act, consent or instruction of the TRA Party Representative as being the decision, act, consent or instruction of each TRA Party. The Corporate Taxpayer is hereby relieved from any liability to any person for any acts done by the Corporate Taxpayer in accordance with any such decision, act, consent or instruction of the TRA Party Representative.

[The remainder of this page is intentionally blank]

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IN WITNESS WHEREOF, the Corporate Taxpayer, the TRA Party Representative and each TRA Party have duly executed this Agreement as of the date first written above.

CORPORATE TAXPAYER:

[•]

By:
Name:	[•]
Title:	[•]

[Signature Page – Tax Receivable Agreement]

IN WITNESS WHEREOF, the Corporate Taxpayer, the TRA Party Representative and each TRA Party have duly executed this Agreement as of the date first written above.

TRA PARTY REPRESENTATIVE:

[•]

By:
Name:	[•]
Title:	[•]

By:
Name:	[•]
Title:	[•]

[Signature Page – Tax Receivable Agreement]

IN WITNESS WHEREOF, the Corporate Taxpayer, the TRA Party Representative and each TRA Party have duly executed this Agreement as of the date first written above.

TRA PARTIES:

[•]

/s/
(Signature)

[Signature Page – Tax Receivable Agreement]

Exhibit C

Form of Exchange Agreement

FINAL FORM

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (this “Agreement”), dated as of [•], 2021, by and among Packable Commerce, Inc., a Delaware corporation, Packable Holdings, LLC, a Delaware limited liability company, and the holders from time to time party hereto, other than the Corporation (as defined herein), of Common Units (as defined herein) from time to time party hereto.

WHEREAS, the parties hereto desire to provide for the redemption and/or exchange of Paired Interests (as defined herein), on the terms and subject to the conditions set forth herein and the OpCo LLC Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Article I

Section 1.1         Definitions

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Appraiser FMV” means the fair market value of a Class A Common Share as determined by an independent appraiser mutually agreed upon by the Corporation and the relevant Exchanging Member, whose determination shall be final and binding for those purposes for which Appraiser FMV is used in this Agreement. Appraiser FMV shall be the fair market value determined without regard to any discounts for minority interest, illiquidity or other discounts. The cost of any independent appraisal in connection with the determination of Appraiser FMV in accordance with this Agreement shall be borne by OpCo.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Cash Exchange Class A 5-Day VWAP” means the arithmetic average of the VWAP for each of the five (5) consecutive Trading Days ending on the Trading Day immediately prior to the Exchange Notice Date (in the case of an Unrestricted Exchange) or the Exchange Date (in the case of any other Exchange).

“Cash Exchange Notice” has the meaning set forth in Section 2.1(c).

“Cash Exchange Payment” means, with respect to the portion of any Exchange for which a Cash Exchange Notice is delivered by the Corporation and the Corporation has elected to make a Cash Exchange Payment in accordance with Section 2.1(c):

(a)            if the Class A Common Shares trade on a National Securities Exchange or automated or electronic quotation system, an amount of cash equal to the product of: (x) the number of Class A Common Shares that would have been received by the Exchanging Member in the Exchange for that portion of the Exchanged Units subject to a Cash Exchange Notice, had such Exchanged Units not been subject to a Cash Exchange Notice and OpCo or the Corporation, as applicable, had paid the Stock Exchange Payment with respect to such number of Exchanged Units, and (y) the Cash Exchange Class A 5-Day VWAP; or

(b)            if Class A Common Shares are not then traded on a National Securities Exchange or automated or electronic quotation system, as applicable, an amount of cash equal to the product of (x) the number of Class A Common Shares that would have been received by the Exchanging Member in the Exchange for that portion of the Exchanged Units subject to a Cash Exchange Notice, had such Exchanged Units not been subject to a Cash Exchange Notice and OpCo or the Corporation, as applicable, had paid the Stock Exchange Payment with respect to such number of Exchanged Units, and (y) the Appraiser FMV of one (1) Class A Common Share that would be obtained in an arms-length transaction between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to buy or sell, respectively, and without regard to the particular circumstances of the buyer or seller.

“Certificate Delivery” means, in the case of any Class B Common Shares to be transferred and surrendered by an Exchanging Member in connection with an Exchange which are represented by a certificate or certificates, the process by which the Exchanging Member shall also present and surrender such certificate or certificates representing such Class B Common Shares shall be during normal business hours at the principal executive offices of the Corporation, or if any agent for the registration or transfer of Class B Common Shares is then duly appointed and acting, at the office of such transfer agent, along with any instruments of transfer reasonably required by the Corporation or such transfer agent, as applicable, duly executed by the Exchanging Member or the Exchanging Member’s duly authorized representative.

“Change of Control” has the meaning given to such term in the Tax Receivable Agreement; provided that, for the avoidance of doubt, any event that constitutes both a Pubco Offer and a Change of Control of the Corporation shall be considered a Pubco Offer for purposes of this Agreement.

“Class A Common Shares” means the shares of Class A Common Stock of the Corporation, par value $0.0001 per share.

“Class B Common Shares” means the shares of Class B Common Stock of the Corporation, par value $0.0001 per share.

“Common Units” means the units of limited liability interest in OpCo designated as a “Common Units” pursuant to the OpCo LLC Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission, including any Governmental Entity succeeding to the functions thereof.

“Conversion Date” has the meaning set forth in the OpCo LLC Agreement.

“Corporation” means Packable Commerce, Inc., a Delaware corporation, and any successor thereto.

“Direct Exchange” has the meaning set forth in Section 2.6 of this Agreement.

“Direct Exchange Election Notice” has the meaning set forth in Section 2.6 of this Agreement.

“Disinterested Corporation Board Vote” means approval by the board of directors of the Corporation excluding, for purposes of determining such approval, (a) any directors who are then equityholders of OpCo or who were appointed by Persons who are then equityholders of OpCo and (b) any directors that are otherwise not independent from the equityholders of OpCo.

“Exchange” has the meaning set forth in Section 2.1(a) of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Blackout Period” means (i) any “black out” or similar period under the Corporation’s policies covering trading in the Corporation’s securities to which the applicable Exchanging Member is subject (or will be subject at such time as it owns Class A Common Shares), which period restricts the ability of such Exchanging Member to immediately resell Class A Common Shares to be delivered to such Exchanging Member in connection with a Stock Exchange Payment and (ii) the period of time commencing on (x) the date of the declaration of a dividend by the Corporation and ending on the first day following (y) the record date determined by the board of directors of the Corporation with respect to such dividend declared pursuant to clause (x), which period of time shall be no longer than 10 Business Days; provided that, in no event shall an Exchange Blackout Period which respect to clause (ii) of the definition hereof occur more than four (4) times per calendar year.

“Exchange Conditions” means any of the following conditions: (a) any Registration Statement pursuant to which the resale of the Class A Common Shares to be registered for such Exchanging Member at or immediately following the consummation of the Exchange shall have ceased to be effective pursuant to any action or inaction by the Commission or no such resale Registration Statement has yet become effective, (b) the Corporation shall have failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect such Exchange, (c) the Corporation shall have exercised its right to defer, delay or suspend the filing or effectiveness of a Registration Statement and such deferral, delay or suspension shall affect the ability of such Exchanging Member to have its Class A Common Shares registered at or immediately following the consummation of the Exchange, (d) any stop order relating to the Registration Statement pursuant to which the Class A Common Shares were to be registered by such Exchanging Member at or immediately following the Exchange shall have been issued by the Commission, (e) there shall be in effect an injunction, a restraining order or a decree of any nature of any Governmental Entity that restrains or prohibits the Exchange, or (f) the Corporation shall have failed to comply in any material respect with its obligations under the Registration Rights Agreement to the extent related to the resale of the Class A Common Shares of an Exchanging Member, and such failure shall have adversely affected the ability of such Exchanging Member to consummate the resale of Class A Common Shares to be received upon such Exchange pursuant to an effective Registration Statement.

“Exchange Date” means, subject in all cases to the provisions of Section 2.2(a) hereof, in the case of any Unrestricted Exchange, the date that is five (5) Business Days after the date the Exchange Notice is given pursuant to Section 2.1(b), unless the Exchanging Member submits a written request to extend such date and the Corporation in its sole discretion agrees in writing to such extension, and in any other case, the Quarterly Exchange Date; provided that, if the Exchange Date for any Exchange with respect to which the Corporation elects to make a Stock Exchange Payment would otherwise fall within any Exchange Blackout Period, then the Exchange Date shall occur on the next Business Day following the end of such Exchange Blackout Period; provided, further, that in the event the Corporation is required under the terms of this Agreement, or otherwise elects, to make a Stock Exchange Payment, the Exchange may be conditioned (including as to timing) by the Exchanging Member on the closing of an underwritten distribution of the Class A Common Shares that may be issued in connection with such proposed Exchange.

“Exchange Notice Date” means, with respect to an Exchange, the date the applicable Exchange Notice is delivered in accordance with Section 2.1(b).

“Exchange Notice Date Value” means, in the case of an Exchange (other than an Unrestricted Exchange), the arithmetic average of the VWAP for each of the five (5) consecutive Trading Days ending on the Trading Day immediately prior to the Exchange Notice Date.

“Exchange Rate” means, at any time, the number of Class A Common Shares for which an Exchanged Unit is entitled to be exchanged at such time. On the date of this Agreement, the Exchange Rate shall be 1 for 1, subject to adjustment pursuant to Section 2.4 hereof.

“Exchanged Units” means any Common Units to be Exchanged for the Cash Exchange Payment or Stock Exchange Payment, as applicable, on the applicable Exchange Date.

“Exchanging Member” means, with respect to any Exchange, the LLC Unitholder exchanging Units pursuant to Section 2.1(a) of this Agreement.

“Exchange Notice” has the meaning set forth in Section 2.1(b) of this Agreement.

“Governmental Entity” means any nation or government, any state, province or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, arbitrator (public or private) or other body or administrative, regulatory or quasi-judicial authority, agency, department, board, commission or instrumentality of any federal, state, local or foreign jurisdiction.

“Law” means any statute, act, code, law (including common law), ordinance, rule, regulation, determination, guidance or governmental order, in each case, of any Governmental Entity.

“LLC Unitholder” means each holder of one or more Common Units that may from time to time be a party to this Agreement.

“National Securities Exchange” means a securities exchange that has registered with the Commission under Section 6 of the Exchange Act.

“OpCo” means Packable Holdings, LLC, a Delaware limited liability company, and any successor thereto.

“OpCo LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of OpCo, dated on or about the date hereof, as such agreement may be amended from time to time.

“Paired Interest” means one Common Unit and one Class B Common Share.

“Permitted Exchange Event” means any of the following events, which has or is occurring, or is otherwise satisfied, as of the Exchange Date:

(i)             The Exchange is part of one or more Exchanges by an LLC Unitholder and any related persons (within the meaning of Section 267(b) or 707(b)(1) of the Code) that is part of a “block transfer” within the meaning of Treasury Regulations Section 1.7704-1(e)(2) (for this purpose, treating the Managing Member (if any) (as defined in the OpCo LLC Agreement) or any Subsidiary of the Managing Member (if any) as a “general partner” within the meaning of Treasury Regulations Section 1.7704-1(k)(1)) (a “Block Transfer”);

(ii)            The Exchange is in connection with a Pubco Offer or Change of Control; provided that, any such Exchange pursuant to this clause (ii) shall be effective immediately prior to the consummation of the closing of the Pubco Offer or Change of Control date (and, for the avoidance of doubt, shall not be effective if such Pubco Offer is not consummated or Change of Control does not occur); or

(iii)           The Exchange is permitted by the Corporation, in its sole discretion, in connection with circumstances not otherwise set forth herein, if the Corporation determines, after consultation with its outside legal counsel and tax advisor, that OpCo would not be treated as a “publicly traded partnership” under Section 7704 of the Code (or any successor or similar provision) as a result of or in connection with such Exchange.

“Permitted Transferee” has the meaning given to such term in Section 3.1 of this Agreement.

“Person” means any individual, estate, corporation, partnership, limited partnership, limited liability company, limited company, joint venture, trust, unincorporated or governmental organization or any agency or political subdivision thereof.

“Private Placement Safe Harbor” means the “private placement” safe harbor set forth in Treasury Regulations Section 1.7704-1(h)(1).

“Pubco Offer” has the meaning set forth in Section 2.7 of this Agreement.

“Quarterly Exchange Date” means, either (x) for each fiscal quarter, the first (1st) Business Day occurring after the sixtieth (60th) day after the expiration of the applicable Quarterly Exchange Notice Period or (y) such other date as the Corporation shall determine in its sole discretion; provided that, such date is at least sixty (60) days after the expiration of the Quarterly Exchange Notice Period; provided, further, that the Corporation shall use commercially reasonable efforts to ensure that at least one Quarterly Exchange Date occurs each fiscal quarter.

“Quarterly Exchange Date Value” means the arithmetic average of the VWAP for each of the five (5) consecutive Trading Days ending on the Trading Day immediately prior to the Exchange Date; provided that, if such an Exchange (other than an Unrestricted Exchange) is in connection with a Secondary Offering or other negotiated transaction, the Quarterly Exchange Date Value shall be the per share price of Class A Common Shares in such transaction.

“Quarterly Exchange Notice Period” means, for each fiscal quarter, the period commencing on the third (3rd) Business Day after the day on which the Corporation releases its earnings for the prior fiscal period, beginning with the first such date that falls on or after the waiver or expiration of any contractual lock-up period relating to the shares of the Corporation that may be applicable to an LLC Unitholder (or such other date within such quarter as the Corporation shall determine in its sole discretion) and ending ten (10) Business Days thereafter. Notwithstanding the foregoing, the Corporation may change the definition of Quarterly Exchange Notice Period with respect to any Quarterly Exchange Notice Period scheduled to occur in a calendar quarter subsequent to the then-current calendar quarter, acting by Disinterested Corporation Board Vote, if (x) the revised definition provides for a Quarterly Exchange Notice Period occurring at least once in each calendar quarter, (y) the first Quarterly Exchange Notice Period pursuant to the revised definition will occur no less than 10 Business Days from the date written notice of such change is sent to each LLC Unitholder (other than the Corporation) and (z) the revised definition, together with the revised Quarterly Exchange Date resulting therefrom, do not materially adversely affect the ability of the LLC Unitholders to exercise their Exchange rights pursuant to this Agreement.

“Redemption” has the meaning set forth in Section 2.1(a) of this Agreement.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, by and among the Corporation and the other parties thereto.

“Registration Statement” means any registration statement that the Corporation is required to file pursuant to the Registration Rights Agreement.

“Retraction Notice” has the meaning set forth in Section 2.1(d) of this Agreement.

“Restricted Common Unit” has the meaning set forth in the OpCo LLC Agreement.

“Secondary Offering” has the meaning set forth in Section 2.1(f) of this Agreement.

“Secondary Offering Paired Interests” has the meaning set forth in Section 2.1(a) of this Agreement.

“Stock Exchange Payment” means, with respect to the portion of any Exchange for which a Cash Exchange Notice is not delivered by the Corporation, on behalf of OpCo, a number of Class A Common Shares equal to the product of the number of Exchanged Units multiplied by the Exchange Rate.

“Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated as of the date hereof, by and among the Corporation and the other parties thereto.

“Trading Day” means a day on which the Trading Market is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Trading Market” means the New York Stock Exchange or such other principal United States securities exchange on which Class A Common Shares are listed, quoted or admitted to trading.

“Unrestricted Exchanges” means any Exchange that is in connection with a Permitted Exchange Event or that occurs during a period in which OpCo meets the requirements of the Private Placement Safe Harbor.

“Vesting Event” has the meaning set forth in the OpCo LLC Agreement.

“VWAP” means the daily per share volume-weighted average price of Class A Common Shares on the Trading Market, as displayed under the heading “Bloomberg VWAP” on the Bloomberg page designated for Class A Common Shares (or its equivalent successor if such page is not available) in respect of the period from the open of trading on such Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, (a) the per share volume- weighted average price of a Class A Common Share on such Trading Day (determined without regard to afterhours trading or any other trading outside the regular trading session or trading hours), or (b) if such determination is not feasible, the market price per Class A Common Share, in either case as determined by a nationally recognized independent investment banking firm retained in good faith for this purpose by the Corporation).

Article II

Section 2.1       Exchange Procedure

(a)            From and after 180 days following the date of the consummation of the transactions described in the Corporation’s Registration Statement on Form S-4 (File No. [•]), each LLC Unitholder (other than the Corporation) shall be entitled, upon the terms and subject to the conditions hereof, to surrender Paired Interests to OpCo in exchange for the delivery by OpCo of the Stock Exchange Payment or, at the election of the Corporation (after a Disinterested Corporation Board Vote), the Cash Exchange Payment (such exchange, a “Redemption” and, together with a Direct Exchange (as defined below), an “Exchange”); provided, that (absent a waiver by the Corporation) any such Exchange is for a minimum of the lesser of (i) 10,000 Common Units (which minimum shall be equitably adjusted in accordance with any adjustments to the Exchange Rate) and (ii) all of the Common Units held by such LLC Unitholder; provided, further, that in the event that an Exchanging Member is participating in an underwritten offering or other block sale of Class A Common Shares following such Exchange and a portion of its Paired Interests are being surrendered to OpCo in furtherance thereof (such portion, the “Secondary Offering Paired Interests”), then OpCo shall settle the Exchange of such Secondary Offering Paired Interests by delivery of a Stock Exchange Payment hereunder.

(b)            An LLC Unitholder shall exercise its right to make an Exchange as set forth in Section 2.1(a) above by delivering to OpCo, with a copy to the Corporation, a written election of exchange in respect of the Paired Interests to be exchanged substantially in the form of Exhibit A hereto (an “Exchange Notice”) in accordance with this Section 2.1(b). An LLC Unitholder may deliver an Exchange Notice with respect to an Unrestricted Exchange at any time, and, in any other case, during the Quarterly Exchange Notice Period preceding the desired Exchange Date. An Exchange Notice with respect to an Unrestricted Exchange may specify that the Exchange is to be contingent (including, without limitation, as to timing) upon the consummation of a purchase by another Person (whether in a tender or exchange offer, an underwritten offering or otherwise) of the Class A Common Shares into which the Exchanged Units are exchangeable, or contingent (including, without limitation, as to timing) upon the closing of an announced merger, consolidation or other transaction or event in which such Class A Common Shares would be exchanged or converted or become exchangeable for or convertible into cash or other securities or property. Notwithstanding anything to the contrary contained in this Agreement, if, in connection with an Exchange in accordance with this Section 2.1, a filing is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”), then the Exchange Date with respect to all Exchanged Units which would be exchanged into Class A Common Shares resulting from such Exchange shall be delayed until the earlier of (i) such time as the required filing under the HSR Act has been made and the waiting period applicable to such Exchange under the HSR Act shall have expired or been terminated or (ii) such filing is no longer required, at which time such Exchange shall automatically occur without any further action by the holders of any such Exchanged Units. Each of the LLC Unitholders and the Corporation agree to promptly take all actions required to make such filing under the HSR Act and the filing fee for such filing shall be paid by OpCo.

(c)            Subject to Sections 2.1(a) and 2.2(a), within three (3) Business Days of the giving of an Exchange Notice, the Corporation, on behalf of OpCo, may elect to settle all or a portion of the Exchange in Class A Common Shares in an amount equal to the Cash Exchange Payment (in lieu of Class A Common Shares) by giving written notice of such election to the Exchanging Member within such three (3) Business Day period (such notice, the “Cash Exchange Notice”). The Corporation may only deliver a Cash Exchange Notice hereunder if a Disinterested Corporation Board Vote has been obtained to approve a Cash Exchange Payment. The Cash Exchange Notice shall set forth the portion of the Exchanged Units which will be exchanged for cash in lieu of Class A Common Shares. Any portion of the Exchange not settled for a Cash Exchange Payment shall be settled for a Stock Exchange Payment. Subject to Section 2.1(a), at any time following the giving of a Cash Exchange Notice and prior to the Exchange Date, the Corporation may elect (exercisable by giving written notice of such election to the Exchanging Member) to revoke the Cash Exchange Notice with respect to all or any portion of the Exchanged Units and make the Stock Exchange Payment with respect to any such Exchanged Units on the Exchange Date.

(d)            Subject to the terms of this Section 2.1(d), an Exchanging Member may deliver an Exchange Notice with respect to an Exchange (other than an Unrestricted Exchange) during the Quarterly Exchange Notice Period which conditions such Exchange upon the Quarterly Exchange Date Value being equal to or greater than ninety percent (90%) of the Exchange Notice Date Value and if such requirement is not met, then the Exchanging Member may elect to retract its Exchange Notice by giving written notice of such election to OpCo, with a copy to the Corporation, no later than 12:00 p.m. (New York time) on the Trading Day preceding the Exchange Date (a “Retraction Notice”). The delivery of a Retraction Notice shall terminate all of the Exchanging Member’s, the Corporation’s and OpCo’s rights and obligations under this Article II arising from such retracted Exchange Notice (but not, for the avoidance of doubt, from any Exchange Notice not retracted or that may be delivered in the future); provided that, an Exchanging Member may deliver a Retraction Notice only once in every twelve (12)-month period (and any additional Retraction Notice delivered by such Exchanging Member within such twelve (12)-month period shall be deemed null and void ab initio and ineffective with respect to the revocation of the Exchange specified therein).

(e)            In addition to the revocation rights of an Exchanging Member set forth in Section 2.1(d), in the event the Corporation gives a timely Cash Exchange Notice (and does not revoke such Cash Exchange Notice in accordance with Section 2.1(c)), the Exchanging Member may, if and only if any Exchange Condition exists, elect to (x) retract its Exchange Notice with respect to an Unrestricted Exchange or (y) delay the consummation of an Unrestricted Exchange, in each case, by giving written notice of such election to OpCo, with a copy to the Corporation, within two (2) Business Days of the occurrence of an Exchange Condition and in any event no later than (1) Business Day prior to the Exchange Date. If an Exchanging Member elects to retract its Exchange Notice, then such retraction shall terminate all of the rights and obligations of the Exchanging Member, OpCo and the Corporation under this Section 2.1 arising from such retracted Exchange Notice.

(f)            Notwithstanding anything to the contrary in this Agreement, if the Corporation closes an underwritten distribution of the Class A Common Shares and the LLC Unitholders (any of them alone, or together with the Corporation) were entitled to resell Class A Common Shares in connection therewith (by the exercise by such LLC Unitholders of Exchange rights or otherwise) (a “Secondary Offering”), then, except as provided in the following proviso, the immediately succeeding Quarterly Exchange Date shall be automatically cancelled and of no force or effect (and no LLC Unitholder shall be entitled to deliver an Exchange Notice with respect to an Exchange that is not an Unrestricted Exchange in respect of such Quarterly Exchange Date); provided that, the OpCo may effect an Exchange if the Corporation determines (in its reasonable discretion), after consultation with its legal counsel and tax advisors, that such Exchange, together with any other Exchanges that have occurred or are expected to occur, would not be reasonably likely to result in the OpCo being treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code. Notwithstanding anything to the contrary in this Agreement (a) for so long as OpCo does not meet the requirements of the Private Placement Safe Harbor, any Secondary Offering (other than that pursuant to which all Exchanges are Unrestricted Exchanges) shall only be undertaken if, during the applicable taxable year, the total number of Quarterly Exchange Dates and prior Secondary Offerings (other than any pursuant to which all Exchanges are Unrestricted Exchanges) on which Exchanges occur is three (3) or fewer and (b) OpCo and the Corporation shall not be deemed to have failed to comply with their respective obligations under the Registration Rights Agreement, if a Secondary Offering cannot be undertaken due to the restriction set forth in the preceding clause (a).

(g)            Notwithstanding anything to the contrary contained in this Agreement or the OpCo LLC Agreement, no Restricted Common Unit shall be permitted to be treated as an Exchanged Unit hereunder, and in no event shall OpCo or the Corporation effect an Exchange of a Restricted Common Unit unless and until a Vesting Event and Conversion Date has occurred with respect to such Restricted Common Unit and it has been converted to a Common Unit in accordance with the terms of the OpCo LLC Agreement. For the avoidance of doubt and without limiting the immediately foregoing sentence, in the event a Vesting Event, Conversion Date and conversion into Common Unit has occurred in respect of a Restricted Common Unit, such then converted Common Unit shall be treated as an Exchanged Unit for all purposes hereunder and OpCo and the Corporation may effect an Exchange of such then converted Common Unit in accordance with this Agreement and the OpCo LLC Agreement.

Section 2.2       Exchange Payment

(a)            The Exchange shall be consummated on the Exchange Date; provided that, in the event that an Exchange Notice with respect to an Unrestricted Exchange is delivered pursuant to Section 2.1(b) and specifies that it is predicated upon the settlement of an Exchange of Paired Interests sooner than on the Exchange Date, the Corporation and OpCo shall use their respective commercially reasonable efforts to consummate the Exchange on the date specified in such Exchange Notice; provided, further, that, notwithstanding anything to the contrary contained in this Agreement, in the event that an Exchange Notice is delivered in connection with a Secondary Offering or a block sale pursuant to Rule 144 of the Securities Act or other exemption from registration thereunder that is not an underwritten distribution but is an Unrestricted Exchange, the Exchange Date shall be the settlement date of such Secondary Offering or such block sale and the Exchange shall be consummated no later than the settlement of such Secondary Offering or such block sale on such date.

(b)            In connection with any Exchange, the Exchanging Member shall make any applicable Certificate Delivery requested or required by the Corporation.

(c)            On the Exchange Date (to be effective immediately prior to the close of business on the Exchange Date), in the case of a Redemption, (i) the Corporation shall contribute to OpCo, for delivery to the Exchanging Member (x) the Stock Exchange Payment with respect to any Exchanged Units not subject to a Cash Exchange Notice and (y) the Cash Exchange Payment with respect to any Exchanged Units subject to a Cash Exchange Notice, (ii) the Exchanging Member (A) shall transfer and surrender the Exchanged Units to OpCo and (B) surrender the corresponding number of Class B Common Shares to the Corporation and the Corporation shall cancel such Class B Common Share, free and clear of all Liens and encumbrances, (iii) OpCo shall issue to the Corporation a number of Common Units equal to the number of Exchanged Units surrendered pursuant to the preceding clause (ii), (iv) solely to the extent necessary in connection with a Redemption, the Corporation shall undertake all actions, including, without limitation, an issuance, reclassification, distribution, division or recapitalization, with respect to the Class A Common Shares to maintain a one-to-one ratio between the number of Common Units owned by the Corporation, directly or indirectly, and the number of outstanding Class A Common Shares, taking into account the issuance in the preceding clause (iii), any Stock Exchange Payment, and any other action taken in connection with this Section 2.2, and (v) OpCo shall (x) cancel the redeemed Exchanged Units and (y) transfer to the Exchanging Member the Cash Exchange Payment and/or the Stock Exchange Payment, as applicable.

(d)            On the Exchange Date (to be effective immediately prior to the close of business on the Exchange Date), in the case of a Direct Exchange, (i) the Corporation shall deliver to the Exchanging Member, (x) the Stock Exchange Payment with respect to any Exchanged Units not subject to a Cash Exchange Notice and (y) the Cash Exchange Payment with respect to any Exchanged Units subject to a Cash Exchange Notice, (ii) the Exchanging Member shall transfer to the Corporation the Exchanged Units and the corresponding Class B Common Shares (it being understood that the Corporation shall cancel the surrendered Class B Common Shares), free and clear of all Liens and encumbrances, and (iii) solely to the extent necessary in connection with a Direct Exchange, the Corporation shall undertake all actions, including, without limitation, an issuance, reclassification, distribution, division or recapitalization, with respect to the Class A Common Shares to maintain a one-to-one ratio between the number of Common Units owned by the Corporation, directly or indirectly, and the number of outstanding Class A Common Shares, any Stock Exchange Payment, and any other action taken in connection with this Section 2.2.

(e)            Upon the Exchange of all of an LLC Unitholder’s Common Units and Restricted Common Units, such LLC Unitholder shall cease to be a Member (as such term is defined in the OpCo LLC Agreement) of OpCo.

Section 2.3       Expenses and Restrictions.

(a)            Except as expressly set forth in this Agreement, OpCo and each exchanging LLC Unitholder shall bear its own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that OpCo shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, however, that if any Class A Common Shares are to be delivered in a name other than that of the LLC Unitholder that requested the Exchange, then such LLC Unitholder and/or the person in whose name such shares are to be delivered shall pay to OpCo the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of OpCo that such tax has been paid or is not payable.

(b)            Notwithstanding anything to the contrary herein, to the extent that OpCo is otherwise eligible for the Private Placement Safe Harbor in any taxable year, the Corporation and OpCo shall use commercially reasonable efforts to restrict issuances of Common Units in an amount sufficient for OpCo to continue to be eligible for the Private Placement Safe Harbor, and, to the extent that the Corporation or OpCo determines that OpCo does not meet the requirements of the Private Placement Safe Harbor at any point in any taxable year, the Corporation or OpCo may impose such additional restrictions on Exchanges (other than Exchanges that are Secondary Offerings) during such taxable year as the Corporation or OpCo may determine to be necessary or advisable so that OpCo is not treated as a “publicly traded partnership” under Section 7704 of the Code; provided that, the restrictions imposed pursuant to this sentence shall not apply to any Unrestricted Exchange. Notwithstanding anything to the contrary herein, no Exchange shall be permitted (and, if attempted, shall be void ab initio) if, in the good faith determination of the Corporation or of OpCo, such an Exchange would pose a material risk that OpCo would be a “publicly traded partnership” under Section 7704 of the Code; provided, however, that this sentence shall not apply to prohibit a Block Transfer unless a change in applicable Law after the date of the signing of the Merger Agreement modifies the application or availability of Treasury Regulation Section 1.7704-1(e)(2).

(c)            For the avoidance of doubt, and notwithstanding anything to the contrary herein, an LLC Unitholder shall not be entitled to effect an Exchange (other than an Exchange in connection with settlement of a Secondary Offering or other Block Transfer) to the extent the Corporation reasonably determines in good faith that such Exchange (i) would be prohibited by law or regulation (including, without limitation, the unavailability of any requisite registration statement filed under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any exemption from the registration requirements thereunder), or (ii) would not be permitted under any other agreements with the Corporation or its subsidiaries to which such LLC Unitholder is party (including, without limitation, the OpCo LLC Agreement) or any written policies of the Corporation related to unlawful or inappropriate trading applicable to its directors, officers or other personnel.

(d)            The Corporation may adopt reasonable procedures for the implementation of the exchange provisions set forth in this Article II, including, without limitation, procedures for the giving of notice of an election of exchange.

Section 2.4       Adjustment. The Exchange Rate shall be adjusted accordingly if there is: (a) any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Common Units that is not accompanied by an identical subdivision or combination of the Class A Common Shares or (b) any subdivision (by any stock split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Class A Common Shares that is not accompanied by an identical subdivision or combination of the Common Units. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Shares are converted or changed into another security, securities or other property, then upon any subsequent Exchange, an exchanging LLC Unitholder shall be entitled to receive the amount of such security, securities or other property that such exchanging LLC Unitholder would have received if such Exchange had occurred immediately prior to the effective time of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. Except as may be required in the immediately preceding sentence, no adjustments in respect of distributions shall be made upon the exchange of any Common Unit.

Section 2.5       Class A Common Shares to be Issued.

(a)            The Corporation shall at all times reserve and keep available out of its authorized but unissued Class A Common Shares, solely for the purpose of issuance upon an Exchange, such number of Class A Common Shares as may be deliverable upon any such Exchange; provided that, nothing contained herein shall be construed to preclude OpCo from satisfying its obligations in respect of the Exchange of the Exchanged Units by delivery of Class A Common Shares which are held in the treasury of the Corporation or are held by OpCo or any of their subsidiaries or by delivery of purchased Class A Common Shares (which may or may not be held in the treasury of the Corporation or held by any subsidiary thereof), or by delivery of the Cash Exchange Payment (provided that, the Corporation has obtained the Disinterested Corporation Board Vote). The Corporation and OpCo covenant that all Class A Common Shares issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable.

(b)            The Corporation and OpCo shall at all times ensure that the execution and delivery of this Agreement by each of the Corporation and OpCo and the consummation by each of the Corporation and OpCo of the transactions contemplated hereby (including, without limitation, the issuance of the Class A Common Shares) have been duly authorized by all necessary corporate or limited liability company action, as the case may be, on the part of the Corporation and OpCo, including, but not limited to, all actions necessary to ensure that the acquisition of Class A Common Shares pursuant to the transactions contemplated hereby, to the fullest extent of the Corporation’s board of directors’ power and authority and to the extent permitted by law, shall not be subject to any “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti-takeover laws and regulations of any jurisdiction that may purport to be applicable to this Agreement or the transactions contemplated hereby.

(c)            The Corporation and OpCo covenant and agree that, to the extent that a registration statement under the Securities Act is effective and available for Class A Common Shares to be delivered with respect to any Exchange, shares that have been registered under the Securities Act shall be delivered in respect of such Exchange. In the event that any Exchange in accordance with this Agreement is to be effected at a time when any required registration has not become effective or otherwise is unavailable, upon the request and with the reasonable cooperation of the LLC Unitholder requesting such Exchange, the Corporation and OpCo shall use commercially reasonable efforts to promptly facilitate such Exchange pursuant to any reasonably available exemption from such registration requirements. The Corporation and OpCo shall use commercially reasonable efforts to list the Class A Common Shares required to be delivered upon the Exchange prior to such delivery upon each national securities exchange or inter-dealer quotation system upon which the outstanding Class A Common Shares may be listed or traded at the time of such delivery.

Section 2.6       Direct Exchange. Notwithstanding anything to the contrary in this Article II, the Corporation may, in its sole and absolute discretion, elect to effect on the Exchange Date the Exchange of Exchanged Units for the Cash Exchange Payment and/or the Stock Exchange Payment, as the case may be (and subject to the terms of Section 2.2(a), (c) and (d)), through a direct exchange of such Exchanged Units and with such consideration between the Exchanging Member and the Corporation (a “Direct Exchange”). Upon such Direct Exchange pursuant to this Section 2.6, the Corporation shall acquire the Exchanged Units and shall be treated for all purposes of this Agreement as the owner of such Units; provided that, any such election by the Corporation shall not relieve OpCo of its obligation arising with respect to such applicable Exchange Notice. The Corporation may, at any time prior to an Exchange Date, deliver written notice (an “Direct Exchange Election Notice”) to OpCo and the Exchanging Member setting forth its election to exercise its right to consummate a Direct Exchange; provided that, such election does not prejudice the ability of the parties to consummate an Exchange or Direct Exchange on the Exchange Date. A Direct Exchange Election Notice may be revoked by the Corporation at any time; provided that, any such revocation does not prejudice the ability of the parties to consummate an Exchange or Direct Exchange on the Exchange Date. The right to consummate a Direct Exchange in all events shall be exercisable for all of the Exchanged Units that would otherwise have been subject to an Exchange. Except as otherwise provided in this Section 2.6, a Direct Exchange shall be consummated pursuant to the same timeframe and in the same manner as the relevant Exchange would have been consummated had the Corporation not delivered a Direct Exchange Election Notice.

SECTION 2.7.       Pubco Offer or Change of Control.

(a)            (i) In the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to any Class A Common Shares (a “Pubco Offer”) is proposed by the Corporation or is proposed to the Corporation or its stockholders and approved by the board of directors of the Corporation or is otherwise effected or to be effected with the consent or approval of the board of directors of the Corporation or the Corporation will undergo a Change of Control, the LLC Unitholders shall be permitted to deliver an Exchange Notice (which Exchange Notice shall be effective immediately prior to the consummation of such Pubco Offer or Change of Control (and, for the avoidance of doubt, shall be contingent upon such Pubco Offer or Change of Control and not be effective if such Pubco Offer or Change of Control is not consummated)). In the case of a Pubco Offer proposed by the Corporation, the Corporation will use its reasonable best efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit the LLC Unitholders to participate in such Pubco Offer to the same extent or on an economically equivalent basis as the holders of Class A Common Shares without discrimination (but excluding, for the avoidance of doubt, the LLC Unitholders’ rights under the Tax Receivable Agreement in determining whether such participation is on an economically equivalent basis). (ii) In the event that the Corporation will undergo a Change of Control (including a Pubco Offer that also constitutes a Change of Control), the LLC Unitholders shall deliver an Exchange Notice (which Exchange Notice shall be effective immediately prior to the consummation of such Change of Control (and, for the avoidance of doubt, shall be contingent upon such Change of Control and not be effective if such Change of Control is not consummated)).

(b)            The Corporation shall send written notice to OpCo and the LLC Unitholders at least thirty (30) Business Days prior to the closing of the transactions contemplated by the Pubco Offer or the Change of Control date notifying them of their rights pursuant to this Section 2.7, and setting forth, in the case of a Pubco Offer, (i) a copy of the written proposal or agreement pursuant to which the Pubco Offer will be effected, (ii) the consideration payable in connection therewith, (iii) the terms and conditions of transfer and payment and (iv) the date and location of and procedures for selling Common Units and Restricted Common Units (if applicable), or in the case of a Change of Control, (x) a description of the event constituting the Change of Control, (y) the date of the Change of Control, and (z) a copy of any written proposals or agreement relating thereto. In the event that the information set forth in such notice changes from that set forth in the initial notice, a subsequent notice shall be delivered by the Corporation no less than seven (7) days prior to the closing of the Pubco Offer or date of the Change of Control.

Article III

Section 3.1       Additional LLC Unitholders. To the extent an LLC Unitholder validly transfers any or all of such holder’s Common Units to another person in a transaction in accordance with, and not in contravention of, the OpCo LLC Agreement or any other agreement or agreements with the Corporation or any of its subsidiaries to which a transferring LLC Unitholder may be party, then such transferee (each, a “Permitted Transferee”) shall have the right to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such Permitted Transferee shall become an LLC Unitholder hereunder. To the extent OpCo issues Common Units in the future, OpCo shall be entitled, in its sole discretion, to make any holder of such Common Units an LLC Unitholder hereunder through such holder’s execution and delivery of a joinder to this Agreement, substantially in the form of Exhibit B hereto.

Section 3.2       Addresses and Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail (delivery receipt requested) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this Section 3.2):

(a)            If to the Corporation, to:

[•]

[•]

Attention: [•]

Email: [•]

(b)            If to OpCo, to:

Packable Holdings, LLC

1985 Marcus Avenue, Suite 207

Lake Success, NY 11402

Attention: Ian R. Cohen, General Counsel

Email: ian@pharmapacks.com

(c)            If to any LLC Unitholder, to the address or other contact information set forth in the records of OpCo from time to time.

Section 3.3       Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 3.4       Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns. No LLC Unitholder may assign its rights under this Agreement without the consent of the Corporation and OpCo.

Section 3.5       Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 3.6       Amendment. The provisions of this Agreement may be amended only by the affirmative vote or written consent of each of (i) the Corporation, (ii) OpCo and (iii) LLC Unitholders holding at least a majority of the then outstanding Common Units (excluding Common Units held by the Corporation); provided that, no amendment may materially, disproportionately and adversely affect the rights of an LLC Unitholder (other than the Corporation and its subsidiaries) without the consent of such LLC Unitholder (or, if there is more than one such LLC Unitholder that is so affected, without the consent of a majority in interest of such affected LLC Unitholders (other than the Corporation and its subsidiaries) in accordance with their holdings of Common Units).

Section 3.7       Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 3.8       Submission to Jurisdiction; Waiver of Jury Trial.

(a)            Any and all disputes which cannot be settled amicably with respect to this Agreement, including, without limitation, any action (at law or in equity), claim, litigation, suit, arbitration, hearing, audit, review, inquiry, proceeding, investigation or ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement or any matter arising out of or in connection with this Agreement and the rights and obligations arising hereunder or thereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder or thereunder brought by a party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Chancery Court, or if such court shall not have jurisdiction, any federal court located in the State of Delaware, or, if neither of such courts shall have jurisdiction, any other Delaware state court. Each of the parties hereby irrevocably submits with regard to any such dispute for itself and in respect of its property, generally and unconditionally, to the sole and exclusive personal jurisdiction of the aforesaid courts and agrees that it will not bring any dispute relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each party irrevocably consents to service of process in any dispute in any of the aforesaid courts by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized overnight delivery service, to such party at such party’s address referred to in Section 3.2. Each party hereby irrevocably and unconditionally waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action brought by any party with respect to this Agreement (i) any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 3.8; (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); or (iii) any objection which such party may now or hereafter have (A) to the laying of venue of any of the aforesaid actions arising out of or in connection with this Agreement brought in the courts referred to above; (B) that such action brought in any such court has been brought in an inconvenient forum and (C) that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts.

(b)            To the extent that any party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself, or to such party’s property, each such party hereby irrevocably waives such immunity in respect of such party’s obligations with respect to this Agreement.

(c)            EACH PARTY ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY AGREEING TO THE CHOICE OF DELAWARE LAW TO GOVERN THIS AGREEMENT AND TO THE JURISDICTION OF DELAWARE COURTS IN CONNECTION WITH PROCEEDINGS BROUGHT HEREUNDER. THE PARTIES INTEND THIS TO BE AN EFFECTIVE CHOICE OF DELAWARE LAW AND AN EFFECTIVE CONSENT TO JURISDICTION AND SERVICE OF PROCESS UNDER 6 DEL. C. § 2708.

(d)            EACH PARTY, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

(e)            The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in Section 3.8(a) and such parties agree not to plead or claim the same.

Section 3.9       Counterparts. This Agreement may be executed and delivered (including, without limitation, by facsimile transmission or by e-mail delivery of a “.pdf” format data file) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, by e-mail delivery of a “.pdf” format data file or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 3.9.

Section 3.10     Tax Treatment. This Agreement shall be treated as part of the partnership agreement of OpCo as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations promulgated thereunder. As required by the Code and the Treasury Regulations, the parties shall report any Exchange consummated hereunder as a taxable sale of the Exchanged Units (together with an equal number of Class B Common Shares) by an LLC Unitholder to the Corporation in exchange for (i) the payment by the Corporation of the Stock Exchange Payment, the Cash Exchange Payment, or other applicable consideration to the Exchanging Member, and, if applicable, (ii) corresponding payments under the Tax Receivable Agreement, and no party shall take a contrary position on any income tax return, amendment thereof or communication with a taxing authority unless an alternate position is permitted under the Code and Treasury Regulations and the Corporation consents in writing, such consent not to be unreasonably withheld, conditioned, or delayed. Further, in connection with any Exchange consummated hereunder, OpCo and/or the Corporation shall provide the exchanging LLC Unitholder with all reasonably necessary information to enable the exchanging LLC Unitholder to file its income Tax returns for the taxable year that includes the Exchange, including, without limitation, information with respect to Code Section 751 assets (including, without limitation, relevant information regarding “unrealized receivables” or “inventory items”) and Code Section 743(b) basis adjustments as soon as practicable and in all events within 60 days following the close of such taxable year (and use commercially reasonable efforts to provide estimates of such information within 90 days of the applicable Exchanges). Within thirty (30) days following the Exchange Date, the Corporation shall deliver a Code Section 743 notification to OpCo in accordance with Treasury Regulations Section 1.743-1(k)(2).

Section 3.11     Withholding. The Corporation and OpCo shall be entitled to deduct and withhold from any payments made to an LLC Unitholder pursuant to any Exchange consummated under this Agreement all Taxes that each of the Corporation and OpCo is required to deduct and withhold with respect to such payments under the Code (and any other provision of applicable law, including, without limitation, under Section 1445 and Section 1446(f) of the Code). In connection with any Exchange, the Exchanging Member shall, to the extent it is legally entitled to deliver such form, deliver to the Corporation or OpCo, as applicable, a certificate, dated as of the Exchange Date, in a form reasonably acceptable to the Corporation certifying as to such Exchanging Member’s taxpayer identification number and that such Exchanging Member is a not a foreign person for purposes of Section 1445 and Section 1446(f) of the Code (which certificate may be an Internal Revenue Service Form W-9 if then sufficient for such purposes under applicable law) (such certificate, a “Non-Foreign Person Certificate”). If an Exchanging Member is unable to provide a Non-Foreign Person Certificate in connection with an Exchange, then (i) such Exchanging Member shall provide a certificate substantially in the form described in Treasury Regulations Section 1.1446(f)-2(c)(2)(ii)(B) setting forth the liabilities of OpCo allocated to the Exchanged Units subject to the Exchange under Section 752 of the Code or (ii) OpCo shall, to the extent it is legally entitled to do so, deliver a certificate reasonably acceptable to the Corporation to permit OpCo and the Corporation to comply with Sections 1445 and 1446(f), and the Corporation or OpCo, as applicable, shall be permitted to withhold on the amount realized by such Exchanging Member in respect of such Exchange as provided in Section 1446(f) of the Code and Treasury Regulations thereunder. The Corporation or OpCo, as applicable, may at their sole discretion reduce the Class A Common Shares issued to a LLC Unitholder in an Exchange in an amount that corresponds to the amount of the required withholding described in the immediately preceding sentence and all such amounts shall be treated as having been paid to such LLC Unitholder.

Section 3.12     Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that such parties shall be entitled to specific performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 3.13     Independent Nature of LLC Unitholders’ Rights and Obligations. The obligations of each LLC Unitholder hereunder are several and not joint with the obligations of any other LLC Unitholder, and no LLC Unitholder shall be responsible in any way for the performance of the obligations of any other LLC Unitholder hereunder. The decision of each LLC Unitholder to enter into this Agreement has been made by such LLC Unitholder independently of any other LLC Unitholder. Nothing contained herein, and no action taken by any LLC Unitholder pursuant hereto, shall be deemed to constitute the LLC Unitholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the LLC Unitholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. The Corporation acknowledges that the LLC Unitholders are not acting in concert or as a group, and the Corporation will not assert any such claim, with respect to such obligations or the transactions contemplated hereby.

Section 3.14     Applicable Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regards to its principles of conflicts of laws.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

Packable Commerce, Inc.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

Packable Holdings, LLC

By:
Name:
Title:

EXHIBIT A

EXCHANGE NOTICE

Packable Commerce, Inc.

Attention: [•]

[•]

Packable Holdings, LLC

Attention: Ian R. Cohen, General Counsel

1985 Marcus Avenue, Suite 207

Lake Success, NY 11402

Email:   ian@pharmapacks.com

Reference is hereby made to the Exchange Agreement, dated as of [•], 2021 (as amended from time to time, the “Exchange Agreement”), among Packable Holdings, LLC, a Delaware limited liability company (together with any successor thereto, “OpCo”), Packable Commerce, Inc., a Delaware corporation (the “Corporation”), and the LLC Unitholders from time to time party thereto (each, a “Holder”). Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

The undersigned Holder hereby transfers the number of Common Units plus Class B Common Shares set forth below (together, the “Paired Interests”) in Exchange for Class A Common Shares to be issued in its name as set forth below, or the Cash Exchange Payment, as applicable, as set forth in the Exchange Agreement.

Legal Name of Holder: _____________________________________________________

Address: ________________________________________________________________

Number of Paired Interests to be Exchanged: ______________________

Brokerage Account Details: _________________________________________________

The undersigned hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Exchange Notice and to perform the undersigned’s obligations hereunder; (ii) this Exchange Notice has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; (iii) the Paired Interests subject to this Exchange Notice are being transferred to the Corporation or OpCo, as applicable, free and clear of any pledge, Lien, security interest, encumbrance, equities or claim; and (iv) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the Paired Interests subject to this Exchange Notice is required to be obtained by the undersigned for the transfer of such Paired Interests to the Corporation or OpCo, as applicable.

The undersigned hereby irrevocably constitutes and appoints any officer of the Corporation or of OpCo as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to transfer to the Corporation or OpCo, as applicable, the Paired Interests subject to this Exchange Notice and to deliver to the undersigned the Stock Exchange Payment or Cash Exchange Payment, as applicable, to be delivered in exchange therefor.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Exchange Notice to be executed and delivered by the undersigned or by its duly authorized attorney.

Name:

Dated:

EXHIBIT B

JOINDER

This Joinder Agreement (“Joinder Agreement”) is a joinder to the Exchange Agreement, dated as of [•], 2021 (as amended from time to time, the “Exchange Agreement”), among Packable Commerce, Inc., a Delaware corporation (together with any successor thereto, the “Corporation”), Packable Holdings, LLC, a Delaware limited liability company, and each of the LLC Unitholders from time to time party thereto. Capitalized terms used but not defined in this Joinder Agreement shall have their meanings given to them in the Exchange Agreement. This Joinder Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware. In the event of any conflict between this Joinder Agreement and the Exchange Agreement, the terms of this Joinder Agreement shall control.

The undersigned hereby joins and enters into the Exchange Agreement having acquired Common Units in Packable Holdings, LLC. By signing and returning this Joinder Agreement to the Corporation, the undersigned accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of an LLC Unitholder contained in the Exchange Agreement, with all attendant rights, duties and obligations of an LLC Unitholder thereunder. The parties to the Exchange Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Exchange Agreement by the undersigned and, upon receipt of this Joinder Agreement by the Corporation and by Packable Holdings, LLC, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Exchange Agreement.

Name:

Address for Notices:

Attention:

With copies to:

Exhibit D

Schedule A

Earnout

This Schedule A sets forth the terms for the calculation of the number (if any) of Earnout Shares to be issued. Terms used but not defined in this Schedule A shall have the meanings given to such terms in the Agreement to which this Schedule A is a part.

1.	$12.00 Share Price Milestone. The first time that the closing share price of Surviving Pubco Class A Shares equals or exceeds $12.00 per share for any 20 Trading Days within any consecutive 30-Trading Day period commencing on or after the Closing Date and ending on or prior to the five (5)-year anniversary of the Closing Date is referred to herein as the “$12.00 Share Price Milestone,” and the date of such occurrence is referred to herein as the “$12.00 Share Price Milestone Date”. Upon the occurrence of the $12.00 Share Price Milestone, (i) all Series 1 RCUs, Surviving Pubco Class A Series 1 RSRs and Surviving Pubco Class B Series 1 RSRs shall automatically vest, and as promptly as reasonably practicable following the $12.00 Share Price Milestone Date, (a) the Surviving Company shall settle each issued and outstanding Series 1 RCU by issuing to the holder thereof one (1) Surviving Company Membership Unit, (b) the Surviving Pubco shall settle each issued and outstanding Surviving Pubco Class B Series 1 RSR by issuing to the holder thereof one (1) Surviving Pubco Class B Share, and (C) the Surviving Pubco shall settle each issued and outstanding Surviving Pubco Class A Series 1 RSR by issuing to the holder thereof one (1) Surviving Pubco Class A Share and (ii) the Surviving Pubco shall issue to each Earnout Optionholder a number of Surviving Pubco Class A Shares and/or Earnout RSUs (as applicable) equal to such Earnout Optionholder’s Earnout Series Amount.

2.	$14.00 Share Price Milestone. The first time that the closing share price of Surviving Pubco Class A Shares equals or exceeds $14.00 per share for any 20 Trading Days within any consecutive 30-Trading Day period commencing on or after the Closing Date and ending on or prior to the five (5)-year anniversary of the Closing Date is referred to herein as the “$14.00 Share Price Milestone,” and the date of such occurrence is referred to herein as the “$14.00 Share Price Milestone Date”. Upon the occurrence of the $14.00 Share Price Milestone, (i) all Series 2 RCUs, Surviving Pubco Class A Series 2 RSRs and Surviving Pubco Class B Series 2 RSRs shall automatically vest, and, as promptly as reasonably practicable following the $14.00 Share Price Milestone Date, (a) the Surviving Company shall settle each issued and outstanding Series 2 RCU by issuing to the holder thereof one (1) Surviving Company Membership Unit, (b) the Surviving Pubco shall settle each issued and outstanding Surviving Pubco Class B Series 2 RSR by issuing to the holder thereof one (1) Surviving Pubco Class B Share, and (C) the Surviving Pubco shall settle each issued and outstanding Surviving Pubco Class A Series 2 RSR by issuing to the holder thereof one (1) Surviving Pubco Class A Share and (ii) the Surviving Pubco shall issue to each Earnout Optionholder a number of Surviving Pubco Class A Shares and/or Earnout RSUs (as applicable) equal to such Earnout Optionholder’s Earnout Series Amount).

3.	$16.00 Share Price Milestone. The first time that the closing share price of Surviving Pubco Class A Shares equals or exceeds $16.00 per share for any 20 Trading Days within any consecutive 30-Trading Day period commencing on or after the Closing Date and ending on or prior to the five (5)-year anniversary of the Closing Date is referred to herein as the “$16.00 Share Price Milestone,” and the date of such occurrence is referred to herein as the “$16.00 Share Price Milestone Date”. Upon the occurrence of the $16.00 Share Price Milestone, (i) all Series 3 RCUs, Surviving Pubco Class A Series 3 RSRs and Surviving Pubco Class B Series 3 RSRs shall automatically vest, and, as promptly as reasonably practicable following the $16.00 Share Price Milestone Date, (a) the Surviving Company shall settle each issued and outstanding Series 3 RCU by issuing to the holder thereof one (1) Surviving Company Membership Unit, (b) the Surviving Pubco shall settle each issued and outstanding Surviving Pubco Class B Series 3 RSR by issuing to the holder thereof one (1) Surviving Pubco Class B Share, and (C) the Surviving Pubco shall settle each issued and outstanding Surviving Pubco Class A Series 3 RSR by issuing to the holder thereof one (1) Surviving Pubco Class A Share and (ii) the Surviving Pubco shall issue to each Earnout Optionholder a number of Surviving Pubco Class A Shares and/or Earnout RSUs (as applicable) equal to such Earnout Optionholder’s Earnout Series Amount.

4.	$18.00 Share Price Milestone. The first time that the closing share price of Surviving Pubco Class A Shares equals or exceeds $18.00 per share for any 20 Trading Days within any consecutive 30-Trading Day period commencing on or after the Closing Date and ending on or prior to the five (5)-year anniversary of the Closing Date is referred to herein as the “$18.00 Share Price Milestone,” and, collectively, the $12.00 Share Price Milestone, the $14.00 Share Price Milestone, the $16.00 Share Price Milestone and the $18.00 Share Price Milestone, shall be referred to as the “Share Price Milestones”, and the date of such occurrence is referred to herein as the “$18.00 Share Price Milestone Date” (and, collectively, the $12.00 Share Price Milestone Date, the $14.00 Share Price Milestone Date, the $16.00 Share Price Milestone Date and the $18.00 Share Price Milestone Date, shall be referred to as the “Share Price Milestone Dates”). Upon the occurrence of the $18.00 Share Price Milestone, (i) all Series 4 RCUs, Surviving Pubco Class A Series 4 RSRs and Surviving Pubco Class B Series 4 RSRs shall automatically vest, and, as promptly as reasonably practicable following the $18.00 Share Price Milestone Date, (a) the Surviving Company shall settle each issued and outstanding Series 4 RCU by issuing to the holder thereof one (1) Surviving Company Membership Unit, (b) the Surviving Pubco shall settle each issued and outstanding Surviving Pubco Class B Series 4 RSR by issuing to the holder thereof one (1) Surviving Pubco Class B Share, and (C) the Surviving Pubco shall settle each issued and outstanding Surviving Pubco Class A Series 4 RSR by issuing to the holder thereof one (1) Surviving Pubco Class A Share and (ii) the Surviving Pubco shall issue to each Earnout Optionholder a number of Surviving Pubco Class A Shares and/or Earnout RSUs (as applicable) equal to such Earnout Optionholder’s Earnout Series Amount.

5.	Upon the five (5)-year anniversary of the Closing Date (the “Earnout Expiration Date”):

(a)	if the $12.00 Share Price Milestone has not been achieved, none of the Series 1 RCUs, Surviving Pubco Class A Series 1 RSRs or Surviving Pubco Class B Series 1 RSRs shall vest, and the contingent rights underlying each Series 1 RCU, each Surviving Pubco Class A Series 1 RSR and each Surviving Pubco Class B Series 1 RSR or with respect to any Company Options or Blocker Owner shall be forfeited and cancelled for no consideration;

(b)	if the $14.00 Share Price Milestone has not been achieved, none of the Series 2 RCUs, Surviving Pubco Class A Series 2 RSRs or Surviving Pubco Class B Series 2 RSRs shall vest and the contingent rights underlying each Series 2 RCU, each Surviving Pubco Class A Series 2 RSR and each Surviving Pubco Class B Series 2 RSR or with respect to any Company Options or Blocker Owner shall be forfeited and cancelled for no consideration;

(c)	if the $16.00 Share Price Milestone has not been achieved, none of the Series 3 RCUs, Surviving Pubco Class A Series 3 RSRs or Surviving Pubco Class B Series 3 RSRs shall vest and the contingent rights underlying each Series 3 RCU, each Surviving Pubco Class A Series 3 RSR and each Surviving Pubco Class B Series 3 RSR or with respect to any Company Options or Blocker Owner shall be forfeited and cancelled for no consideration; and

(d)	if the $18.00 Share Price Milestone has not been achieved, none of the Series 4 RCUs, Surviving Pubco Class A Series 4 RSRs or Surviving Pubco Class B Series 4 RSRs shall vest and the contingent rights underlying each Series 4 RCU, each Surviving Pubco Class A Series 4 RSR and each Surviving Pubco Class B Series 4 RSR or with respect to any Company Options or Blocker Owner shall be forfeited and cancelled for no consideration.

In the event that after the Closing and prior to the five (5)-year anniversary of the Closing Date, an Earnout Strategic Transaction is consummated, then (i) if the per share value of the consideration to be received by the holders of Surviving Pubco Class A Shares in such Earnout Strategic Transaction equals or exceeds $12.00 per share and the $12.00 Share Price Milestone has not been previously achieved, then the $12.00 Share Price Milestone shall be deemed to have been achieved (an “Earnout Strategic Transaction $12.00 Vesting Event”); (ii) if the per share value of the consideration to be received by the holders of Surviving Pubco Class A Shares in such Earnout Strategic Transaction equals or exceeds $14.00 per share and the $14.00 Share Price Milestone has not been previously achieved, then the $14.00 Share Price Milestone shall be deemed to have been achieved (an “Earnout Strategic Transaction $14.00 Vesting Event”); (iii) if the per share value of the consideration to be received by the holders of Surviving Pubco Class A Shares in such Earnout Strategic Transaction equals or exceeds $16.00 per share and the $16.00 Share Price Milestone has not been previously achieved, then the $16.00 Share Price Milestone shall be deemed to have been achieved (an “Earnout Strategic Transaction $16.00 Vesting Event”); and (iv) if the per share value of the consideration to be received by the holders of Surviving Pubco Class A Shares in such Earnout Strategic Transaction equals or exceeds $18.00 per share and the $18.00 Share Price Milestone has not been previously achieved, then the $18.00 Share Price Milestone shall be deemed to have been achieved (an “Earnout Strategic Transaction $18.00 Vesting Event” and, collectively with the Earnout Strategic Transaction $12.00 Vesting Event, the Earnout Strategic Transaction $14.00 Vesting Event, and the Earnout Strategic Transaction $16.00 Vesting Event, the “Earnout Strategic Transaction Vesting Events”); provided, that if the consideration to be received by the holders of Surviving Pubco Class A Shares in such Earnout Strategic Transaction includes non-cash consideration, the value of such consideration shall be determined in good faith by Surviving Pubco Board; provided, further that such Earnout Shares that are not deemed earned as of the consummation of such Earnout Strategic Transaction shall be cancelled for no consideration. In the event of the occurrence of a Earnout Strategic Transaction $12.00 Vesting Event, Earnout Strategic Transaction $14.00 Vesting Event, Earnout Strategic Transaction $16.00 Vesting Event or Earnout Strategic Transaction $18.00 Vesting Event, (x) the Surviving Company RCUs, the Surviving Pubco Class A RSRs and Surviving Pubco Class B RSRs corresponding to such vesting event shall automatically vest, (y) the Earnout Shares corresponding to such vesting event shall be issued or deemed to have been issued immediately prior to the consummation of the Earnout Strategic Transaction and (z) such Earnout Shares shall receive the same consideration per share as Surviving Pubco Class A Shares or Surviving Company Membership Interests, as applicable.

If Surviving Pubco shall, at any time or from time to time, after the date hereof effect a subdivision, stock split, stock dividend, reorganization, combination, recapitalization or similar transaction affecting the outstanding shares of Surviving Pubco, the number of Earnout Shares issuable pursuant to the vesting of the applicable Surviving Company RCUs, the Surviving Pubco Class A RSRs and Surviving Pubco Class B RSRs set forth in this Schedule A, and the stock price targets set forth in this Schedule A, shall be equitably adjusted for such subdivision, stock split, stock dividend, reorganization, combination, recapitalization or similar transaction. Any adjustment under this Section 5 shall become effective at the close of business on the date the subdivision, stock split, stock dividend, reorganization, combination, recapitalization or similar transaction becomes effective. For the avoidance of doubt, prior to the achievement of the applicable Share Price Milestone or Earnout Strategic Transaction Vesting Event, no Holder shall be entitled to any dividend, distribution or other payment of any kind with respect to any Earnout Shares, Surviving Company RCUs, Surviving Pubco Class A RSRs or Surviving Pubco Class B RSRs or the securities issuable upon the applicable vesting events.

6.	In the event that a Converted Option issued to an Earnout Optionholder remains unvested as of the date that the applicable Share Price Milestone Date or Earnout Strategic Transaction Vesting Event occurs (each, an “Unvested Earnout Optionholder”), then in lieu of issuing Surviving Pubco Class A Shares, Surviving Pubco shall instead issue, within five (5) Business Days following the later of (1) the occurrence of the applicable Share Price Milestone Date or Earnout Strategic Transaction Vesting Event and (2) Surviving Pubco’s filing of a Form S-8 Registration Statement, to each Unvested Earnout Optionholder, an award of restricted stock units with respect to a number of Surviving Pubco Class A Shares equal to such portion of the Earnout Shares that would have been issuable with respect to the unvested portion of the Converted Option had such portion of the Converted Option been vested (such number of restricted stock units being referred to as the “Earnout RSUs”). An Earnout Optionholder holding unvested Converted Options shall only be granted Earnout RSUs if such holder remains in continuous service to Surviving Pubco or the Surviving Company as of the applicable grant date. Such Earnout RSUs shall vest in accordance with the vesting schedule, and shall be subject to the same vesting conditions, as applied to the applicable unvested Converted Option. In the event that an Earnout Optionholder had more than one grant of Converted Options as of immediately prior to the Effective Time, the issuance of the Earnout Shares and Earnout RSUs shall be apportioned among each of such Converted Options as if each grant were held by a different person.

7.	The following terms shall have the following meanings:

“Earnout Milestone” means collectively, the $12.00 Share Price Milestone, $14.00 Share Price Milestone, $16.00 Share Price Milestone and $18.00 Share Price Milestone.

“Earnout Optionholder” means each holder of Company Options as of immediately prior to the Effective Time.

“Earnout Participant” means (i) each holder of Participating Units immediately prior to the Effective Time (including any Company Common Units issuable upon conversion of any Company Series B Preferred Units that are Participating Units), other than a Blocker, (ii) each Blocker Owner and (iii) each Earnout Optionholder.

“Earnout Pro Rata Portion” means a fraction with respect to each Earnout Participant specified on the Allocation Statement, with such adjustments as may be made from time to time to give effect to: (a) following the Effective Time, any and all distributions of Per Company Participating Unit Merger Consideration previously made to the Earnout Participants under the Company LLCA in effect as of the Effective Time, including equitable adjustments as the Company may reasonably determine in its sole discretion from time to time; and (b) rounding as the Company may determine in its sole discretion; provided, however, that in no event shall the aggregate Earnout Pro Rata Portion exceed 100%.

“Earnout Shares” means (i) with respect to a holder of Surviving Company RCUs, the Surviving Company Membership Interests issuable pursuant to this Schedule A, (ii) with respect to a holder of Surviving Pubco Class A RSRs, the Surviving Pubco Class A Shares issuable pursuant to this Schedule A, (iii) with respect to a holder of Surviving Pubco Class B RSRs, the Surviving Pubco Class B Shares issuable pursuant to this Schedule A and (iv) with respect to an Earnout Optionholder, the Surviving Pubco Class A Shares issuable pursuant to this Schedule A.

“Earnout Strategic Transaction” means the occurrence in a single transaction or as a result of a series of related transactions, of a merger, consolidation, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction with respect to Surviving Pubco and its Subsidiaries, taken as a whole.

8.	All Earnout RSUs to be issued hereunder shall be issued under and pursuant to the terms and conditions of the Incentive Equity Plan and the Earnout RSU Share Reserve (as defined in the Incentive Equity Plan) thereunder, and for purposes of clarity shall not reduce the Share Reserve (as defined in the Incentive Equity Plan) under such Incentive Equity Plan.

9.	Notwithstanding any provision of this Agreement or any Ancillary Agreements, the Surviving Pubco shall be permitted to satisfy any withholding obligations with respect to the issuance of any Earnout Shares or Earnout RSUs to Earnout Optionholders through a “same day sale” process. Further, the parties acknowledge and agree that the receipt of Earnout Shares that may be issued to Earnout Optionholders is intended to be subject to a “substantial risk of forfeiture” for purposes of Section 409A of the Code and that the provisions herein regarding the issuance of such Earnout Shares shall be interpreted in such a manner such to be exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code, and will be issued to such holders no later than March 15 of the calendar year following the year in which the applicable Earnout Milestone is achieved.

10.	Notwithstanding anything to the contrary in this Schedule A or the Agreement to which this Schedule A is a part, before the Earnout Shares are issued in connection with an Earnout Milestone or in connection with an Earnout Strategic Transaction, the contingent right to receive the Earnout Shares:

(a)	does not provide the holders of such contingent right any rights of the holders of Surviving Pubco Shares, including no right to vote and no right to receive dividends;

(b)	does not bear interest in any form;

(c)	is not a “security” and is not assignable or transferable, except by operation of law, will or intestacy; and

(d)	is not represented by any form of certificate or instrument.